FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-199921-01

March 3, 2015

CSAIL 2015-C1
Commercial Mortgage Trust

Free Writing Prospectus
Structural and Collateral Term Sheet

Credit Suisse First Boston Mortgage Securities Corp.
as Depositor

Commercial Mortgage Pass-Through Certificates Series 2015-C1

Column Financial, Inc.
MC-Five Mile Commercial Mortgage Finance LLC
The Bancorp Bank
BSPCC Lender L.L.C.
as Sponsors and Mortgage Loan Sellers

Credit Suisse Lead Manager and Sole Bookrunner

J.P. Morgan	Wells Fargo
Co-Manager	Co-Manager

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE No. 333-199921) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR OR CREDIT SUISSE SECURITIES (USA) LLC, ANY OTHER UNDERWRITTER, OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND TO YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Credit Suisse Securities (USA) LLC, and the other underwriters (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CSAIL 2015-C1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

  Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA/Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf) / AAA	$43,251,000		30.000%(2)	2.77	04/15-10/19	44.4%	15.0%
A-2	Aaa(sf) / AAAsf / AAA(sf) / AAA	$56,329,000		30.000%(2)	4.75	10/19-02/20	44.4%	15.0%
A-3	Aaa(sf) / AAAsf / AAA(sf) / AAA	$270,000,000		30.000%(2)	9.51	07/24-10/24	44.4%	15.0%
A-4	Aaa(sf) / AAAsf / AAA(sf) / AAA	$405,275,000		30.000%(2)	9.68	10/24-01/25	44.4%	15.0%
A-SB	Aaa(sf) / AAAsf / AAA(sf) / AAA	$74,606,000		30.000%(2)	7.22	02/20-07/24	44.4%	15.0%
X-A	Aa2(sf) / AAA / AAA / AAA	$934,407,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AA- / AA- / AA-	$66,743,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAAsf / AAA(sf) / AAA	$84,946,000		23.000%	9.82	01/25-01/25	48.8%	13.6%
B	NR / AA-sf / AA-(sf) / AA-	$66,743,000		17.500%	9.85	01/25-02/25	52.3%	12.7%
C	NR / A-sf / A-(sf) / A-	$53,091,000		13.125%	9.90	02/25-02/25	55.1%	12.1%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s/Fitch/KBRA/Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / A- / A- / AAA	$53,091,000	(6)	N/A	N/A	N/A	N/A	N/A
X-D	NR / BBB- / BBB- / AAA	$62,192,000	(6)	N/A	N/A	N/A	N/A	N/A
X-E	NR / BB / BB / AAA	$24,270,000	(6)	N/A	N/A	N/A	N/A	N/A
X-F	NR / B / B / AAA	$15,168,000	(6)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / NR / AAA	$57,645,215	(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB-(sf) / BBB-	$62,192,000		8.000%	9.95	02/25-03/25	58.3%	11.4%
E	NR / BBsf / BB(sf) / BB	$24,270,000		6.000%	9.99	03/25-03/25	59.6%	11.2%
F	NR / Bsf / B(sf) / B	$15,168,000		4.750%	9.99	03/25-03/25	60.4%	11.0%
NR	NR / NR / NR / NR	$57,645,215		0.000%	9.99	03/25-03/25	63.4%	10.5%

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a March 20, 2015 closing date. Based on modelling assumptions as described in the Free Writing Prospectus dated March 3, 2015 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Notional Amounts are defined in the Free Writing Prospectus.
(7)	The Class R certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities Offered:	$1,213,516,215 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Sole Bookrunner:	Credit Suisse Securities (USA) LLC.
Co-Managers:	J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (76.4%), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (9.7%), The Bancorp Bank (“Bancorp”) (8.3%) and BSPCC Lender L.L.C. (“BSPCC”) (5.6%).
Master Servicer:	KeyBank National Association (“KeyBank”).
Special Servicer:	C-III Asset Management LLC (“C-III”).
Controlling Class Representative:	Raith Capital Partners, LLC or its affiliate.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Morningstar Credit Ratings, LLC (“Morningstar”)
Closing Date:	On or about March 20, 2015.
Cut-off Date:
With respect to each mortgage loan, the related due date in March 2015, or with respect to any mortgage loan that has its first due date in April 2015, the date that would otherwise have been the related due date in March 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in April 2015.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in April 2015.
Rated Final Distribution Date:	The Distribution Date in April 2050.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Intex Solutions, Inc., Trepp, LLC, Bloomberg Financial Markets, L.P. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$1,213,516,216
Number of Mortgage Loans:	82
Number of Mortgaged Properties:	114
Average Cut-off Date Balance per Mortgage Loan:	$14,798,978
Weighted Average Current Mortgage Rate:	4.3142%
10 Largest Mortgage Loans as % of IPB:	47.1%
Weighted Average Remaining Term to Maturity:	114 months
Weighted Average Seasoning:	3 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.85x
Weighted Average UW NOI Debt Yield(2):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2):	63.4%
Weighted Average Maturity Date LTV(2)(4):	56.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	9.1%
% of Mortgaged Properties with Single Tenants:	2.7%
Amortization
Weighted Average Original Amortization Term(5):	353 months
Weighted Average Remaining Amortization Term(5):	352 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	47.4%
% of Mortgage Loans with Interest-Only:	27.6%
% of Mortgage Loans with Amortizing Balloon:	25.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	N/A
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	N/A
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure	N/A
Cash Management(6)
% of Mortgage Loans with Springing Lockboxes:	45.8%
% of Mortgage Loans with In-Place, Hard Lockboxes:	40.5%
% of Mortgage Loans with In-Place, Soft Lockboxes:	12.8%
% of Mortgage Loans with No Lockbox:	0.9%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	77.9%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	55.1%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(7):	75.5%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(8):	49.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)
In the case of Loan Nos. 1, 2, 4, 5, 10 and 14 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an ”as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(5)	Excludes 5 mortgage loans that are interest-only for the entire term.
(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Lockbox Accounts” in the Free Writing Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column	52	77	$927,450,370	76.4%
MC-Five Mile	7	7	117,431,236	9.6
Bancorp	13	16	100,769,944	8.3
BSPCC	10	14	67,864,666	5.6
	82	114	$1,213,516,216	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/Pads/ Beds/ Rooms	Property Type	UW NCF DSCR(1)		UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Soho-Tribeca Grand Hotel Portfolio	Column	2	$110,000,000	9.1%	554	Hotel	2.25	x	10.5%	57.8%	57.8%
2	500 Fifth Avenue	Column	1	$100,000,000	8.2%	712,791	Office	3.37	x	13.7%	33.3%	33.3%
3	Courtyard Midtown East	Column	1	$86,000,000	7.1%	317	Hotel	1.82	x	12.9%	58.1%	49.4%
4	Westfield Trumbull	Column	1	$77,179,054	6.4%	1,130,472	Retail	2.73	x	11.3%	58.1%	58.1%
5	Westfield Wheaton	Column	1	$42,617,526	3.5%	1,649,363	Retail	2.43	x	10.1%	58.4%	58.4%
6	PFC MHC Portfolio	Column	8	$33,616,000	2.8%	1,535	Manufactured Housing	1.51	x	9.5%	69.1%	60.7%
7	Aspen San Marcos	Column	1	$33,600,000	2.8%	748	Multifamily	1.27	x	8.0%	73.2%	65.6%
8	777 East 10th Street	MC-Five Mile	1	$31,949,268	2.6%	89,444	Mixed Use	1.68	x	10.4%	67.0%	54.0%
9	The Boulevard at Tallahassee	MC-Five Mile	1	$30,450,000	2.5%	924	Multifamily	1.26	x	7.9%	74.3%	68.0%
10	St. Louis Premium Outlets	Column	1	$26,000,000	2.1%	351,462	Retail	1.41	x	8.6%	71.6%	65.1%

Top 3 Total/Weighted Average			4	$296,000,000	24.4%			2.50	x	12.3%	49.6%	47.0%
Top 5 Total/Weighted Average			6	$415,796,580	34.3%			2.54	x	11.9%	52.1%	50.3%
Top 10 Total/Weighted Average			18	$571,411,848	47.1%			2.23	x	11.1%	57.3%	53.5%

(1)
In the case of Loan Nos. 1, 2, 4, 5 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer
1	Soho-Tribeca Grand Hotel Portfolio(1)	$110,000,000	$115,000,000	$25,000,000	$225,000,000	CSAIL 2015-C1	KeyBank	C-III
2	500 Fifth Avenue	$100,000,000	$100,000,000	N/A	$200,000,000	JPMBB 2014-C26	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)	Midland
4	Westfield Trumbull	$77,179,054	$75,120,946	N/A	$152,300,000	CSAIL 2015-C1	KeyBank	C-III
5	Westfield Wheaton(2)	$42,617,526	$192,000,000	N/A	$234,617,526	CSAIL 2015-C1(2)	KeyBank(2)	C-III(2)
10	St. Louis Premium Outlets	$26,000,000	$69,000,000	N/A	$95,000,000	JPMBB 2014-C26	Midland	Midland
14	Bayshore Mall	$23,500,000	$23,000,000	N/A	$46,500,000	CSAIL 2015-C1	KeyBank	C-III

(1)	The Soho-Tribeca Grand Hotel Portfolio Total Mortgage Loan Cut-off Date Balance excludes the Subordinate Companion Loan.
(2)
The Master Servicer and Special Servicer under the Controlling Pooling and Servicing Agreement will initially service the related whole loan. The controlling Companion Loan is currently held by Column and is expected to be contributed to a future securitized trust. Prior to the securitization of the controlling Companion Loan, Column will remain the controlling holder of the whole loan.  Following the securitization of the controlling Companion Loan, the controlling holder of the whole loan will be the controlling class representative with respect to such other securitization (prior to a control termination event with respect to such other securitization), the Controlling Pooling and Servicing Agreement will be the pooling and servicing agreement for such securitization and the master servicer and the special servicer for the whole loan will be the master servicer and the special servicer for such other securitization.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut- off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut- off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
1	Soho-Tribeca Grand Hotel Portfolio	$110,000,000	$25,000,000	$250,000,000	2.25x	1.93x	57.8%	64.3%	10.5%	9.5%

(1)	Represents a B-Note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)(2)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(3)		UW NOI DY	Cut-off Date LTV	Maturity Date LTV(4)
Retail
	Anchored	10	$240,315,699	19.8%	97.5%	2.01	x	9.9%	63.3%	59.2%
	Regional Mall	1	$23,500,000	1.9%	88.9%	1.62	x	10.1%	67.4%	58.2%
	Unanchored	5	$20,169,487	1.7%	95.9%	1.66	x	11.0%	61.3%	51.7%
	Shadow Anchored	2	$14,496,272	1.2%	98.2%	1.40	x	9.0%	74.4%	68.1%
	Single Tenant	2	$11,834,762	1.0%	100.0%	1.47	x	9.9%	59.7%	46.4%
	Subtotal:	20	$310,316,221	25.6%	96.9%	1.91	x	10.0%	63.9%	58.5%
Hotel
	Full Service	3	$128,930,312	10.6%	84.0%	2.17	x	10.9%	58.5%	56.1%
	Select Service	1	$86,000,000	7.1%	91.2%	1.82	x	12.9%	58.1%	49.4%
	Limited Service	8	$57,656,899	4.8%	74.4%	1.68	x	12.3%	67.9%	54.4%
	Extended Stay	2	$17,208,258	1.4%	75.7%	1.72	x	11.9%	70.9%	58.7%
	Subtotal:	14	$289,795,469	23.9%	83.7%	1.94	x	11.8%	61.0%	53.9%
Multifamily
	Garden	26	$200,461,415	16.5%	94.5%	1.40	x	9.3%	73.9%	63.9%
	Student Housing	5	$79,323,660	6.5%	97.0%	1.32	x	8.4%	73.0%	65.0%
	Subtotal:	31	$279,785,076	23.1%	95.2%	1.38	x	9.0%	73.6%	64.2%
Office
	CBD	2	$121,600,000	10.0%	92.7%	2.98	x	12.7%	38.9%	37.9%
	Suburban	6	$26,733,256	2.2%	97.4%	1.36	x	9.0%	67.0%	55.8%
	Subtotal:	8	$148,333,256	12.2%	93.6%	2.69	x	12.0%	44.0%	41.2%
Manufactured Housing
	Manufactured Housing	23	$88,769,765	7.3%	82.2%	1.70	x	10.7%	68.7%	58.3%
	Subtotal:	23	$88,769,765	7.3%	82.2%	1.70	x	10.7%	68.7%	58.3%
Mixed Use
	Retail/Office	1	$31,949,268	2.6%	99.2%	1.68	x	10.4%	67.0%	54.0%
	Office/Retail/Residential	1	$4,400,000	0.4%	94.7%	1.32	x	8.8%	71.5%	61.3%
	Office/Retail	1	$1,134,158	0.1%	78.6%	1.32	x	8.1%	51.6%	49.9%
	Retail/Residential	1	$824,842	0.1%	100.0%	1.32	x	8.1%	51.6%	49.9%
	Subtotal:	4	$38,308,268	3.2%	98.1%	1.62	x	10.1%	66.7%	54.6%
Self Storage
	Self Storage	9	$32,159,760	2.7%	78.7%	1.64	x	10.5%	54.6%	45.4%
	Subtotal:	9	$32,159,760	2.7%	78.7%	1.64	x	10.5%	54.6%	45.4%
Industrial
	Warehouse	1	$13,698,402	1.1%	100.0%	1.28	x	9.2%	73.3%	53.9%
	Flex/Office	4	$12,350,000	1.0%	92.0%	1.42	x	9.4%	70.8%	61.8%
	Subtotal:	5	$26,048,402	2.1%	96.2%	1.35	x	9.3%	72.1%	57.6%
	Total / Weighted Average:	114	$1,213,516,216	100.0%	91.4%	1.85	x	10.5%	63.4%	56.1%

(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 22 and 40 the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an ”as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)(2)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(3)		UW NOI DY	Cut-off Date LTV	Maturity Date LTV(4)
New York	4	$296,000,000	24.4%	88.9%	2.50	x	12.3%	49.6%	47.1%
California	23	182,245,705	15.0	93.6%	1.55	x	9.9%	63.0%	54.3%
Texas	17	158,551,748	13.1	92.3%	1.34	x	9.0%	71.0%	62.0%
Florida	18	97,190,326	8.0	90.3%	1.44	x	9.3%	71.4%	62.7%
North Carolina	13	81,076,591	6.7	93.7%	1.31	x	8.7%	77.6%	66.5%
Connecticut	1	77,179,054	6.4	98.0%	2.73	x	11.3%	58.1%	58.1%
Maryland	2	48,584,386	4.0	96.6%	2.33	x	10.3%	57.5%	55.8%
Missouri	2	38,000,000	3.1	100.0%	1.39	x	8.5%	72.7%	66.2%
Georgia	6	35,211,161	2.9	77.6%	1.85	x	12.7%	65.8%	52.7%
Louisiana	3	32,151,658	2.6	94.8%	1.66	x	10.7%	68.9%	58.9%
Michigan	3	27,012,178	2.2	79.8%	1.81	x	12.0%	70.4%	59.3%
Virginia	5	22,021,636	1.8	95.6%	1.55	x	9.7%	73.3%	59.2%
Delaware	1	20,940,058	1.7	99.0%	1.56	x	10.1%	66.0%	53.1%
Indiana	3	16,720,000	1.4	77.0%	1.61	x	11.8%	73.1%	63.2%
New Jersey	1	13,698,402	1.1	100.0%	1.28	x	9.2%	73.3%	53.9%
Ohio	1	13,349,850	1.1	65.0%	1.75	x	13.2%	59.9%	44.1%
Oregon	2	11,253,104	0.9	96.2%	1.47	x	9.5%	67.2%	54.4%
Kentucky	1	8,210,000	0.7	88.0%	1.49	x	10.6%	75.2%	64.9%
Washington	1	7,957,714	0.7	98.9%	1.23	x	8.4%	70.1%	57.0%
Nebraska	1	6,366,171	0.5	72.2%	1.53	x	11.7%	70.0%	52.0%
South Carolina	1	6,250,000	0.5	96.9%	1.68	x	10.4%	62.9%	53.7%
Tennessee	1	5,265,890	0.4	100.0%	1.35	x	9.8%	74.7%	60.3%
Illinois	2	3,308,000	0.3	86.2%	1.56	x	9.6%	75.0%	62.0%
Nevada	1	2,496,272	0.2	89.5%	1.60	x	11.6%	71.3%	65.8%
Arizona	1	2,476,311	0.2	70.9%	1.57	x	10.4%	66.6%	55.1%
Total / Weighted Average:	114	$1,213,516,216	100.0%	91.4%	1.85	x	10.5%	63.4%	56.1%

(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance(1)

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
$1,267,805 - $4,999,999	25	$78,698,435	6.5%	4.5426%	113	1.72x	11.4%	61.9%	51.4%
$5,000,000 - $9,999,999	24	168,377,304	13.9	4.5965%	113	1.62x	10.8%	67.2%	56.6%
$10,000,000 - $19,999,999	16	233,894,571	19.3	4.6432%	113	1.46x	9.9%	71.2%	59.3%
$20,000,000 - $24,999,999	5	110,710,058	9.1	4.2576%	106	1.37x	8.7%	66.2%	59.0%
$25,000,000 - $49,999,999	8	248,656,794	20.5	4.3214%	117	1.56x	9.0%	70.7%	63.1%
$50,000,000 - $110,000,000	4	373,179,054	30.8	3.9445%	116	2.55x	12.1%	51.4%	49.4%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Mortgage Interest Rates(1)

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
3.5001% – 4.0000%	7	$253,956,340	20.9%	3.7368%	118	2.81x	12.1%	48.3%	47.1%
4.0001% – 4.2500%	4	147,875,000	12.2	4.0424%	116	2.08x	10.1%	60.6%	59.1%
4.2501% – 4.5000%	36	501,740,038	41.3	4.3992%	113	1.49x	9.8%	68.2%	58.3%
4.5001% – 4.7500%	15	172,037,195	14.2	4.5840%	117	1.53x	10.5%	68.6%	57.2%
4.7501% – 5.0000%	15	103,405,082	8.5	4.9046%	113	1.56x	10.6%	68.7%	58.0%
5.0001% – 5.7500%	5	34,502,560	2.8	5.3794%	85	1.35x	9.9%	74.1%	66.1%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV((3)
60	5	$54,098,698	4.5%	4.7753%	57	1.30x	8.6%	64.9%	61.7%
120	77	1,159,417,517	95.5	4.2927%	117	1.87x	10.6%	63.3%	55.8%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

)

Remaining Term to Maturity/ARD in Months(1)

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
55 – 60	5	$54,098,698	4.5%	4.7753%	57	1.30x	8.6%	64.9%	61.7%
61 – 120	77	1,159,417,517	95.5	4.2927%	117	1.87x	10.6%	63.3%	55.8%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Original Amortization Term in Months(1)

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
Interest Only	5	$335,296,580	27.6%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
300	9	72,157,864	5.9	4.5124%	118	1.68x	12.5%	60.7%	44.8%
324	2	50,424,000	4.2	4.4110%	116	1.24x	8.4%	80.0%	68.8%
360	66	755,637,771	62.3	4.5115%	112	1.52x	10.0%	68.2%	58.8%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Remaining Amortization Term in Months(1)

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
Interest Only	5	$335,296,580	27.6%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
297 – 299	9	72,157,864	5.9	4.5124%	118	1.68x	12.5%	60.7%	44.8%
300 – 360	68	806,061,771	66.4	4.5052%	112	1.50x	9.9%	69.0%	59.5%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types(1)

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
IO-Balloon	40	$575,336,500	47.4%	4.4555%	113	1.46x	9.6%	69.1%	60.6%
Interest Only	5	335,296,580	27.6	3.8125%	117	2.72x	11.6%	50.5%	50.5%
Balloon	37	302,883,136	25.0	4.6012%	114	1.62x	11.0%	66.7%	53.7%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Interest Only Periods(1)(4)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
12 - 24	19	$222,544,000	24.4%	4.5869%	114	1.60x	11.0%	66.3%	56.4%
25 - 48	15	235,272,500	25.8	4.3913%	109	1.41x	9.0%	70.7%	62.4%
49 - 60	6	117,520,000	12.9	4.3354%	117	1.29x	8.1%	71.2%	65.1%
61 - 120	5	335,296,580	36.8	3.8125%	117	2.72x	11.6%	50.5%	50.5%
Total / Weighted Average:	45	$910,633,080	100.0%	4.2188%	114	1.92x	10.3%	62.3%	56.9%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(4)	Excluding 37 loans that have no interest only period for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
1.20x – 1.25x	6	$124,651,714	10.3%	4.3844%	107	1.23x	8.0%	71.8%	64.0%
1.26x – 1.50x	32	341,302,665	28.1	4.6055%	112	1.36x	9.0%	71.6%	62.1%
1.51x – 1.75x	24	260,875,898	21.5	4.4614%	117	1.61x	10.8%	67.5%	55.4%
1.76x – 2.00x	6	119,437,442	9.8	4.4547%	114	1.84x	12.9%	61.2%	51.6%
2.01x – 2.25x	6	130,789,620	10.8	4.1071%	116	2.22x	11.0%	57.8%	56.1%
2.26x – 2.50x	5	56,091,722	4.6	3.8711%	120	2.42x	10.8%	54.8%	53.7%
2.51x – 2.75x	1	77,179,054	6.4	3.8000%	120	2.73x	11.3%	58.1%	58.1%
2.76x – 3.00x	1	3,188,100	0.3	4.8500%	117	2.77x	17.9%	50.6%	41.6%
3.01x – 3.50x	1	100,000,000	8.2	3.5800%	115	3.37x	13.7%	33.3%	33.3%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

LTV Ratios as of the Cut-off Date(1)

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
30.1% – 35.0%	3	$108,159,760	8.9%	3.6117%	115	3.29x	13.8%	33.3%	32.6%
35.1% – 45.0%	1	2,500,000	0.2	4.0000%	118	2.40x	13.9%	43.5%	37.6%
45.1% – 50.0%	2	6,997,608	0.6	4.1849%	119	2.36x	11.2%	49.5%	47.5%
50.1% – 55.0%	3	18,949,960	1.6	4.4188%	87	1.66x	10.9%	51.2%	44.6%
55.1% – 60.0%	9	361,940,849	29.8	4.0872%	113	2.18x	11.1%	58.2%	55.2%
60.1% – 65.0%	10	76,827,492	6.3	4.6789%	117	1.52x	10.7%	63.4%	53.2%
65.1% – 70.0%	21	224,699,955	18.5	4.5188%	117	1.58x	10.3%	67.6%	55.8%
70.1% – 75.0%	29	337,299,167	27.8	4.4665%	117	1.41x	9.1%	73.3%	63.4%
75.1% – 80.0%	4	76,141,426	6.3	4.7414%	102	1.28x	8.9%	79.4%	69.7%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Maturity Date(1)(2)

				Weighted Average
Range of Maturity Date/ARD LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV
20.1% - 25.0%	1	$3,976,589	0.3%	4.0000%	117	2.42x	15.6%	32.9%	23.8%
25.1% - 30.0%	1	4,183,171	0.3	4.0000%	118	2.22x	14.4%	34.9%	25.2%
30.1% - 35.0%	1	100,000,000	8.2	3.5800%	115	3.37x	13.7%	33.3%	33.3%
35.1% - 40.0%	3	9,964,468	0.8	4.2921%	118	1.92x	12.7%	48.6%	37.6%
40.1% - 45.0%	2	16,537,951	1.4	4.5755%	118	1.95x	14.1%	58.1%	43.6%
45.1% - 50.0%	7	129,406,240	10.7	4.4315%	110	1.79x	12.5%	58.2%	48.8%
50.1% - 55.0%	18	164,053,818	13.5	4.5991%	116	1.59x	10.5%	66.0%	53.5%
55.1% - 60.0%	20	392,261,487	32.3	4.1207%	115	2.03x	10.1%	61.9%	57.9%
60.1% - 65.0%	19	188,384,795	15.5	4.5700%	116	1.49x	9.8%	73.1%	62.7%
65.1% - 70.0%	9	187,240,272	15.4	4.3953%	116	1.29x	8.3%	75.0%	67.0%
70.1% - 75.0%	1	17,507,426	1.4	5.6000%	55	1.28x	9.5%	79.6%	74.4%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Prepayment Protection(1)

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(2)
Defeasance	74	$1,049,821,387	86.5%	4.3656%	113	1.77x	10.4%	64.2%	56.1%
Defeasance or Yield Maintenance	2	119,796,580	9.9	3.8000%	120	2.62x	10.9%	58.2%	58.2%
Yield Maintenance	6	43,898,249	3.6	4.4879%	116	1.67x	11.0%	57.7%	50.0%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Loan Purpose(1)

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(2)
Refinance	63	$1,057,638,344	87.2%	4.2776%	114	1.90x	10.6%	62.4%	55.6%
Acquisition	18	152,569,872	12.6	4.5682%	116	1.50x	9.8%	69.5%	59.7%
Acquisition/Refinance	1	3,308,000	0.3	4.3000%	118	1.56x	9.6%	75.0%	62.0%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
1.1	Soho Grand Hotel	New York, NY	Hotel	CMAT 1999-C1
1.2	Tribeca Grand Hotel	New York, NY	Hotel	BSCMS 2004-BBA3
2	500 Fifth Avenue	New York, NY	Office	JPMBB 2014-C16
3	Courtyard Midtown East	New York, NY	Hotel	LBUBS 2005-C5
4	Westfield Trumbull	Trumbull , CT	Retail	MLFT 2006-1
6.2	Hollywood	St Petersburg, FL	Manufactured Housing	BACM 2001-1
6.3	Friendship Village	Sarasota, FL	Manufactured Housing	JPMCC 2001-C1
6.6	Orange Avenue	Sarasota, FL	Manufactured Housing	JPMCC 2001-CIB2
6.7	Ridgecrest	Ormond Beach, FL	Manufactured Housing	GECMC 2005-C4
10	St. Louis Premium Outlets	Chesterfield, MO	Retail	JPMBB 2014-C26
11.1	Lakewood I & II	Salisbury, NC	Multifamily	CSMC 2007-C5
11.2	Autumn Park	Oxford, NC	Multifamily	CSMC 2007-C5
11.3	Arbor Glen	Eden, NC	Multifamily	CSMC 2007-C5
12.1	Crestview	Concord, NC	Multifamily	CSMC 2007-C5
12.2	Waters Edge	Concord, NC	Multifamily	CSMC 2008-C1
14	Bayshore Mall	Eureka, CA	Retail	CGCMT 2006-FL2
16	University Plaza	Newark, DE	Retail	WBCMT 2005-C20
21	Sunrise Bluffs Apartments	Austin, TX	Multifamily	CSFB 2004-C2
25	Waterford Wedgwood Warehouse	Wall Township, NJ	Industrial	GCCFC 2005-GG5
28	Cross Creek at Camelot Apartments	Fayetteville, NC	Multifamily	LBCMT 1999-C1
30	Briarwood	Fayetteville, NC	Multifamily	GMAC 2005-C1
35	Market Center at CitiPlace	Baton Rouge, LA	Retail	JPMCC 2005-LDP1
38	Hilton Garden Inn Lithonia	Lithonia, GA	Hotel	MLCFC 2007-9
39	Candlewood Suites Louisville Airport	Louisville, KY	Hotel	CSFB 2005-C6
41	Overlake Office	Redmond, WA	Office	CSFB 2005-C6
42	Candlewood Suites Indianapolis NE	Indianapolis, IN	Hotel	CSFB 2005-C6
44	Trails of Windfern	Houston, TX	Multifamily	CSFB 2005-C1
47	Hampton Inn Lincoln South Heritage Park	Lincoln, NE	Hotel	CSFB 2005-C3
49	Captain’s Cove	Murrells Inlet, SC	Manufactured Housing	DBUBS 2011-LC1A
54	Ontario Marketplace	Ontario, OR	Retail	MLMT 2005-MCP1
55	8100 Jarvis	Newark, CA	Office	GECMC 2005-C2
56	Stage Road Commons	Bartlett, TN	Retail	CGCMT 2005-C3
57	Palo Center	Long Beach, CA	Retail	MLMT 2005-MKB2
58	Point West Apartments	Gainesville, FL	Multifamily	COMM 2005-LP5
59	Six Columbus Center	Virginia Beach, VA	Office	GECMC 2002-2A
62	Hampton Inn Madison	Madison, GA	Hotel	BACM 2006-5
68	Ford Plaza	Richmond Hill, GA	Retail	MSC 2005-HQ6
72	Eastgate Apartments	College Station, TX	Multifamily	JPMCC 2005-LDP1
73	Packwood	Visalia, CA	Retail	BACM 2005-2
74	Irwindale Self Storage	Irwindale, CA	Self Storage	BACM 2005-2
75	Los Posados	Boulder City , NV	Retail	SBM7 2000-C1
76	Crescent Manor MHC	Tucson, AZ	Manufactured Housing	JPMCC 2005-CB13
77	Bainbridge Place Apartments	Tallahassee, FL	Multifamily	JPMCC 2005-CB13
78	Lakeside Village	San Antonio, TX	Manufactured Housing	MSC 2007-IQ4
80	Abercorn Street Apartments	Savannah, GA	Multifamily	MSC 2005-HQ6
81	Riverside Apartments	Cocoa, FL	Multifamily	MSC 2005-HQ5
82	4600 N. Ocean Blvd.	Boynton Beach, FL	Office	LBUBS 2005-C3

(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
17	The Landing	Newport Beach, CA	$20,800,000	1.7%	$20,109,708	35.7%	60	58	1.24x	7.5%	59.4%	57.5%
23	Cranbrook Multifamily Portfolio	Houston, TX	17,507,426	1.4	16,374,074	29.1	60	55	1.28x	9.5%	79.6%	74.4%
34	Jabara Portfolio	Newport Beach, CA	9,795,000	0.8	9,471,737	16.8	60	58	1.32x	8.1%	51.6%	49.9%
67	Best Self Storage - Texas City	Texas City, TX	3,500,000	0.3	3,286,321	5.8	60	59	1.47x	9.6%	56.5%	53.0%
75	Los Posados	Boulder City, NV	2,496,272	0.2	2,303,008	4.1	60	59	1.60x	11.6%	71.3%	65.8%
	Total / Weighted Average		$54,098,698	4.5%	$51,544,847	91.5%	60	57	1.30x	8.6%	64.9%	61.5%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modelling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 certificate balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, up to, and pro rata, in accordance with their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to the Free Writing Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (vi) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each regular interest with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate principal balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

any unreimbursed losses to the Class B, Class C, Class D, Class E, Class F and Class NR certificates sequentially in that order in a manner analogous to the Class A-S certificates, until the certificate principal balance of each such class is reduced to zero.
Realized Losses:

The certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then current respective certificate principal balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal balance of the Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate principal balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate principal balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate principal balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class B, Class C, Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates (collectively, the “Class X Certificates”)) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Class X Certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X Certificates in such YM Group. If there is more than one class of certificates (other than the Class X Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR or Class R certificates. Instead, after the notional amount of the Class X-A certificates and the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class B, Class C and Class D certificates have been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates, regardless of whether the notional amount of such class of certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Free Writing Prospectus.

Non-Serviced Loans:

Each of the 500 Fifth Avenue mortgage loan, the Westfield Wheaton mortgage loan (after the Westfield Wheaton Companion Loan Securitization Date) and the St. Louis Premium Outlets mortgage loan are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The non-serviced loans and each related companion loan are being (or will be) serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be effected in accordance with, the Controlling Pooling and Servicing Agreement set forth under the “Pari Passu Note Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling Pooling and Servicing Agreement. Each Controlling Pooling and Servicing Agreement provides (or will provide) for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances:

The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than a non-serviced mortgage loan) and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the forgoing, servicing advances for each non-serviced mortgage loan will be made by the parties of, and pursuant to, the applicable Controlling Pooling and Servicing Agreement.

Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of a non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reductions with respect to the Soho-Tribeca Grand Hotel Portfolio will be allocated to notionally reduce the outstanding principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan prior to any allocation to the related mortgage loan or the related pari passu companion loans.

At any time an appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificate holders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal balances of all certificates (exclusive of the Class X Certificates) senior to the Class E certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.
Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F and Class NR certificates that has an outstanding certificate principal balance as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of such class of certificates, or if none of Class E, Class F or Class NR meets the preceding requirements, the Class E Certificates. At any time when Class E is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

Entities affiliated with Raith Capital Partners, LLC and AllianceBernstein L.P. are expected to purchase the, Class E, Class F and Class NR certificates and, on the Closing Date, are expected to appoint Raith Capital Partners, LLC or an affiliate to be the initial Controlling Class Representative.

Control/Consultation Rights:

The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class E, Class F and Class NR certificates has an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicers to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class E , Class F and Class NR certificates has an outstanding certificate principal balance, without regard to the application of any appraisal reductions, that is at least equal to 25% of the initial certificate principal balance of such class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the operating advisor will have any of the rights described in the prior three paragraphs with respect to (i) the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the holder of the related subordinate companion loan is the related whole loan directing holder (who will exercise those rights so long as it is the whole loan directing holder) or (ii) the Westfield Wheaton whole loan (which will be serviced under the pooling and servicing agreement until the Westfield Wheaton Companion Loan Securitization Date and during which time the holder of the Westfield Wheaton Note Group 1 will exercise those rights).

With respect to a non-serviced whole loan, the Controlling Class Representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) pursuant to the related Controlling Pooling and Servicing Agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

Whole Loans:

The Soho-Tribeca Grand Hotel Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $110,000,000, represents approximately 9.1% of the Initial Pool Balance, and has (a) two related companion loans that are pari passu in right of payment with the Soho-Tribeca Grand Hotel Portfolio mortgage loan with outstanding principal balances as of the Cut-off Date of $85,000,000 and $30,000,000, which are currently held by Column, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts and (b) one subordinate companion loan that is generally subordinate in right of payment to the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the pari passu companion loans, with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000, which is currently held by Column, a sponsor and originator but is expected to be sold to a third party investor. Each pari passu companion loan described above in clause (a) is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”.  The subordinate companion loan described above in clause (b) is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. The Soho-Tribeca Grand Hotel mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Soho-Tribeca Grand Hotel Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

In the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, the related co-lender agreement provides, among other things, that (i) the holder of the related subordinate companion loan will have the right to cure certain defaults affecting the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the right to purchase the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Soho-Tribeca Grand Hotel Portfolio mortgage loan following a material default, (ii) until the occurrence of certain trigger events, the holder of the related subordinate companion loan (a) will be the directing holder of the Soho-Tribeca Grand Hotel Portfolio whole loan (in such capacity, the “Soho-Tribeca Grand Hotel Portfolio whole loan directing holder”), (b) will have certain consent and consultation rights pursuant to the related co-lender agreement, and (c) will be entitled to approve or direct material servicing decisions and have the right to replace the special servicer for the Soho-Tribeca Grand Hotel  Portfolio whole loan, and (iii) after the occurrence of such trigger events, (a) the Controlling Class Representative (unless a Control Termination Event is ongoing) will be the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (b) the holder of each pari passu companion loan will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence and continuance of a Control Termination Event or the occurrence of a Consultation Termination Event.

The 500 Fifth Avenue mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000, represents approximately 8.2% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $100,000,000, which was securitized in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C26 Commercial Mortgage Pass-Through Certificates, Series 2014-C26 (the “JPMBB 2014-C26 transaction”). Such pari passu companion loan is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The 500 Fifth Avenue mortgage loan and the related pari passu companion loan are collectively referred to in this Term Sheet as the “500 Fifth Avenue whole loan”, a “whole loan” and a “non-serviced whole loan”. The 500 Fifth Avenue whole loan will be serviced by the JPMBB 2014-C26 transaction master servicer and, if and to the extent necessary, the JPMBB 2014-C26 transaction special servicer under the JPMBB 2014-C26 transaction pooling and servicing agreement (referred to as the “JPMBB 2014-C26 PSA” in this Term Sheet).

The Westfield Trumbull mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $77,179,054, represents approximately 6.4% of the Initial Pool Balance, consists of Notes A-1 and B-1 (together, “Westfield Trumbull Note Group 1”) and is part of a loan combination evidenced by the Westfield Trumbull mortgage loan, Notes A-2 and B-2 (together, “Westfield Trumbull Note Group 2”) and Notes A-3 and B-3 (together, “Westfield Trumbull Note Group 3”). Westfield Trumbull Note Group 2 and Westfield Trumbull Note Group 3 have outstanding principal balances as of the Cut-off Date of $41,162,162 and $33,958,784, respectively, are currently held by Column, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts.  Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”.  The Westfield Trumbull mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Westfield Trumbull whole loan”, a “serviced whole loan” and a “whole loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Westfield Wheaton mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $42,617,526, represents approximately 3.5% of the Initial Pool Balance, consists of Notes A-3 and B-3 (together, “Westfield Wheaton Note Group 3”) and is part of a loan combination evidenced by the Westfield Wheaton mortgage loan, Notes A-1 and B-1 (together, “Westfield Wheaton Note Group 1”) and Notes A-2 and B-2 (together, “Westfield Wheaton Note Group 2”).  Westfield Wheaton Note Group 1 and Westfield Wheaton Note Group 2 have outstanding principal balances as of the Cut-off Date of $112,000,000 and $80,000,000, respectively, are currently held by Column, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts.  After the securitization of the Westfield Wheaton Note Group 1 (the “Westfield Wheaton Companion Loan Securitization Date”), the Westfield Wheaton mortgage loan and related companion loans will be serviced by the master servicer of the Westfield Wheaton Note Group 1 securitization and, if and to the extent necessary, the related special servicer under the related pooling and servicing agreement.  Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” (prior to the Westfield Wheaton Companion Loan Securitization Date), a “non-serviced companion loan” (after to the Westfield Wheaton Companion Loan Securitization Date) and a “companion loan”.  The Westfield Wheaton mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Westfield Wheaton whole loan”, a “serviced whole loan” (prior to the Westfield Wheaton Companion Loan Securitization Date), a “non-serviced whole loan” (after the Westfield Wheaton Companion Loan Securitization Date) and a “whole loan”.

The St. Louis Premium Outlets mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $26,000,000, represents approximately 2.1% of the Initial Pool Balance, and has (a) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $47,500,000, which was securitized in connection with the issuance of the JPMBB 2014-C26 transaction and (b) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $21,500,000, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts.  Each such pari passu companion loan is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The St. Louis Premium Outlets mortgage loan and the related pari passu companion loans are collectively referred to in this Term Sheet as the “St. Louis Premium Outlets whole loan”, a “whole loan” and a “non-serviced whole loan”. The St. Louis Premium Outlets whole loan will be serviced by the JPMBB 2014-C26 transaction master servicer and, if and to the extent necessary, the JPMBB 2014-C26 transaction special servicer under the JPMBB 2014-C26 PSA.

The Bayshore Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $23,500,000, represents approximately 1.9% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Bayshore Mall mortgage loan with outstanding principal balance as of the Cut-off Date of $23,000,000, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”.  The Bayshore Mall mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Bayshore Mall whole loan”, a “serviced whole loan” and a “whole loan”.

The JPMBB 2014-C26 PSA is also referred to in this Term Sheet as the “Controlling Pooling and Servicing Agreement”.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced loans”.

The 500 Fifth Avenue companion loan and one of the St. Louis Premium Outlets companion loans are each assets in the JPMBB 2014-C26 transaction.  The 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan are serviced by Midland, as the JPMBB 2014-C26 master servicer and special servicer pursuant to the terms of the JPMBB 2014-C26 PSA. Wells Fargo Bank, National Association, as the JPMBB 2014-C26 trustee, or a custodian on its behalf, will hold the mortgage file for the 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan pursuant to the JPMBB 2014-C26 PSA (other than the promissory notes for the related mortgage loan, which will be held by the custodian under the Pooling and Servicing Agreement for this securitization).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

Servicing Standard:

Each of the mortgage loans (other than non-serviced loans) and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)  for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

If a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the special servicer may be replaced with respect to the mortgage loans and the serviced whole loans at the direction of the Controlling Class Representative

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates, or (b) more than 50% of the voting rights of each class of certificates (but only such classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the holders of the CSAIL 2015-C1 Commercial Mortgage Trust certificates will have the right to replace the special servicer without cause with respect to (i) the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the holder of the related subordinate companion loan is the related whole loan directing holder (who will exercise such right so long as it is the whole loan directing holder) or (ii) the Westfield Wheaton whole loan (which will be serviced under the pooling and servicing agreement until the Westfield Wheaton Companion Loan Securitization Date and during which time the holder of the Westfield Wheaton Note Group 1 will exercise such right).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote (but in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, subject to the consent of that subordinate companion loan holder, and in the case of the Westfield Wheaton whole loan, subject to the consent of the holder of the controlling Westfield Wheaton companion loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class R and Class X Certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class of certificates, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e. reimburse the trust for certain expenses including unreimbursed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (except that such consultation will not be permitted in connection with the Soho-Tribeca Grand Hotel Portfolio whole loan at any time when the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the whole loan directing holder for such loan).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, the operating advisor may resign from its obligations and duties under the pooling and servicing agreement without payment of any penalty, at any time when (a) the aggregate certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, or (b) the aggregate stated principal balance of the mortgage loans in the trust is equal to or less than 1% of their Initial Pool Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■  all special notices delivered

■  summaries of final asset status reports

■  all appraisals in connection with appraisal reductions plus any subsequent appraisal updates

■  an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOP 15 MORTGAGE LOANS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset/Portfolio:	Portfolio of Two Properties
Original Principal Balance(1):	$110,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$110,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	9.1%	Net Rentable Area (Rooms):	Soho: 353 / Tribeca: 201
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Soho Grand Hotel, Inc. &Tribeca Grand Hotel, Inc.	Year Built / Renovated:	Soho: 1996 / N/A Tribeca: 2000 / N/A
Sponsors:	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries – NJ, L.L.C.	Occupancy/ADR/RevPAR(3):	83.8%/$357.79/$299.88
Interest Rate:	4.0211%	Occupancy/ADR/RevPAR Date(3):	11/30/2014
Note Date:	11/4/2014	Number of Tenants:	N/A
Maturity Date:	11/6/2024	2011 NOI(4):	$23,963,703
Interest-only Period:	120 months	2012 NOI(4):	$22,173,277
Original Term:	120 months	2013 NOI(4):	$25,283,210
Original Amortization:	None	TTM NOI (as of 11/2014) (4):	$24,547,291
Amortization Type:	Interest Only	UW Economic Occupancy/ADR/RevPAR(3):	83.8%/$357.79/$299.88
Call Protection:	L(28),Def(88),O(4)	UW Revenues:	$76,313,309
Lockbox(2):	Hard	UW Expenses:	$52,651,782
Additional Debt(1):	Yes	UW NOI:	$23,661,527
Additional Debt Balance(1):	$140,000,000	UW NCF:	$20,608,994
Additional Debt Type(1):	Pari Passu, B-Note	Appraised Value / Per Room(5):	$389,000,000 / $702,166
Additional Future Debt Permitted:	No	Appraisal Date:	10/9/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$406,137
Taxes:	$2,732,258	$546,452	N/A	Maturity Date Loan / Room:	$406,137
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.8%
FF&E Reserve:	$0	4% of total gross monthly revenue	N/A	Maturity Date LTV:	57.8%
Engineering Reserve:	$225,068	N/A	N/A	UW NCFDSCR:	2.25x
Seasonality Reserve:	$1,500,000	Springing	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$250,000,000	100.0%	Payoff Existing Debt	$195,000,000	78.0%
			Return of Equity	39,462,273	15.8
			Defeasance Cost	8,281,266	3.3
			Upfront Reserves	4,457,325	1.8
			Closing Costs	2,799,136	1.1
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)
The Soho-Tribeca Grand Hotel Portfolio loan is part of a loan evidenced by three pari passu senior notes (collectively, “A-Note”) and a subordinate note (“B-Note”), with an aggregate original principal balance of $250.0 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $225.0 million A-Note of the Soho-Tribeca Grand Hotel Portfolio loan, but not the $25.0 million subordinate B-Note.

(2)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(3)	Occupancy and UW Economic Occupancy represents underwritten occupancy which is based on the trailing twelve months ending November 30, 2014.
(4)	Historical NOI represents the consolidated numbers for both properties in the portfolio.
(5)	Appraised Value is $287,000,000 ($813,031/Room) for Soho Grand Hotel and $102,000,000 ($507,463/Room) for Tribeca Grand Hotel.
(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

The Loan. The Soho-Tribeca Grand Hotel Portfolio loan is a $250 million ($451,264 per room) first mortgage backed by the fee interest in two hotels located in New York City: the Soho Grand Hotel comprised of 353 rooms and the Tribeca Grand Hotel comprised of 201 rooms. The whole loan has an outstanding principal balance of approximately $250.0 million (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”) as of the cut-off date, which is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3, and an approximately $25.0 million subordinate B-Note. Note A-1 has an outstanding principal balance as of the cut-off date of approximately $110.0 million and is being contributed to the CSAIL 2015-C1Commercial Mortgage Trust. Notes A-2 and A-3, with  outstanding principal balances as of the cut-off date of approximately $85.0 million and $30.0 million, respectively, are currently held by Column Financial, Inc. and are expected to be contributed to one or more future securitized trusts. The subordinate B-Note is currently held by Column Financial, Inc. but is expected to be sold to a third party investor. Prior to an AB control appraisal period with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and to replace the special servicer with or without cause. After an AB control appraisal event with respect to the subordinate B-Note, the holder of Note A-1, will be entitled to exercise all of the rights of controlling noteholder with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan(which prior to the occurrence and continuance of a control termination event, will be exercised by the controlling class representative); however, the holders of Note A-2 and A-3 will be entitled, under certain circumstances, to consult with respect to certain major decisions.

The Borrowers. The borrowing entities for the Soho-Tribeca Grand Hotel Portfolio Whole Loan are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each of which are Delaware corporations and special purpose entities.

The Sponsor. The sponsor is Hartz Mountain Industries – NJ, L.L.C. (“Hartz”), an entity that indirectly wholly owns the borrowers. The nonrecourse carve-out guarantors of the mortgage loan are Hartz Mountain Industries – NJ, L.L.C., Hartz Financial Corp. and Hartz Financial II Corp. The nonrecourse carve-out guaranty is capped at $50 million. Hartz is a privately held holding and operating company owned by Leonard N. Stern and his family. Hartz portfolio includes approximately 200 properties comprised of over 34million SF and a 300 acre land bank in New Jersey, and includes corporate offices, warehouse and distribution facilities, hotels, single and multi-family developments and retail centers.

The Properties.

Soho-Tribeca Grand Hotel Portfolio Overview

Property	Rooms	Occupancy	UW ADR	UW RevPAR	UW NCF	Value
Soho Grand Hotel	353	84.3%	$368.39	$310.49	$15,287,137	$287,000,000
Tribeca Grand Hotel	201	82.9%	$339.18	$281.25	$5,321,857	$102,000,000
Total	554	83.8%	$357.79	$299.88	$20,608,994	$389,000,000

Soho Grand Hotel: The property is a full-service, 353-room luxury boutique hotel located at 310 West Broadway between Grand and Canal Streets in the Soho neighborhood of New York City. The property is 17-stories tall, offering views of Soho, Midtown, Greenwich Village, the Lower East Side, Chinatown, Nolita, and TriBeCa. The property established itself as one of Manhattan’s first luxury downtown boutique hotels. Opened on August4, 1996, the property is located in the heart of Soho, alongside art galleries, boutiques and restaurants.

The 353 guest rooms include ten suites and two penthouse lofts. Hotel amenities include a 24-hour guest service response, in-room dining, concierge services, fitness center, business services and guest services. Business services include scanning, printing, faxing and copying. Guest services include valet parking, free local calls, in-house pressing, same day laundry and shoe shine. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, luxury amenities and gourmet mini bar. A DVD library, iPads and MacBook Pro laptops are available upon request. The property’s 16th floor “deluxe one bedroom suites” are 470 - 500 SF while the “grand suites” are 700-800 SF, both featuring a master bedroom, separate living area, dual-exposure windows, a personal wet bar, a 27-inch Apple iMac, a Samsung Smart TV, a Tivoli

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Sound System, and an Apple iPad. Featured on the Oprah Winfrey show’s “Best Hotels in the US,” the penthouse suite offers 1,300-1,600 SF of interior space, a 1,200 SF terrace, two bedrooms, a separate living room, and 180 degree panoramic view.

The sponsor has spent approximately $5.4 million or $15,319 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million or $9,071 per room over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Soho Grand Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.2%	$352.99	$286.75	78.9%	$356.34	$281.09	97.1%	100.9%	98.0%
2013	85.6%	$359.03	$307.37	83.7%	$368.91	$308.96	97.8%	102.8%	100.5%
2014(2)	84.3%	$354.88	$299.18	83.8%	$366.93	$307.56	99.4%	103.4%	102.8%

(1)	Data provided by Smith Travel Research. The competitive set contains five luxury hotels located in the Soho district.
(2)	Represents data for trailing twelve months ending December 2014.

Tribeca Grand Hotel: The property is a full-service, 201-room luxury boutique hotel located on the border of Soho and TriBeCa. The property was developed by the sponsor in 2000, offering a mid-century design, with the central eight-story atrium offering an airy vaulted core.

The property offers 201 guest rooms, including one luxury penthouse. Property amenities include 24-hour guest service response, in-room dining, concierge services, fitness center, business services, valet parking, free local call service, in-house pressing, same day laundry and shoe shine. Business services include scanning, printing, faxing and copying. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, frette bathrobes, C.O. Bigelow bath amenities, a gourmet minibar and WiFi. The property’s penthouse suite offers 900 SF of sleeping and living areas, rich, opulent décor, private access to an exclusive rooftop terrace, and panoramic views of downtown New York through floor-to-ceiling windows. MacBook Pro laptop computers, iPods and iPads are available upon request. The property features five indoor and outdoor options for business and social events, including private parties, film screenings, executive meetings and holiday events.

The sponsor has spent approximately $3.6 million or $18,070 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million ($16,535 per room) over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Tribeca Grand Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.7%	$321.28	$262.53	79.9%	$320.85	$256.35	97.8%	99.9%	97.6%
2013	83.9%	$335.92	$281.88	81.5%	$338.83	$276.22	97.1%	100.9%	98.0%
2014(2)	81.1%	$337.94	$273.90	82.9%	$336.95	$279.47	102.2%	99.7%	102.0%

(1)	Data provided by Smith Travel Research. The competitive set contains five luxury hotels located in the Soho district.
(2)	Represents data for trailing twelve months ending December 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

The Market.

Soho Grand Hotel:
The property enjoys convenient access due to its position on a major roadway and high foot traffic area on West Broadway between Canal and Grand Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and its proximity to the various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property is located at Soho’s south district. The immediate local area is comprised of a wide variety of uses including ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property are Taka-Taka and Felix Restaurant, followed by various restaurants and small retail stores. South adjacent to the property is a Dunkin Donuts and a Bank of America. East adjacent to the property are various restaurants such as Lucky Strike and Papatzul. West adjacent to the property is The James Hotel followed by Albert Capsouto Park.

Tribeca Grand Hotel:
The property enjoys convenient access to a major roadway and high foot traffic area on Avenue of the Americas (6th Avenue) between Walker and White Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and proximity to various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property’s immediate local area is comprised of ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property is Tribeca Park and the 27-story landmarked Art Deco AT&T Long Distance Building, which includes a wide variety of office tenants. South adjacent to the property is Petrarca Vino e Cucina restaurant, followed by various other restaurants and retail stores. West adjacent to the property is a parking lot followed by residential buildings. East adjacent to the property is a Subway restaurant, followed by Los Americanos restaurant and retail stores.

Competitive Hotels Profile(1)

				Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Soho Grand Hotel	353	1996	2,489	40%	10%	50%	84%	$369.42	$309.38
Tribeca Grand Hotel	201	2000	1,966	30%	10%	60%	82%	$339.64	$276.87
SIXTY SoHo	97	2001	-	50%	5%	45%	87%	$380.00	$330.60
SIXTY LES	141	2008	-	40%	10%	50%	83%	$315.00	$261.45
Standard East Village New York	145	2008	-	55%	10%	35%	80%	$330.00	$264.00
Smyth Tribeca Hotel	100	2009	-	55%	5%	40%	78%	$305.00	$237.90
The James Hotel New York	114	2010	3,850	45%	15%	40%	86%	$400.00	$344.00
Mondrian Soho	263	2011	2,500	45%	10%	45%	90%	$361.00	$324.90
Total(2)	860

(1)	Source: Appraisal.
(2)	Excludes the subject properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	%of Total Revenue(3)
Occupancy	79.2%	79.3%	83.0%	83.8%	83.8%
ADR	$346.62	$343.91	$358.62	$357.79	$357.79
RevPAR	$274.40	$272.46	$297.58	$299.88	$299.88
Room Revenue	$55,486,415	$55,245,771	$60,174,695	$60,639,220	$60,639,220	$109,457	79.5%
Food and Beverage	11,604,942	11,641,150	13,769,432	14,539,014	14,539,014	26,244	19.1%
Other Department Revenues	1,120,204	1,882,941	1,101,543	862,219	1,135,075	2,049	1.5%
Total Revenue	$68,211,561	$68,769,861	$75,045,670	$76,040,453	$76,313,309	$137,750	100.0%
Room Expense	12,439,592	13,139,573	14,274,672	14,595,965	14,595,965	26,347	24.1%
Food and Beverage Expense	9,659,087	10,239,907	11,928,834	12,466,432	12,466,432	22,503	85.7%
Other Departmental Expenses	255,857	221,233	197,411	182,096	182,096	329	16.0%
Departmental Expenses	$22,354,536	$23,600,713	$26,400,916	$27,244,493	$27,244,493	$49,178	35.7%
Departmental Profit	$45,857,025	$45,169,149	$48,644,754	$48,795,960	$49,068,816	$88,572	64.3%
Operating Expenses	$16,939,518	$16,908,819	$16,838,741	$17,642,337	$18,593,000	$33,561	24.4%
Gross Operating Profit	$28,917,507	$28,260,330	$31,806,013	$31,153,623	$30,475,816	$55,010	39.9%
Fixed Expenses	4,953,804	6,087,053	6,522,803	6,606,332	6,814,289	12,300	8.9%
NOI	$23,963,703	$22,173,277	$25,283,210	$24,547,291	$23,661,527	$42,710	31.0%
FF&E	2,695,179	2,683,527	2,716,661	2,713,656	3,052,532	5,510	4.0%
Net Cash Flow	$21,268,525	$19,489,750	$22,566,549	$21,833,635	$20,608,994	$37,200	27.0%

(1)	The TTM column represents the trailing twelve-month period ending November 30, 2014.
(2)	Per Room values are based on 554 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The Soho-Tribeca Grand Hotel Portfolio is managed by Hartz Hotel Services, Inc. Hartz Hotel Services, Inc. commenced management of the Soho-Tribeca Grand Hotel Portfolio on April 28, 2004 under a management agreement that terminates on April 30, 2034. As President and COO of Hartz Grand Hospitality division, Tony L. Fant manages the Soho Grand Hotel in Manhattan, the Tribeca Grand Hotel in Manhattan, and the Sheraton Lincoln Harbor Hotel in Weehawken, NJ. Fant brings over 20 years of hospitality industry experience to Hartz Hotel Services, Inc. Prior to opening the Soho Grand Hotel in 1996, he managed the New York Renaissance Hotel and the Crowne Plaza Hotel Manhattan.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2,732,258 for tax reserves, $225,068 for engineering reserves, and $1,500,000 for a seasonality reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $546,452.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $29,230. The insurance escrow will be waived as long as required insurance is provided as part of the sponsor blanket policy.

FF&E Reserve – On a monthly basis, the borrowers are required to escrow 4% of borrower’s gross revenue for the calendar month that is two calendar months prior.

Seasonality Reserve –  The borrowers are required to escrow (i) on each payment date occurring in September and October of each year, an amount equal to $600,000 and (ii) on each payment date occurring in November and December of each year, an amount equal to $300,000.  Provided no event of default has occurred and is continuing, the lender will disburse to the borrowers up to $900,000 from the seasonality reserve on each payment date in January and February, (i) if there is no Trigger Period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

continuing and (ii) during a Trigger Period, to the Cash Management Account to be applied in accordance with that cash management agreement.

Lockbox / Cash Management. The Soho-Tribeca Grand Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender at a financial institution acceptable to the lender (the “Lockbox Account”). Provided no Trigger Period (as defined below) is continuing, all funds contained in the Lockbox Account are required to be remitted to the borrowers at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the Lockbox Account are required to be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account are required to be applied by the lender to the payment of debt service for the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the amounts due for any required reserves, approved operating expenses and other items required by the lender. All amounts in the Cash Management Account during an event of default and all excess cash flow during a Trigger Period are required to be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrowers upon the termination of a Trigger Period and/or an event of default.

“Trigger Period” means any period that commences when (i) there is an event of default, (ii) a bankruptcy action of the borrowers or the property manager has commenced and has not been discharged or dismissed or (iii) the debt service coverage ratio falls below the applicable debt service coverage ratio (1.55x) for two consecutive fiscal quarters, and ends when, as applicable, (a) the event of default has been cured, (b) a bankruptcy action has been caused by the property manager, the borrowers have replaced the property manager or (c) the debt service coverage ratio rises above the cure debt service coverage ratio (1.60x) for two consecutive fiscal quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

| Floor | Tenants |
|---|---|
| 59 | Vacant 2,819 SF |
| 58 | Vacant 4,605 SF |
| 57 | Economic Cycle Research Institute 5,490 SF - 9/2020 |
| 56 | IMC Asset Management 5,904 SF - 2/2024 |
| 55 | Steel River Services, LLC 6,787 SF - 12/2018 |
| 54 | Buchanan Capital Corp. 6,606 SF - 4/2020 |
| 53 | Kirk Palmer & Associates Inc. 6,787 SF - 9/2023 |
| 52 | Millgate Capital Advisors Inc 6,606 SF - MTM |
| 51 | P. Zuchlewski & R. Kraus 3,261 SF - 2/2017; Vacant 3,028 SF |
| 50 | Hyde Park Real Estate LLC 6,793 SF - 2/2016 |
| 49 | Riker, Danzig, Scherer, Hyland 6,793 SF - 11/2017 |
| 48 | Vacant 2,052 SF; Vacant 1,594 SF; CTL Capital LLC 2,626 SF - 4/2022 |
| 47 | HSBC Markets (USA) 6,793 SF - 4/2022 |
| 46 | Vacant 6,358 SF |
| 45 | Jacob D. Fuchsberg Law Firm LLP 6,034 SF - 10/2018 |
| 44 | The Keffi Group Investments, LLC 6,809 SF - 12/2018 |
| 43 | Miller, Canfield, Paddock and Stone 5,731 SF - 11/2018 |
| 42 | American Society For Yad Vashem 5,755 SF - 4/2019 |
| 41 | Brenner West Capital Advisor, LLC 5,777 SF - 8/2020 |
| 40 | Scott + Scott, LLP 5,779 SF - 12/2015 |
| 39 | Valuation Research Corporation 6,016 SF - 2/2017 |
| 38 | Dragados USA, Inc 6,016 SF - 5/2017 |
| 37 | Dragados USA, Inc 8,174 SF - 5/2017 |
| 36 | Sanyo Corporation of America 3,780 SF - 1/2019; Ameriprise Holdings, Inc. 4,303 SF - 1/2017 |
| 35 | Lankler Siffert & Wohl 2,413 SF - 5/2023; Lankler Siffert & Wohl 2,584 SF - 5/2023; Lankler Siffert & Wohl 3,543 SF - 2/2017 |
| 34 | Lankler Siffert & Wohl 8,612 SF - 5/2023 |
| 33 | Lankler Siffert & Wohl 10,348 SF - 5/2023 |
| 32 | University of Oxford 10,346 SF - 9/2017 |
| 31 | General Growth Services, Inc 10,884 SF - 10/2024 |
| 30 | Cathay Pacific Airways LTD 3,787 SF - 3/2018; KFW Ipex-Bank-GMBH 2,566 SF - 8/2019; Health Grades Inc 4,457 SF - 3/2019 |
| 29 | Kanematsu USA 10,914 SF - 1/2025 |
| 28 | I C I C I Bank LTD 4,492 SF - 9/2018; I C I C I Bank LTD Bank 6,131 SF - 9/2018 |
| 27 | ADA Investment Management LP 2,517 SF - 3/2018; Peyser & Alexander Mgmt, Inc 7,723 SF - 8/2017; Lane Marketing Comm Inc 1,225 SF - 9/2015 |
| 26 | De Feis O'Connell & Rose 3,791 SF - 9/2022; Yomiuri News Inc 952 SF - 1/2018; Marsh Valentine & Donohoe, LLP 2,799 SF - 11/2017; Shalik, Morris & Company LLP 4,059 SF - 6/2019 |
| 25 | Amer Friends of Israel Museum 3,177 SF - 2/2016; Ryan Labs, Inc 5,653 SF - 2/2018; Falcon Properties 1,841 SF - 6/2018; Falcon Properties 1,530 SF - 6/2018 |
| 24 | Flateman Law Firm 2,376 SF - 12/2018; Franger LLC 2,786 SF - 10/2018; Argus Media, Inc 4,538 SF - 7/2018; Consulate General of Ecuador 3,093 SF - 9/2017 |
| 23 | Vacant 4,228 SF; Vacant 2,354 SF; The Kooples Bloom 5,057 SF - 1/2019 |
| 22 | South African Tourism Board 4,880 SF - 8/2024; The Reed Foundation 4,070 SF - 9/2015; Monarch Holdings, LLC 3,280 SF - 11/2019 |
| 21 | Masao Kurisu 1,230 SF - 7/2015; Adtek Information Systems 5,171 SF - 11/2016; Elias Sports Bureau, Inc 7,390 SF - 5/2018 |
| 20 | Vince LLC 16,526 SF - 4/2025 |
| 19 | Vince LLC 16,483 SF - 4/2025 |
| 18 | Swiss Benevolent Society of NY 1,352 SF - 6/2017; Leo Heidner, P.C. 1,321 SF - 6/2017; Wheelock St Capital LLC 2,902 SF - 6/2017; Objective Solutions Intl Inc 4,192 SF - 6/2017; Dover Corp 4,100 SF - 3/2022; Brown Univ 1,627 SF - 4/2015; Sumitomo Precision 984 SF - 4/2015 |
| 17 | Flight Aware LLC 1,162 SF - 8/2015; Collegiate Asset Mngt 7,615 SF - 6/2017; El Corte Ingles NY, Inc 4,424 SF - 6/2017; New Vision Comm Corp 2,050 SF - 6/2017; Crown Pacific Int 1,025 SF - 6/2017 |
| 16 | Vacant 2,724 SF; Vacant 3,839 SF; PL Subsidiary, Inc. 2,760 SF - 9/2019; Bliss Gouverneur & Associates 9,717 SF - 12/2022 |
| 15 | Royal Abstract Corp 8,190 SF - 9/2015; W. W. Norton & Company Inc. 5,777 SF - 7/2017; Fator Securities 3,401 SF - 6/2016; Euclidian Technologies, LLC 1,191 SF - 9/2015 |
| 14 | A.R. Schmeidler & Co 722 SF - 5/2017; A.R. Schmeidler & Co 11,366 SF - 5/2017; The Shapiro Firm 4,639 SF - MTM; Maskoul Law Firm 1,336 SF - MTM; Emerging Solutions 1,168 SF - MTM |
| 12 | Wollmuth, Maher & Deutsch LLP 19,942 SF - 8/2029 |
| 11 | Lucas Associates Inc 6,001 - 2/2016; Hildene Capital Mgmt LLC 3,625 SF - 3/2016; Vacant 10,064 SF |
| 10 | Vacant 6,421 SF; Vacant 799 SF; Computer Design & Integration 5,074 SF - 11/2019; Vacant 1,085 SF; Schlesinger Assoc. NY Inc. 21,006 SF - 2/2018 |
| 9 | Elias Sports Bureau, Inc. 882 SF - 5/2018; W.W. Norton & Co 5,700 SF - 7/2017; W.W. Norton & Co 5,924 SF - 7/2017; Int'l Foundation for Art Research 2,220 SF - 7/2017; IEA NY LLC 1,574 SF - 7/2017; Garrison Associates LLC 1,841 SF - 7/2017; China XD Plastics Co. LTD 1,441 SF - 7/2017 |
| 8 | Georgetown University 3,290 SF - 5/2016; Management Office 5,244 SF - MTM; ICAP Securities USA LLC 5,909 SF - 12/2020; W.W. Norton & Co 5,144 SF - 7/2017 |
| 7 | Vacant 22,374 SF |
| 6 | W.W. Norton & Co 40,423 SF - 7/2017 |
| 5 | Mercer, Inc 31,089 SF - 6/2019 |
| 4 | Zara USA, Inc. 11,256 SF - 3/2024; Zara USA, Inc. 2,587 SF - 3/2024; Mercer, Inc 1,650 SF - 6/2019; Mercer, Inc 3,493 SF - 6/2019 |
| 3 | Zara USA, Inc. 8,046 SF - 2/2035; Bliss 9,783 SF - 12/2022; Building Security 159 SF - MTM |
| 2 | Solstice Marketing 1,580- SF - 12/2023; Zara USA, Inc. 10,654 SF - 2/2035; Zara USA, Inc. 11,434 SF - 2/2035 |
| 1 | Sami's Newstand 540 SF - 7/2015; Solstice Marketing 960 SF - 12/2023; Jamba Juice Company 1,411 SF - 4/2019; Zara USA, Inc. 13,067 SF - 2/2035; Chipotle 2,799 SF - 9/2019 |
| Basement | Chipotle 428 SF - 9/2019; Sami's Newstand 135 SF - 7/2015; Vacant 203 SF; Vacant 181 SF; Vacant 169 SF; Jamba Juice Co. 245 SF - 4/2019; Solstice Marketing 227 SF - 12/2023; Economic Cycle Research Inst. 138 SF - 9/2020; The Flateman Lawfirm LLC 329 SF - 12/2018; Riker, Dangzig, Scherer, Hyland 411 SF - 11/2017; Adtek Information Systems Inc. 174 SF - 11/2016; Vacant 131 SF; S. African Tourism Board 133 SF - 8/2024; GX Greek 801 SF - 9/2015; Zara USA, Inc. 5,444 SF - 2/2035; Zara USA, Inc. 3,793 SF - 2/2035; Zara USA, Inc. 2,558 SF - 2/2035 |

Legend: VACANT; MTM; 2014-2015; 2016-2017; 2018-2019; 2020-2021; 2022+

** Illustrative stacking plan, subject to change based on ongoing leasing activity and tenant relocations.*

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	8.2%	Net Rentable Area (SF):	712,791
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	500 Fifth Avenue (New York) LLC	Year Built / Renovated:	1931 / 2012
Sponsor:	500 Holdings, Inc.	Occupancy:	92.3%
Interest Rate:	3.5800%	Occupancy Date:	10/1/2014
Note Date:	10/3/2014	Number of Tenants:	94
Maturity Date:	10/6/2024	2011 NOI:	$21,730,640
Interest-only Period:	120 months	2012 NOI:	$21,014,691
Original Term:	120 months	2013 NOI:	$19,461,901
Original Amortization:	None	TTM NOI (as of 7/2014)(3):	$18,808,084
Amortization Type:	Interest Only	UW Economic Occupancy:	92.5%
Call Protection:	L(29),Def(86),O(5)	UW Revenues:	$48,087,824
Lockbox(2):	Hard	UW Expenses:	$20,697,525
Additional Debt(1):	Yes	UW NOI(3):	$27,390,298
Additional Debt Balance(1):	$100,000,000	UW NCF:	$24,433,310
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF:	$600,000,000 / $842
Additional Future Debt Permitted:	No	Appraisal Date:	8/13/2014

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$281
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$281
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	33.3%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	33.3%
Replacement Reserves:	$0	Springing	N/A	UW NCF DSCR:	3.37x
Engineering Reserves:	$413	N/A	N/A	UW NOI Debt Yield:	13.7%
Unfunded Obligations Reserve:	$16,028,841	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$200,000,000	100.0%	Payoff Existing Debt	$105,854,644	52.9%
			Return of Equity	74,395,810	37.2
			Upfront Reserves	16,029,253	8.0
			Closing Costs	3,720,293	1.9
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)
The 500 Fifth Avenue loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $200.0 million.  The financial information presented in the chart above reflects the cut-off date balance of the $200.0 million 500 Fifth Avenue Whole Loan.

(2)	For a more detailed description of Lockbox, please refer to “Lockbox/Cash Management” below.
(3)
The increase in UW NOI from TTM NOI is primarily the result of five new or renewed leases to tenants expanding or relocating within the building, representing approximately 111,686 SF and $7,633,820 of annual rent with lease commencement dates ranging from December1, 2014 through February 1, 2015. Additionally, the UW NOI includes $895,565 in rent steps through October 31, 2015.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

The Loan. The 500 Fifth Avenue loan is secured by a first mortgage lien on the fee interest in a 59-story, 712,791 SF office building located in midtown Manhattan. The 500 Fifth Avenue loan has an outstanding principal balance of $200.0 million (the “500 Fifth Avenue Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the cut-off date of $100.0 million and is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB Commercial Mortgage Securities Trust 2014-C26 Trust. The trustee of the JPMBB Commercial Mortgage Securities Trust 2014-C26 Trust (or, prior to the occurrence and continuance of a control appraisal period under the JPMBB 2014-C26 pooling and servicing agreement, the directing certificate holder under the JPMBB 2014-C26 pooling and servicing agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to 500 Fifth Avenue Whole Loan; however, the CSAIL 2015-C1 Commercial Mortgage Trust, as the holder of Note A-2, will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and is interest-only throughout the term.

The Borrower. The borrowing entity for the 500 Fifth Avenue Whole Loan is 500 Fifth Avenue (New York) LLC, a Delaware limited liability company and special purpose entity. The borrower is wholly owned by 500 Holdings, Inc.

The Sponsor. The loan sponsor and non-recourse carve-out guarantor of the mortgage loan is 500 Holdings, Inc., which owns four other commercial properties in New York, California and Illinois.

The Property. The 500 Fifth Avenue property is a 59-story office building located in midtown Manhattan. The property was constructed in 1931, renovated in 2012 and consists primarily of office space with a retail component. The property offers unobstructed southerly views from the second floor up, over New York’s Bryant Park and the New York City Public Library and also offers unobstructed easterly and westerly views from the mid and tower floors. The ground floor features the main entrance on Fifth Avenue and retail spaces along West 42nd Street and Fifth Avenue. The property’s office space is located on floors three through 58. In the last 10 years, an excess of $12.0 million has been spent on capital items, including a lobby renovation (2005 - 2009), a retail restack expanding retail use to the basement and third floors (renovation underway), standpipe to sprinkler conversion (2006 - 2012), winterization of the cooling tower (2011 - 2012), common corridor(2005 - 2012), restroom renovations (2005 - 2006), electrical riser installation (2006 - 2007), and a class E system upgrade (2010).

As of October 1, 2014, the property was 92.3% leased by 94 tenants representing the apparel manufacturing and sales, publishing, legal, financial services and technology sectors. The largest tenant at the property, Zara USA, Inc. (“Zara”), leases 10.2% of the net rentable area with 13,843 SF expiring in March 2024 and 58,701 SF expiring in February 2035. Zara leases portions of four floors and the basement at the property. The space leased to Zara includes traditional office (portions of third and fourth floors) and retail (basement to third floor) space. The traditional office space serves as the United States corporate office for Zara’s parent company, Inditex (MSE: ITX).Zara currently has a presence in 88 countries with 2,000 stores. Zara originally took occupancy in 2008 and has expanded its presence over the years to its current square footage of 72,544SF. The Zara space is currently being built out on the ground floor and lower level by Zara with an anticipated opening in March 2015. Zara has a five year renewal option for both the retail and office space at the greater of 95.0% of fair market value and the current rent. The second largest tenant, W.W. Norton & Co., leases 64,668 SF (9.1% of net rentable area) through July 2017 and has no remaining renewal or termination rights. W.W. Norton & Co. is an international publishing firm which has been in operation for over 90 years.  The firm originally took occupancy in 1973 and currently occupies space on five floors.  The third largest tenant, Mercer, Inc. leases 36,232 SF (5.1% of net rentable area) through June 2019.Mercer, Inc. which is a wholly owned subsidiary of Marsh & McLennan Companies, is a global consulting firm specializing in talent, health, retirement and investment services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

The property is located within the Midtown office market, which contains approximately 241.5 million SF, and represents the largest office market inventory in Manhattan. As of the second quarter 2014, the Midtown market reported an overall vacancy rate of 11.0%, and an overall average market rent of $70.82 PSF, representing an increase of 1.1% over the prior quarter and increase of 3.8% over the prior year. More specifically, the property is located in the Grand Central submarket. The Grand Central submarket contains approximately 44.0 million SF of office space and represents the largest office inventory within the Midtown market. As of the second quarter 2014, the submarket reported an overall vacancy rate of 13.6% and reported an overall average submarket rent of $61.85 PSF, almost 6% higher than a year ago. The appraisal identified seven buildings which are directly competitive with the property.  As identified by the appraisal, asking rents in the Grand Central submarket ranged between $50.00 and $85.00 PSF and direct occupancy averaged 92.6% compared to rents at the property of $58.00 PSF to $95.00 PSF depending on the floor and current occupancy of 92.3%. No new construction is currently undergoing within the Grand Central submarket.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
89.5%	87.7%	87.4%	92.3%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of October 1, 2014.

Recent Leasing Activity

Tenant	New / Renewal / Relocation Leases	Net Rentable Area	Lease Date	Term (years)	Base Rent PSF	Annual Rent
Vince LLC	New / Renewal	33,009	4/1/2014	10.0	$59.00	$1,947,531
Zara USA, Inc.(office expansion)	Expansion	13,067	8/1/2014	21.0	$151.40	1,978,332
Zara USA, Inc. (office expansion)	Expansion	9,783	2/1/2015	20.0	$35.34	345,731
Zara USA, Inc. (basement expansion)	Expansion	2,558	7/1/2014	20.6	$197.11	504,207
Kanematsu	New	10,914	7/1/2014	10.0	$63.50	693,039
Bliss PR	Relocation	9,783	12/1/2014	7.8	$50.01	489,248
W.W. Norton & Co.	Expansion	5,779	9/1/2014	2.9	$53.00	306,287
Computer Design & Integration LLC	Relocation	5,356	10/15/2014	5.2	$55.50	277,500
Wolmuth Maher & Deutsch LLP	Expansion	4,923	1/1/2015	15.7	$50.00	246,150
South African Tourism Board	Relocation	4,880	4/1/2014	10.4	$48.00	234,240
The Reed Foundation	Renewal / Relocation	4,070	10/1/2014	1.0	$81.98	333,659
Lankler Siffert & Wohl	Relocation	3,544	2/1/2014	3.0	$20.02	70,951
KFW-Ipex-Bank GmbH	Renewal / Relocation	2,566	3/1/2014	5.5	$51.75	132,791
The Swiss Benevolent Society	Renewal	1,454	7/1/2014	3.0	$51.00	74,154
Total		111,686				$7,633,820

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Zara USA, Inc.(3)	NA / NA / NA	72,544	10.2%	$137.66	Various
W.W. Norton & Co.	NA / NA / NA	64,668	9.1%	$45.19	7/31/2017
Mercer, Inc.(4)	Baa1 /A- / BBB+	36,232	5.1%	$41.34	6/14/2019
Vince LLC(5)	NA / NA / NA	33,009	4.6%	$59.00	4/30/2025
Lankler Siffert & Wohl(6)	NA / NA / NA	27,500	3.9%	$53.78	Various
Schlesinger Assoc. N.Y. Inc.	NA / NA / NA	21,006	2.9%	$66.07	2/28/2018
Wollmuth, Maher & Deutsch LLP	NA / NA / NA	19,942	2.8%	$50.70	8/31/2029
Dragados USA Inc	NA / NA / NA	14,190	2.0%	$72.77	5/31/2017
A.R. Schmeidler& Co. Inc.	NA / NA / NA	12,088	1.7%	$55.76	5/31/2017
Kanematsu USA Inc.	NA / NA / NA	10,914	1.5%	$63.50	1/31/2025

(1)	Based on the underwritten rent roll, including contractual rent steps through October 31, 2015.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Zara USA, Inc. has multiple leases at the property. In total, Zara USA, Inc. leases 58,701 SF expiring in February 2035 and 13,843 SF expiring in March 2024. Currently, the borrower has not received a fully executed certificate of occupancy which would allow Zara USA, Inc. to occupy the space being renovated upon completion. Additionally, the tenant has received a six-month abatement of monthly rent for the six-month period ending February 10, 2015.

(4)	Mercer, Inc. is currently subleasing 5,143 SF to W.W. Norton & Co. and has the remainder of its space on the market for sublease.
(5)	Vince LLC has the right to terminate its lease in April 2022 with 12 months’ notice and the payment of a termination fee.
(6)
Lankler Siffert & Wohl has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that the tenant occupies.  Lankler Siffert & Wohl has 3,543 SF expiring in February 2017 and 23,957 SF expiring in May 2023.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	54,845	7.7%	NAP	NAP	54,845	7.7%	NAP	NAP
MTM(2)	10	29,477	4.1	$1,603,456	3.6%	84,322	11.8%	$1,603,456	3.6%
2015	13	25,124	3.5	1,313,202	2.9	109,446	15.4%	$2,916,658	6.5%
2016	8	31,632	4.4	1,817,187	4.1	141,078	19.8%	$4,733,845	10.6%
2017	36	172,956	24.3	9,386,454	21.0	314,034	44.1%	$14,120,299	31.6%
2018	19	91,571	12.8	6,213,719	13.9	405,605	56.9%	$20,334,018	45.5%
2019	12	66,361	9.3	3,891,754	8.7	471,966	66.2%	$24,225,772	54.2%
2020	7	24,438	3.4	1,646,133	3.7	496,404	69.6%	$25,871,905	57.9%
2021	0	0	0.0	0	0.0	496,404	69.6%	$25,871,905	57.9%
2022	5	24,893	3.5	1,435,895	3.2	521,297	73.1%	$27,307,800	61.1%
2023	7	33,284	4.7	2,414,024	5.4	554,581	77.8%	$29,721,824	66.5%
2024	6	35,644	5.0	2,068,147	4.6	590,225	82.8%	$31,789,971	71.1%
2025 & Beyond	12	122,566	17.2	12,925,963	28.9	712,791	100.0%	$44,715,934	100.0%
Total	135	712,791	100.0%	$44,715,934	100.0%

(1)	Based on the underwritten rent roll, including contractual rent steps through October 31, 2015.
(2)	Includes the building’s security and management offices.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

Operating History and Underwritten Net Cash Flow

	2012	2013	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$35,585,996	$34,840,348	$34,484,013	$44,715,934(3)	$62.73	86.0%
Vacant Income	0	0	0	3,680,279	5.16	7.1%
Gross Potential Rent	$35,585,996	$34,840,348	$34,484,013	$48,396,213	$67.90	93.1%
Total Reimbursements	2,673,958	3,019,339	2,987,719	3,276,638	4.60	6.3%
Other Income	416,722	330,508	194,725	313,985	0.44	0.6%
Net Rental Income	$38,676,676	$38,190,195	$37,666,457	$51,986,836	$72.93	100.0%
(Vacancy/Credit Loss)	0	(60,687)	(86,621)	(3,899,013)	(5.47)	(7.5%	)
Effective Gross Income	$38,676,676	$38,129,508	$37,579,836	$48,087,824	$67.46	92.5%
Total Expenses	$17,661,985	$18,667,607	$18,771,752	$20,697,525	$29.04	43.0%
Net Operating Income	$21,014,691	$19,461,901	$18,808,084(4)	$27,390,298(4)	$38.43	57.0%
Total TI/LC, Capex/RR	0	0	0	2,956,988	4.15	6.1%
Net Cash Flow	$21,014,691	$19,461,901	$18,808,084	$24,433,310	$34.28	50.8%

(1)	TTM column represents the trailing twelve months ending July 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place include $895,565 in contractual rent steps through October 31, 2015.
(4)
The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily the result of five new or renewed leases to tenants expanding or relocating within the building, representing approximately 111,686SFand $7,633,820 of annual rent, with lease commencement dates ranging from December1, 2014 through February 1, 2015.

Property Management. The property is managed by Cushman & Wakefield, Inc. under an agreement that automatically renews annually unless terminated by either party in writing.

Escrows and Reserves. At origination, the borrower deposited into escrow $413 for engineering repairs and approximately $16,028,841 for unfunded obligations. The unfunded obligations reserve covers unfunded tenant improvements of $7,153,458, façade repairs of $4,021,131, rent abatements for existing tenants of $3,094,077, building improvements in progress of $1,393,384 and unfunded leasing commissions of $366,791.

Tax Escrows -The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Period (as defined below) exists.

Insurance Escrows -The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Period (as defined below) exists.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve escrow is waived so long as no Cash Sweep Period (as defined below) exists. During the existence of a Cash Sweep Period, the borrower is required to deposit 1/12 of the amount estimated by the lender to be due for replacements and repairs at the property over the course of the year.

TI/LC Reserves-The requirement for the borrower to make monthly deposits to the TI/LC escrow is waived so long as no Cash Sweep Period exists. During the existence of a Cash Sweep Period, the borrower is required to pay to the lender on each monthly payment date the sum of $229,649 (approximately $3.86 PSF annually), which amounts will be deposited with and held by the lender for tenant improvement and leasing commission obligations.

Lockbox / Cash Management. The 500 Fifth Avenue Whole Loan is structured with a hard lockbox.  The borrower and property manager are required to direct tenants to deposit all rents directly to the lockbox account.  All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — 500 Fifth Avenue

A “Cash Sweep Period” means, subject to termination in accordance with the related loan documents, the period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt yield on a trailing twelve-month basis falls below 7.0%, or (iii) any bankruptcy action of the borrower or manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

UNION SQUARE GRAM
ERCY PARK LINCOLN
SQUARE 5TH AVENUE
BATTERY PARK MANHAT
TAN MIDTOWN UPPER
EAST SIDE

Marriott
COURTYARD
Marriott
866

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

Mortgage Loan Information                                                                                 Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$86,000,000	Title(2):	Fee & Leasehold
Cut-off Date Principal Balance:	$86,000,000	Property Type - Subtype:	Hotel - Select Service
% of Pool by IPB:	7.1%	Net Rentable Area (Rooms):	317
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	DiamondRock Manhattan/Midtown East Tenant, LLC; DiamondRock Manhattan/Midtown East Owner, LLC	Year Built / Renovated:	1966 / 2013
Sponsor:	DiamondRock Hospitality Limited Partnership	Occupancy/ADR/RevPar(3):	91.2%/$284.92/$259.76
Interest Rate:	4.4000%	Occupancy Date/ADR/RevPar Date:	11/30/2014
Note Date:	7/18/2014	Number of Tenants:	N/A
Maturity Date:	8/6/2024	2011 NOI:	$8,872,447
Interest-only Period:	23 months	2012 NOI:	$9,635,308
Original Term:	120 months	2013 NOI:	$8,567,625
Original Amortization:	360 months	TTM NOI (as of 11/2014):	$11,090,137
Amortization Type:	IO-Balloon	UW Economic Occupancy/ADR/RevPar(3):	91.2%/$284.92/$259.76
Call Protection:	L(31),Def(79),O(10)	UW Revenues:	$31,050,256
Lockbox(1):	Springing	UW Expenses:	$19,960,119
Additional Debt:	No	UW NOI:	$11,090,137
Additional Debt Balance:	N/A	UW NCF:	$9,383,611
Additional Debt Type:	N/A	Appraised Value / Per Room:	$148,000,000/ $466,877
Additional Future Debt Permitted:	No	Appraisal Date:	6/10/2014

Escrows and Reserves(4)                                                                                       Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$271,293
Taxes:	$419,059	$259,429	N/A	Maturity Date Loan / Room:	$230,605
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.1%
FF&E Reserves:	$0	4% of total gross revenue from calendar month	N/A	Maturity Date LTV:	49.4%
Seasonality Reserve:	$120,000	$60,000	N/A	UW NCF DSCR:	1.82x
				UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$86,000,000	100.0%	Return of Equity	$42,207,148	49.1%
			Payoff Existing Debt	41,320,000	48.0
			Closing Costs	1,933,793	2.2
			Upfront Reserves	539,059	0.6
Total Sources	$86,000,000	100.0%	Total Uses	$86,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	For a more detailed description of title, please refer to “Air Rights Lease” below.
(3)	Occupancy and UW Economic Occupancy represents the occupancy for the trailing twelve months ending November 30, 2014.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

The Loan. The Courtyard Midtown East loan is secured by a first mortgage lien on the fee and leasehold interest in a 317-room select service hotel located in New York, New York, and consists of a condominium interest in a building that has four condominium units. The loan has an outstanding principal balance of $86.0 million and a maturity date of August 6, 2024. The loan has a 10-year term and, subsequent to a 23 month interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are comprised of DiamondRock Manhattan/Midtown East Tenant, LLC and DiamondRock Manhattan/Midtown East Owner, LLC, each of which is a Delaware limited liability company and a special purpose entity. The dual borrower structure is designed to allow the operating entity to pay rent to the owner, which income qualifies as rents from real properties for tax purposes. The borrowers have a 47.7% ownership interest in the condominium, and therefore do not have a controlling interest in the condominium regime. However, the condominium documents require all major actions that affect any condominium unit to be consented to by the permitted mortgagee of the affected units. In addition, all insurance maintained on the property must cover the interest of any permitted mortgagee.

The Sponsor. The loan sponsor and non-recourse carve out guarantor is the operating partnership, and wholly owned subsidiary, of DiamondRock Hospitality Limited Partnership (“DRH”), (NYSE: DRH), a publicly traded real estate investment trust. DRH is a lodging-focused real estate investment trust that owns a portfolio of premium hotels and resorts. DRH was founded in 2004, went public in 2005, and is headquartered in Bethesda, Maryland. As of June 27, 2014, DRH had a market capitalization of $2.54 billion. DRH’s portfolio is concentrated in key gateway cities and in destination resort locations and is operated under leading global lodging brand companies Marriott International, Inc. (“Marriott”), Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), and Hilton Worldwide (“Hilton”). As of December 31, 2013, DRH owned 26 hotels with 11,121 guest rooms. The New York City hotels include the property, The Lexington Hotel New York located at 511 Lexington Avenue, the Courtyard Manhattan/Fifth Avenue located at 3 East 40th Street, and the Hilton Garden Inn Chelsea located at 121 West 28th Street. DRH maintains a capital structure with no corporate level debt, preferred equity, or convertible bonds, a $200.0 million senior unsecured credit facility and significant balance sheet flexibility with no outstanding borrowings under its $200 million senior unsecured credit facility as of March 31, 2014, as well as approximately half of its hotels being unencumbered by mortgage debt.

The Property. The property is a 317-room, renovated in 2013, select service hotel located at 866 Third Avenue, New York, NY 10022. The property consists of the condominium interest in the hotel portion of a 30-story midtown Manhattan, high-rise building. The property was built in 1966 and completed a major renovation between January 2013 and June 2013 at an estimated cost of $9.25 million. Approximately $8 million ($25,000/room) was spent on a complete guestroom refresh program and new lobby bistro. Renovations included major lobby remodelling, renovation of a restaurant, a new rooftop HVAC unit, and guest room upgrades including new mattresses & box springs, new doors, new floor coverings, and bathtub refurbishment. Amenities at the hotel include valet parking and bellman, a restaurant, a fitness center, a business center, a valet dry-cleaning service, and a 420 SF meeting room. The renovation also included the conversion of meeting rooms into 5 additional guestrooms, resulting in a room mix of 126 double-queen, 158 king, 29 executive king, and 4 king suites. Most of the guestrooms range from between 340 and 425 SF, which is approximately 40% larger than the average New York City hotel room.

The Market. The property is located in the heart of midtown Manhattan’s Eastside, close to Madison Avenue and Fifth Avenue businesses, shopping and dining. Within walking distance from the hotel, guests will find Central Park, Saint Patrick’s Cathedral, Grand Central Station, Rockefeller Center, the Chrysler Building, Broadway shows and Radio City Music Hall. Nearby office properties include Citigroup’s headquarters, Bloomberg’s headquarters and JP Morgan’s headquarters. There are many renowned New York City restaurants in the property’s vicinity, providing guests with a large selection of nearby dining alternatives. Retail outlets available within a short walking distance of the property are varied and include Bloomingdale’s flagship store, haute couture shops on Fifth Avenue, including Saks Fifth Avenue and Tiffany’s, as well as high-end shops on Madison Avenue.

The property’s main entrance is located on 3rd Avenue, a one-way thoroughfare carrying northbound traffic. Local access to the property is further enhanced by the presence of the Lexington-53rd Street subway station, which provides access to the E and M lines, as well as the 51st Street subway station, which serves the 6 line. Air transportation in the New York City area is provided by three major airports: LaGuardia and John F. Kennedy (JFK) International Airports, which are located in the Borough of Queens, and Newark International Airport, which is located in Newark, New Jersey. LaGuardia is located approximately nine miles northeast

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

of the property, while JFK is situated 17 miles to the southeast. Newark International Airport is located approximately 18 miles southwest of the property.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Courtyard Midtown East			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	88.8%	$224.19	$199.14	86.7%	$269.52	$233.74	97.6%	120.22%	117.37%
2013	86.0%	$229.83	$197.65	82.2%	$276.36	$227.22	95.6%	120.25%	114.96%
TTM(2)	92.5%	$238.00	$220.21	91.2%	$285.48	$260.26	98.6%	119.95%	118.19%

(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Autograph Collection. The Lexington New York City, Double Tree New York City Metropolitan Hotel. The Roosevelt Hotel and Hilton Manhattan East.

(2)	TTM represents the trailing twelve month period ending November 30, 2014.

Competitive Hotels Profile(1)

				2013 Estimated Market Mix			2013 Estimated Market Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Courtyard Midtown East	317	1966	420	60%	10%	30%	82.3%	$276.04	$227.30
DoubleTree by Hilton Metropolitan	764	1962	12,000	45%	30%	25%	97.0%	$244.00	$236.68
Marriott New York East Side	646	1923	21,000	55%	30%	15%	87.0%	$303.00	$263.61
Affinia 50	209	1964	None	55%	10%	35%	65.0%	$270.00	$175.50
Renaissance Hotel 57	204	1940	4,608	50%	10%	40%	85.0%	$297.00	$252.45
Residence Inn by Marriott Midtown East(2)	211	1972	1,320	55%	10%	35%	84.0%	$297.00	$249.48
W New York	694	1926	8,868	50%	30%	20%	81.0%	$318.00	$257.58
Total(3)	2,728						85.8%	$284.21	$243.89

(1)	Source: Appraisal.
(2)	Partial year - reopened in February 2013.
(3)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM (1)	Underwritten	Per Room (2)	% of Total Revenue (3)
Occupancy	83.3%	86.2%	82.3%	91.2%	91.2%
ADR	$262.93	$269.49	$276.04	$284.92	$284.92
RevPAR	$219.01	$232.28	$227.30	$259.76	$259.76
Room Revenue	$24,941,371	$26,524,544	$26,299,917	$30,055,336	$30,055,336	$94,812	96.8%
Food and Beverage	802,188	855,451	589,159	665,387	665,387	$2,099	2.1%
Other Department Revenues	244,833	215,507	256,199	329,533	329,533	$1,040	1.1%
Total Revenue	$25,988,392	$27,595,502	$27,145,275	$31,050,256	$31,050,256	$97,950	100.0%
Room Expense	5,997,407	6,241,090	6,471,894	7,407,656	7,407,656	$23,368	24.6%
Food and Beverage Expense	838,771	876,875	1,016,218	741,039	741,039	$2,338	111.4%
Other Departmental Expenses	333,533	361,399	427,579	445,154	445,154	$1,404	135.1%
Departmental Expenses	$7,169,711	$7,479,364	$7,915,691	$8,593,849	$8,593,849	$27,110	27.7%
Departmental Profit	$18,818,681	$20,116,138	$19,229,584	$22,456,407	$22,456,407	$70,840	72.3%
Operating Expenses	$7,500,656	$7,793,007	$7,904,258	$8,515,247	$8,515,247	$26,862	27.4%
Gross Operating Profit	$11,318,025	$12,323,131	$11,325,326	$13,941,160	$13,941,160	$43,978	44.9%
Fixed Expenses	2,445,578	2,687,823	2,757,701	2,851,023	2,851,023	$8,994	9.2%
Net Operating Income	$8,872,447	$9,635,308	$8,567,625	$11,090,137	$11,090,137	$34,985	35.7%
FF&E (4)	1,039,536	1,103,820	1,085,811	1,242,011	1,242,010	$3,918	4.0%
Incentive Management Fee (5)	-	0	0	0	464,516	$1,465	1.5%
Net Cash Flow	$7,832,911	$8,531,488	$7,481,814	$9,848,126	$9,383,611	$29,601	30.2%

(1)	TTM column represents the trailing twelve-month period ending on November 30, 2014.
(2)	Per Room values based on 317 guest rooms.
(3)	Percentage column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	The Manager is required to reserve 4.0% of Total Revenue in accordance with the Marriott management agreement.
(5)	Incentive Management Fee is based on 25% of NOI after FF&E in excess of $7,990,063.

Property Management. The property is managed by Courtyard Management Corporation (the “Manager”), a subsidiary of Marriott International, Inc. Marriott International, Inc. is a leading worldwide hospitality company that was organized as a corporation in 1997 and became a public company in 1998 (NASDAQ:MAR). Marriott International, Inc. operates, franchises, or licenses over 3,900 lodging properties in the United States and 74 countries and territories. Marriott International, Inc. operates and franchises hotels under 18 brands, including Marriott, JW Marriott, Renaissance, EDITION, Autograph Collection, Residence Inn, Courtyard, Towne Place Suites, Fairfield Inn, and Spring Hill Suites and reported revenues of over $12 billion in fiscal year 2013. Marriott International, Inc. develops and operates vacation ownership resorts under the Marriott and Ritz-Carlton brands, operates executive apartments and conference centers, and provides furnished corporate housing through its Execu Stay by Marriott and Marriott Executive Apartments division. Named one of the “100 Best Companies to Work For” by Fortune for the 16th consecutive year in 2013, Marriott International, Inc.is headquartered in Bethesda, Maryland, and has approximately 325,000 employees.

The Manager manages the property under a 30-year management agreement with DiamondRock Manhattan/Midtown East Owner, LLC (“Owner”) that expires in December 2035, with two 10-year renewal options (at Manager’s option). Under this management agreement, the Manager receives a base management fee of 5.0%. In addition, the Manager receives an annual incentive management fee equal to 25% of net operation income above the “Owner’s Priority”, which is defined as 10.75% of the owner’s investment. In additional, the Manager is entitled to an annual incentive management fee equal to 25.0% of the amount by which the operating profit for such period exceeds the Owner’s Priority. As of November 2004, the Owner’s Priority was equal to approximately $8.0 million. The Manager manages the property and has an incentive management fee structure, and there is no franchise agreement or franchise fee. The Manager executed a subordination, nondisturbance and attornment agreement with the lender with respect to the management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

Escrows and Reserves. At closing, the borrowers were required to deposit into escrow $419,059 for a tax reserve and $120,000 for a seasonality reserve.

Real Estate Tax Reserve and Condominium Association Reserves- Real estate taxes and condominium association assessments are paid directly by the Manager under the terms of its management agreement with Owner. Real estate tax and condominium association reserves are not escrowed while the property is managed by the Manager or a comparable replacement manager  and are paid by such manager; however, the lender requires that the borrowers provide proof of full payment of real estate taxes five days prior to the date they are due through delivery of proof of payment acceptable to the lender or at the lender’s request. In the event that the Manager or a comparable replacement manager is not managing the property or the Manager or such replacement manager is not maintaining reserves for real estate taxes or condominium association assessments, the borrowers will escrow for real estate taxes and condominium association assessments with the lender.

Insurance Reserve - DRH maintains a blanket policy covering its properties. Insurance reserves are not escrowed while the property is managed by the Manager or a comparable replacement manager and paid by such manager or, if part of Owner’s portfolio, the property is covered under a blanket policy; however, the borrowers are required to provide proof of payment of insurance acceptable to the lender no later than five business days prior to when such payment is due.

FF&E Reserve - FF&E reserves are required to be collected by the Manager under the terms of its management agreement with Owner. FF&E reserves are not escrowed while the property is managed by the Manager or a comparable replacement manager and reserved by such manager; however, the borrowers , upon request of the lender (made no more frequently than once per calendar month), are required to deliver to the lender such accountings and reconciliations of such FF&E reserve as reasonably requested by the lender and/or an officer’s certificate certifying to the lender to the best of the borrowers’ knowledge the satisfaction of disbursement conditions with respect to such reserves as if such reserve was being held by the lender. In the event that the management agreement or a replacement management agreement with a comparable replacement manager is not in place at the property or such management agreement does not require a reserve for FF&E or such reserve is not subject to a control agreement reasonably acceptable to the lender, the lender will require a replacement reserve to be held with the lender.

Seasonality Reserve - At closing, the borrowers deposited into the seasonality reserve the sum of $120,000, representing monthly deposits for July and August and, thereafter, will deposit for each of the months of September, October, November and December, the sum of $60,000 until such time as $360,000 has been deposited with the lender. Thereafter, each year the lender will determine within 60 days from the end of March, the required additional monthly deposits for July through December based on the cash flow shortfall during the months of January, February, and March assuming the next year’s debt service requirements and a 1.10x debt service coverage ratio. Amounts on deposit in the seasonality reserve will be disbursed by the lender, upon written request of the borrower, for the payment of anticipated shortfalls in debt service on the forthcoming payment date in January, February and March. All sums remaining on deposit in the seasonality reserve will be disbursed to the borrower on the payment date in April of each calendar year, provided no event of default under the mortgage loan documents is then continuing.

Lockbox / Cash Management. The Loan is structured with a springing Lockbox. (i) At any time the property is not managed by a third party manager pursuant to the management agreement or a replacement third party management agreement, the borrowers will be required to establish and maintain a segregated eligible account (the “Lockbox Account”) with a lockbox bank in trust for the benefit of the lender, which Lockbox Account will be under the sole dominion and control of the lender.(ii) For so long as the management agreement or a replacement third party management agreement with a comparable replacement manager is in effect at the property, the borrowers will be required to cause all revenues from property to be collected by the Manager or such replacement manager and deposited into accounts maintained by such manager at eligible institutions. The borrowers are required to cause the Manager or such replacement manager to agree in writing to cause all amounts required to be distributed to the borrowers pursuant to the management agreement or the replacement third party management agreement to be deposited into the cash management account. All such deposits are required to be made no less frequently than once per month.

All funds on deposit in the cash management account during the continuance of an event of default under the mortgage loan documents may be applied by the lender in such order and priority as the lender determines. Any excess cash flow reserve funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Courtyard Midtown East

remaining after the debt has been paid in full or the loan has been defeased will be paid to the borrower’s (or at the borrowers’ option, applied to the loan as part of such repayment).

Air Rights Lease. An air rights lease was entered into by Max and Milton Vanger and 870 Third Corp. in August 1964 in order to prevent the construction of another building along the Courtyard Midtown East’s western façade. The air rights lease has a current rent of $15,000 per annum and expires on July 31, 2041, subject to two 25-year renewal options.  Rent for the renewal options is the greater of $15,000 per annum or 3-1/3% of the land value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

macy's
Westfield

TARGET

H&M

UNI QLO

FOREVER 21

The Cheesecake Factory

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

MERRIT PARKWAY (Limited Access Highway)
MADISON AVE
ELMWOOD AVE
WALNUT AVE
MADISON AVE
GREEN STREET
OLD TOWN ROAD
RING ROAD
WALBURN AVE
STUART PLACE
GORHAM PLACE
MAIN STREET
PARKING STRUCTURE
TWO LEVEL ENCLOSED MALL
PARKING STRUCTURE
N
Anchor / Major
Non Anchor
Ground Lease: Improvements Not Part of the Collateral

Main Street (25,200 ADT)
Merritt Parkway (53,100 ADT)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$77,179,054	Title:	Fee
Cut-off Date Principal Balance(1):	$77,179,054	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.4%	Net Rentable Area (SF)(4):	1,130,472
Loan Purpose:	Refinance	Location:	Trumbull, CT
Borrower:	Trumbull Shopping Center #2 LLC	Year Built / Renovated:	1962 / 2010
Sponsors:	Westfield America, Inc.; Westfield America Limited Partnership	Occupancy(5):	98.0%
Interest Rate:	3.8000%	Occupancy Date(5):	12/31/2014
Note Date:	2/3/2015	Number of Tenants(5):	155
Maturity Date:	3/1/2025	2011 NOI:	$15,518,868
Interest-only Period:	120 months	2012 NOI:	$15,470,784
Original Term:	120 months	2013 NOI:	$16,569,404
Original Amortization:	None	2014 NOI:	$17,642,012
Amortization Type:	Interest Only	UW Economic Occupancy:	97.7%
Call Protection(2):	L(24),Def or YM1%(89),O(7)	UW Revenues:	$32,495,201
Lockbox(3):	Hard	UW Expenses:	$15,311,011
Additional Debt(1):	Yes	UW NOI:	$17,184,190
Additional Debt Balance(1):	$75,120,946	UW NCF:	$16,006,725
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF(6):	$262,000,000 / $232
Additional Future Debt Permitted:	No	Appraisal Date:	11/30/2014

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(8):	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.1%
Replacement Reserves:	$0	Springing	$106,812	Maturity Date LTV:	58.1%
TI/LC:	$0	Springing	$667,608	UW NCF DSCR:	2.73x
				UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$152,300,000	100.0%	Closing Costs	$901,369	0.6%
			Return of Equity	151,398,631	99.4
Total Sources	$152,300,000	100.0%	Total Uses	$152,300,000	100.0%

(1)
The Westfield Trumbull loan is part of a loan evidenced by six notes with an aggregate original principal balance of $152.3 million. The financial information presented in the chart above reflects the cut-off date balance of the $152.3 million Westfield Trumbull Whole Loan.

(2)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 1, 2015.  However, the borrower will be permitted to prepay a portion of the Westfield Trumbull Whole Loan during the lockout period if the debt yield falls below 7.50%, in an amount necessary to achieve a debt yield equal to or greater than 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.  If the borrower prepays any portion of the Westfield Trumbull Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Trumbull Whole Loan, however, after such lockout period, the borrower will be permitted to prepay the Westfield Trumbull Whole Loan in an amount equal to the greater of 1.0% and a yield maintenance charge.

(3)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(4)
Net Rentable Area (SF) of 1,130,472 SF includes ground lease tenant spaces: Target (194,322 SF), JC Penney (150,547 SF) and Lord and Taylor (118,000 SF), which are pad leased to, and improvements on which are owned by, the respective retailers. The building improvements will revert to borrower upon lease termination.

(5)	Occupancy and number of tenants includes ground lease tenant space.
(6)	Appraised Value PSF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.
(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	Loan PSF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

The Loan. The Westfield Trumbull loan is secured by a first mortgage lien on a 1,130,472 SF (including 462,869 SF of ground lease tenant space) regional mall located on a 77.37 acre site in Trumbull, Connecticut. The whole loan has an outstanding principal balance of $152.3 million (the “Westfield Trumbull Whole Loan”), which is comprised of six notes identified as Note A-1, Note A-2 and Note A-3 (collectively, the “A Notes”) and Note B-1, Note B-2 and Note B-3 (collectively, the “B Notes”). The six notes have outstanding balances of $75.00 million, $40.00 million, $33.00 million, approximately $2.18 million, approximately $1.16 million and approximately $0.96 million for Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3, respectively.

Notes A-1 and B-1 (together, “Note Group 1”) have an outstanding principal balance as of the cut-off date of $77,179,054 and are being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust.  The holder of Note Group 1 (the “Controlling Noteholder”) will be the trustee of the CSAIL 2015-C1 Commercial Mortgage Trust. The trustee of the CSAIL 2015-C1 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event, the controlling class representative) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Westfield Trumbull Whole Loan; however, the holders of Notes A-2 and B-2 (together, “Note Group 2”) and Notes A-3 and B-3 (together, “Note Group 3”) will be entitled, under certain circumstances, to consult with respect to certain major decisions. Note Group 2 and Note Group 3 are currently held by Column and are expected to be contributed to one or more future securitized trusts.

Note Group 1 accrues interest at the same rate as the pari passu Note Group 2 and Note Group 3, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 2 and Note Group 3, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The holders of Note Group 1, Note Group 2 and Note Group 3 have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Trumbull Whole Loan. Each note will be serviced pursuant to terms of the CSAIL 2015-C1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The A Notes and B Notes are pari passu notes, differing only with respect to the availability of limited recourse to the sponsor/guarantor which is available only to the A Notes, as further described below.

The Borrower. The borrower, Trumbull Shopping Center #2 LLC, is a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $152.3 million based on an allocated purchase price of $321.3 million. O’Conner Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Wheaton, Maryland. The mall located in Wheaton, Maryland serves as collateral for the Westfield Wheaton loan which is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. See “Mortgage Loan No. 5—Westfield Wheaton.”

The Sponsor. The sponsors and non-recourse carve-out guarantors are Westfield America, Inc., a private, untraded real estate investment trust, and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36 super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage.

The sponsors own a membership interest in a joint venture with O’Conner Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. is invested concurrently in two additional Westfield regional malls located in Palm Desert, California and Wheaton, Maryland, under the joint venture agreement. Westfield America, Inc. provides a limited recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,130,472 SF (including 462,869 SF of ground lease tenant SF) regional mall located in Trumbull, Connecticut. The property was originally constructed in 1962 as a one-level, two anchor center with a “barbell” design, which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

extended between what is now Macy’s and Target. The JC Penney and Lord and Taylor anchors were added in 1985 and 1992, respectively, and a lower level truck tunnel was subsequently converted to retail space. The main mall building is configured as two offset rectangles formed by the four anchors, with central bisecting corridors and lobbies. The two parking decks are located along the southwest and northeast portions of the main mall building. The Macy’s and outparcel building are owned by the borrower, with the building leased to L.A. Fitness. The 462,869 SF ground lease tenants include the Target, JC Penney, and Lord and Taylor anchor buildings, which are pad leased and owned (building improvements) by the respective retailers. The property consists of four anchor and seven junior anchor tenants.

The enclosed, two-level mall is presently 98.0% occupied by 155 tenants (including the ground lease tenants) as of December 2014. National in-line tenants include Aéropostale, American Eagle Outfitters, Banana Republic, Bath & Body Works, Charlotte Russe, Coach, Express, Godiva Chocolatier, Foot Locker, The Gap, J. Crew, Kay Jewelers, Sephora, Swarovski, Victoria’s Secret, Zumiez, and others. Net operating income (“NOI”) has increased 13.7% from approximately $15.5 million in 2011 to approximately $17.6 million in 2014. Recent leasing includes the first Uniqlo store in Connecticut, which opened in November 2013, the Cheesecake Factory, which opened its third Connecticut location at the property in August 2014, and Apple, which opened in October 2014. The property’s in-line (<10,000 SF) comparable tenant sales are $404 PSF for the trailing twelve months ending November 30, 2014.

In the fall of 2010, a $40.0 million renovation was completed at the property, which included relocating and renovating the former food court into a new dining commons, plus remodelling and remerchandising the property. The sponsors are assembling several single-family home sites (not part of the collateral) adjacent to the east totalling approximately 13 acres, to expand the property complex by up to approximately 180,000 SF, and possibly add a multi-screen theater or big box retailer (though specific plans as to development, if any, have not been finalized).

Primary access to the property is provided by Interstate 95 as well as Route 8, 15, 108, 127, and 111. The property is situated in the southwest quadrant of the intersection of Main Street (Route 111) and the Merritt Parkway (Route 15). The property’s primary 7-mile trade area has a population of 337,197 with an average household income of $93,263, and approximately 53,100 vehicles pass the property daily on the Merritt Parkway.

The Market. South of the property is densely developed with a variety of freestanding and strip retail centers, medical office buildings, fast food restaurants and service stations. Just south of the property, on the opposite side of Old Town Road is Commerce Park, a 5-building medical office park. Further south is Brookside Shopping Center, a 125,000 SF community center anchored by Stop & Shop and Staples. Recently the Brookside Shopping Center added The Sports Authority as a junior anchor tenant. A freestanding Marshalls and Red Lobster also shadow anchor this center. North of the property, Main Street is less developed and more residential in nature. Also, within one mile of the property is Sacred Heart University, the second largest Catholic university in New England(behind Boston College) which offers more than 40 degree programs to over 7,500 students at the bachelor’s, master’s and doctoral levels.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales (PSF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Westfield - Connecticut Post	1960 /2005	1,331,918	$340	91%	9.5	Dick’s Sporting Goods, JC Penney
Stamford Town Center	1982 / 2007	767,000	$450	92%	20.3	Macy’s
Danbury Fair Mall	1986 / 2007	1,287,786	$636	97%	17.0	JC Penney, Lord and Taylor, Macy’s, Sears
Brass Mill Center	1997 / N/A	1,179,405	$350	89%	24.0	Macy’s, JC Penney, Sears, Burlington Coat Factory
Westfield - Meriden	1971 / 1999	893,052	$300	89%	30.0	Best Buy, Dick’s Sporting Goods, JC Penney, Macy’s

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
93.3%	79.9%	72.2%	79.7%	89.4%	88.3%	89.1%	98.0%

(1)	Source: Occupancy history report. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$179	1.7%	$174	1.8%	$173	2.1%
Majors(4)	$174	18.0%	$159	21.4%	$165	22.4%
Specialty Stores/Others(5)	$400	16.4%	$407	18.0%	$404	18.3%

(1)	Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors.
(2)           TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.
(3)           Anchors include Target, JC Penney, and Lord and Taylor, each of which own their own improvements and operate under a pad lease.
(4)	Majors include tenants occupying between 10,000 and 40,000 SF. As of November 30, 2014, Majors included L.A. Fitness, Forever 21, H&M, Old Navy, Uniqlo, The Gap and Abercrombie & Fitch.
(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Macy’s	Baa2 / BBB+ / BBB	213,081	18.8%	$2.25	$132	2.6%	12/31/2018
Target(5)	A2 / A / A-	194,322	17.2%	$5.67	$269	2.1%	1/31/2029
JC Penney(5)	Caa1/ CCC+ / CCC	150,547	13.3%	$0.66	$83	1.5%	5/31/2017
Lord and Taylor(5)	B1 / NR / NR	118,000	10.4%	$2.80	$206	1.6%	1/31/2043
L.A. Fitness	NA / NA / NA	39,151	3.5%	$19.75	$88	28.8%	3/20/2027
Forever 21	NA / NA / NA	21,906	1.9%	$14.48	$180	28.2%	1/31/2020
H&M	NA / NA / NA	20,649	1.8%	$19.69	$200	13.0%	1/31/2022
Old Navy	Baa3 / BBB- / BBB-	14,186	1.3%	$0.00	$256	7.9%	1/31/2017
Uniqlo	NA / A / NA	11,144	1.0%	$30.90	$228	14.4%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increases occurring through March 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including ground leased units.
(4)
Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending November 30, 2014 as provided by the sponsors.

(5)	Tenant owns its improvements subject to a ground lease. Net rentable areas are derived from the improvements. Ground lease base rent and lease expiration provisions are presented.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,090	2.0%	NAP	NAP	23,090	2.0%	NAP	NAP
MTM	9	26,943	2.4	$678,581	4.2%	50,033	4.4%	$678,581	4.2%
2015	6	15,425	1.4	666,036	4.2	65,458	5.8%	$1,344,617	8.4%
2016	30	72,915	6.4	2,518,815	15.7	138,373	12.2%	$3,863,432	24.2%
2017	9	176,817	15.6	799,146	5.0	315,190	27.9%	$4,662,578	29.1%
2018	24	231,911	20.5	1,966,102	12.3	547,101	48.4%	$6,628,680	41.4%
2019	13	33,955	3.0	1,103,578	6.9	581,056	51.4%	$7,732,258	48.3%
2020	7	28,510	2.5	925,415	5.8	609,566	53.9%	$8,657,673	54.1%
2021	10	21,725	1.9	956,604	6.0	631,291	55.8%	$9,614,277	60.1%
2022	14	52,943	4.7	1,516,441	9.5	684,234	60.5%	$11,130,718	69.6%
2023	7	11,856	1.0	286,111	1.8	696,090	61.6%	$11,416,829	71.4%
2024	11	45,851	4.1	1,013,527	6.3	741,941	65.6%	$12,430,356	77.7%
2025 & Beyond	16	388,531	34.4	3,565,398	22.3	1,130,472	100.0%	$15,995,754	100.0%
Total	156	1,130,472	100.0%	$15,995,754	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.
(2)	Ground lease tenants Target, JC Penney, and Lord and Taylor, totaling 462,869 SF, are included in the schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$14,181,896	$14,058,529	$14,853,121	$15,623,072	$15,995,754	$14.15	49.8%
Vacant Income	0	0	0	0	1,023,008	0.90	3.2%
Percentage Rent(4)	376,297	492,691	685,197	546,013	645,760	0.57	2.0%
Gross Potential Rent	$14,558,193	$14,551,220	$15,538,318	$16,169,085	$17,664,522	$15.63	55.0%
Total Reimbursements	10,210,510	12,428,588	13,692,187	14,123,406	14,429,419	12.76	45.0%
Net Rental Income	$24,768,703	$26,979,808	$29,230,505	$30,292,491	$32,093,942	$28.39	100.0%
(Vacancy/Collection Loss)	(104,350)	(221,341)	(71,135)	11,819	(852,766)	(0.75)	(2.7%)
Other Income	1,647,370	1,491,487	1,441,195	1,254,026	1,254,026	1.11	3.9%
Effective Gross Income	$26,311,723	$28,249,954	$30,600,565	$31,558,336	$32,495,201	$28.74	101.3%

Total Expenses	$10,792,855	$12,779,170	$14,031,161	$13,916,324	$15,311,011	$13.54	47.1%

Net Operating Income	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$17,184,190	$15.20	52.9%
Total TI/LC, Capex/RR	0	0	0	0	1,177,466	1.04	3.6%
Net Cash Flow	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$16,006,725	$14.16	49.3%

(1)	Underwritten Rents in Place includes base rent and rent increases occurring through March 31, 2016, including ground lease tenants.
(2)	PSF based of total SF including ground lease tenant improvements.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Taxes/Insurance – The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

Tenant Improvement and Leasing Commissions Reserve – The lender will collect $55,634monthly capped at $667,608 only during a Trigger Period or an event of default.

Replacements – The lender will collect $106,812 annually and $8,901 monthly (capped at $106,812) only during a Trigger Period or during a continuing of an event of default.

Deferred Maintenance – The engineer identified $89,613 of deferred maintenance, including $15,750 for pavement/parking lot repairs, $10,500 for site amenities/landscaping, $58,163 for façade work (walls/windows/doors), and $5,200 for ADA compliance. The lender did not reserve for but required the borrower to complete these items within 12 months of funding.

In lieu of funding the above reserve accounts, the borrower may (1) deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to net worth and liquidity requirements to be agreed upon, the sponsors may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield falls below the Minimum Debt Yield (defined below) and ends when the debt yield rises equal to or more than the Minimum Debt Yield for two consecutive fiscal quarters, and (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westfield Trumbull

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided that no event of default or Trigger Period is continuing, all funds contained in the lockbox account are required to be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

Westfield
Wheaton
Bath & Body Works
H&M
H&M
macy's
TARGET
TARGET
VICTORIA'S SECRET
ALL NEW
INCREDIBLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

COSTCO

Giant

1948
DICK'S
SPORTING GOODS
classes

THAI

Westfield
DSW SHOES
Westfield

VANS
cricket

Westfield SOUTH

LA FITNESS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

Westfield
WHEATON
Office
North
CVS
pharmacy
Wheaton Metro Station
LINDSAY
Parking
macy's
Parking
Giant
Westfield Wheaton
TARGET
H&M
JCP
Valley View
JO-ANN
DSW
Parking
Party City
COSTCO
WHOLESALE
UPPER
LEVEL
DICK'S
SPORTING GOODS
LOWER
LEVEL
searsoutlet
Office
South
Veirs Mill Rd
Georgia Ave

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$42,617,526	Title:	Fee
Cut-off Date Principal Balance(1):	$42,617,526	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.5%	Net Rentable Area (SF)(4):	1,649,363
Loan Purpose:	Refinance	Location:	Wheaton, MD
Borrower:	Wheaton Plaza Regional	Year Built/Renovated:	1960/1987, 2005, 2013
	Shopping Center LLC	Occupancy(5):	96.1%
Sponsors:	Westfield America, Inc.; Westfield America Limited Partnership	Occupancy Date(5):	12/31/2014
Interest Rate:	3.8000%	Number of Tenants(5):	214
Note Date:	2/3/2015	2011 NOI:	$18,523,638
Maturity Date:	3/1/2025	2012 NOI:	$20,160,536
Interest-only Period:	120 months	2013 NOI:	$22,023,591
Original Term:	120 months	2014 NOI:	$24,585,214
Original Amortization:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$35,809,403
Call Protection(2):	L(24),Def or YM1%(89),O(7)	UW Expenses:	$12,092,073
Lockbox(3):	Hard	UW NOI:	$23,717,330
Additional Debt(1):	Yes	UW NCF:	$22,010,216
Additional Debt Balance(1):	$192,000,000	Appraised Value / PSF(6):	$402,000,000 / $244
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/29/2014
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(8):	$142
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$142
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.4%
Replacement Reserves:	$0	Springing	$208,872	Maturity Date LTV:	58.4%
TI/LC:	$0	Springing	$1,392,492	UW NCFDSCR:	2.43x
				UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$234,617,526	100.0%	Return of Equity	$230,985,551	98.5%
			Closing Costs	3,631,975	1.5
Total Sources	$234,617,526	100.0%	Total Uses	$234,617,526	100.0%

(1)
The Westfield Wheaton loan is part of a loan evidenced by six notes with an aggregate original principal balance of approximately $234.6 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $234.6 million Westfield Wheaton Whole Loan.

(2)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 1, 2015.  However, the borrower will be permitted to prepay a portion of the Westfield Wheaton Whole Loan during the lockout period if the debt yield falls below 7.50%, in an amount necessary to achieve a debt yield equal to or greater than 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.  If the borrower prepays any portion of the Westfield Wheaton Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Wheaton Whole Loan, however, in each case after such lockout period, the borrower will be permitted to prepay the Westfield Wheaton Whole Loan in an amount equal to the greater of 1.0% and a yield maintenance charge.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(4)
Net Rentable Area of 1,649,363 SF includes ground lease tenant spaces: Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF), which are pad leased to, and the improvements on which are owned by, the respective retailers until lease maturity when the improvements revert to the borrower. The total SF does not include approximately 39,000 SF, which is currently considered by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

borrower to be decommissioned space. A portion of this space will be occupied by American Multi-Cinema, Inc. in connection with the signed letter of intent (“LOI”) for the AMC theater operator (9 screen theater). The theater LOI calls for 43,585 SF located in the South Annex building.

(5)	Occupancy and Number of Tenants includes ground lease tenants.
(6)	Appraised Value PSF is calculated on Net Rentable Area of 1,649,363 SF which includes ground lease tenants.
(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	Loan PSF is calculated on Net Rentable Area of 1,649,363 SF which includes ground lease tenant space.

The Loan. The Westfield Wheaton loan is secured by a first mortgage lien on a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located on a 79.0 acre site in Wheaton, Maryland. The whole loan has an outstanding principal balance of $234,617,526 (the “Westfield Wheaton Whole Loan”), which is comprised of six notes identified as Note A-1, Note A-2 and Note A-3 (collectively, the “A Notes”), and Note B-1, Note B-2 and Note B-3 (collectively, the (“B Notes”). The six notes have outstanding balances of $108.4 million, $77.4 million, $41.3 million, $3.6 million, $2.6 million and $1.4 million for Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3, respectively.

Notes A-3 and B-3 (together, “Note Group 3”) have an outstanding principal balance as of the cut-off date of $42,617,526 and are being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust.  Notes A-1 and B-1 (together, “Note Group 1”) and Notes A-2 and B-2 (together, “Note Group 2”) are expected to be contributed to one or more future securitization trusts. The holder of Note Group 1 will be the controlling noteholder of the Westfield Wheaton Whole Loan. The holder of Note Group 1 or, following the securitization of Note Group 1, the trustee with respect to the related other securitization, as the holder of Note Group 1, (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the controlling class representative with respect to such other securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Westfield Wheaton Whole Loan; however, the holder of Note Group 2 and the CSAIL 2015-CI Commercial Mortgage Trust, as the holder of Note Group 3, will be entitled, under certain circumstances, to consult with respect to certain major decisions.

Note Group 3 accrues interest at the same rate as the pari passu Note Group 1 and Note Group 2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 1 and Note Group 2, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The holders of Note Group 1, Note Group 2 and Note Group 3 have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Wheaton Whole Loan. Prior to securitization of Note Group 1, each note will be serviced pursuant to terms of the CSAIL 2015-C1 pooling and servicing agreement.  Following the securitization of Note Group 1, each note will be serviced pursuant to terms of the pooling and servicing agreement governing that securitization. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The A Notes and B Notes are pari passu notes, differing only with respect to the availability of limited recourse to the sponsor/guarantor which is available only to the A Notes, as further described below.

The Borrower. The borrower, Wheaton Plaza Regional Shopping Center LLC, is a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $188.2 million based on an allocated purchase price of $396.9 million. O’Connor Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Trumbull, Connecticut. The mall located in Trumbull, Connecticut serves as collateral for the Westfield Trumbull loan which is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. See “Mortgage Loan No. 4—Westfield Trumbull.”

The Sponsor. The sponsors and non-recourse carveout guarantors are Westfield America, Inc., a private, untraded real estate investment trust and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36 super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage. The sponsors own a membership interest in a joint venture with O’Connor Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. invested concurrently in two additional Westfield regional

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

malls located in Palm Desert, California and Trumbull, Connecticut, under the joint venture agreement. Westfield America, Inc. provides a limited recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support.  Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located in Wheaton, Maryland. The unencumbered mall opened in 1960 and is anchored by Target, JC Penney, Macy’s, and Costco Wholesale. The property includes two strip retail buildings, two office buildings, and  single-tenant outparcels leased to Giant Food, L.A. Fitness, Office Depot (Sears Outlet sublet), CVS, Lindsay Ford of Wheaton, and Wendy’s, among others. The total collateral of 1,649,363 SF includes Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF) buildings, which are ground leased to, and the improvements are owned by the respective retailers until they revert to the sponsor at lease maturity.

The enclosed, two-level mall is presently 96.1% occupied by 214 tenants (including ground lease tenants) as of December 2014. National inline tenants include Bath & Body Works, Charlotte Russe, The Children’s Place, Express/Express Men, Foot Locker, GameStop, General Nutrition Center, Hollister, Kay Jewelers, Lenscrafters, Panera Bread, Payless Shoesource, Perfumania, Ruby Tuesday, Teavana, Victoria’s Secret, and others. Net Operating Income (“NOI”) has increased 32.7% from approximately $18.5 million in 2011 to approximately $24.6 million in 2014. Total mall sales at the property as of November 2014 were approximately $494.2 million, of which comparable mall sales were approximately $489.9 million ($378 PSF), which includes comparable in-line tenant sales (<10,500 SF) of approximately $101.3 million or $383 PSF.  The Westfield Wheaton north office building contains 113,118 SF, which is 79.5% leased to 35 tenants, and the Wheaton south office building contains 75,097 SF, which is 96.1% leased to 26 tenants.

The buildings comprising the Westfield Wheaton property were constructed in 1960. In 2005, a $100 million redevelopment was completed at the property, which added new Target and Macy’s anchors, plus 157,000 SF of specialty shops on the second level of one of the retail buildings. The development added a more upscale fashion component to the center and renovated much of the existing common area. The former Hecht’s department store, which was closed in 2006 after the merger between Federated Department Stores and May Department Stores, was replaced in 2013 with Costco Wholesale above a Dick’s Sporting Goods and JoAnn’s Fabric and Crafts on the lower level. The borrower has signed a letter of intent (“LOI”) with American Multi-Cinema, Inc. (“AMC”) to lease and re-develop a portion (43,585 SF) of the former vacant theater space located in the south annex building adjacent to the south office building. The LOI provides for an initial base rent of $1,125,000 ($25.81 PSF) for 15 years (the lease contemplated by the LOI provides for a 10% increase in years 6 and 11), for which AMC will receive a $3.7 million ($85.00 PSF) tenant allowance. Pursuant to the LOI, AMC will renovate the space for a 9-screen, 680-seat multi-plex theater anticipated to open by January 1, 2016.

Property Configuration

Mall: The central mall building is the primary structure, with two-level Target and Macy’s anchor stores at the west end, a four-level JC Penney anchor store at the east end, and a single level Costco Wholesale, which is situated above the ground-level Dick’s Sporting Goods and Jo-Ann Fabrics and Crafts stores on the south end.

Outparcels:

(i) Single Tenant Retail: The property contains single-tenant outparcel buildings on the perimeter, including, a Giant Food (58,800 SF) supermarket building off the west end of the mall building fronting on University Boulevard West, CVS (13,013 SF), Lindsay Ford of Wheaton (36,247 SF), and Wendy’s (2,550 SF) buildings northeast of the mall building fronting on Veirs Mill Road, the L.A. Fitness (32,316 SF) building at the southeast corner of the property at the intersection of Veirs Mill Road and Georgia Avenue, and a Sears Outlet (20,025 SF) building south of the mall building. Sears Outlet is a subtenant of Office Depot.

(ii) Retail/Commercial Strip Building (North): This retail strip building is just west of the Giant Food outparcel abutting University Boulevard West and is 90.8% leased to four tenants, including a Wells Fargo bank branch (3,570 SF), Baja Fresh (3,455 SF), Jersey Mike’s Subs (1,605 SF) and Starbucks (1,603 SF), with one 1,041 SF vacant unit.

(iii) South Annex: This retail/commercial building is southeast of the property and adjacent to the south office building. It is currently

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

leased to five tenants, including Ana G. Mendez University (20,000 SF), Party City (11,291 SF), American Beauty Academy (7,847 SF), Community Clinic (7,346 SF), Verizon (2,107 SF) and The UPS Store (835 SF). This building contains a former theater, which is not included in the property’s gross leasable area. The theater is expected to be re-developed.

Office:

(i) North: The 113,118 SF north office building is just east of the Giant Food outparcel perpendicular to University Boulevard West, and is 79.5% leased to 35 tenants, with primary tenants including Arthritis & Rheumatism (22,517 SF), sponsor affiliate Westfield LLC (10,063 SF), Jezic, Krum and Moyse, LLC (7,328 SF), and AAA Mid-Atlantic, Inc. (5,682 SF).

(ii) South: The 75,097 SF south office building is situated adjacent west of the South Annex retail/commercial building, and is 96.1% leased to 26 tenants, with primary tenants consisting of Montgomery County government agencies (28,993 SF).

The Market. Wheaton is home to the Wheaton Regional Park, which includes a nature center, riding stables, dog park, a picnic area with carousel and miniature train, an athletic complex with tennis bubble, ice rink, in-line skating rink, and ball fields. Brookside Gardens is Montgomery County’s award-winning 50-acre public display garden. Much of Wheaton was developed in the 1950s, and has been designated an Arts and Entertainment District by the State of Maryland, joining Silver Spring and Bethesda as the third district in Montgomery County to receive this distinction. Local artists working in Wheaton benefit from an income tax break, and developers that create spaces for artists to live and work receive exemptions from paying certain property taxes for up to 10 years. The Westfield Wheaton property is situated in downtown Wheaton, which is comprised of high rise office buildings, apartments, and single family homes. The Wheaton metro train and bus station is northeast of the property, and several newer high-rise residential buildings are located around the station. Other nearby uses include the Kenmont Swim & Tennis Club to the west, with residential uses surrounding the subject to the south, east and west. A small industrial area lies north of the Westfield Wheaton property.

The property is located on a 79.0 acre site, just north of the Capital Beltway/I-495 and approximately 10 miles north of Washington, D.C. The property contains a total of 5,065 parking spaces, of which 2,825 are surface and 2,240 are part of parking structures. Local access to the property is from adjacent or nearby arterials including Veirs Mill Road, University Boulevard West, Georgia Avenue and Connecticut Avenue. Regional access is from the Capital Beltway/Interstate 495 less than 2 miles south, which encircles Washington, D.C. and provides access to all points along the eastern U.S. seaboard via connecting Interstates, including, I-95, I-66, I-270 and I-395. The property’s primary 10-mile trade area has a population of 1,421,397, with 557,656 households, and an average household income of $123,462.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Westfield Montgomery	1968 / 2001	1,324,658	$630	98%	7.0	Macy’s, Nordstrom, Sears
Bethesda Row	1994 /2008	533,000	N/A	100%	6.0	Barnes & Noble, Equinox Fitness Clubs, Landmark Theatres
The Collection at Chevy Chase	2006 / N/A	101,000	N/A	82%	6.5	Bulgari, Cartier, Christian Dior, Gucci
Mazza Gallerie	1975 / 2006	288,635	$380	96%	6.5	Neiman Marcus, Saks Fifth Avenue, AMC Theaters
The Mall at Prince Georges	1957 / 2004	928,274	$390	96%	9.0	Macy’s, Target, JC Penney
Beltway Plaza	1961 / 2000	900,220	$300	92%	11.0	Target, Burlington Coat, Giant Food
Lakeforest Mall	1978 / 2001	1,047,938	$275	60%	13.0	JC Penney, Lord & Taylor, Macy’s, Sears
Tyson’s Corner	1968 / 1988	1,985,179	$830	98%	16.0	Bloomingdales, Macy’s, L.L. Bean
Tyson’s Galleria	1988 / 1997	812,615	$800	100%	16.5	Macy’s, Neiman Marcus, Saks Fifth Avenue

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
90.6%	87.3%	89.8%	87.1%	95.3%	96.2%	90.4%	96.1%

(1)	Source: Occupancy history report. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$175	1.1%	$173	1.3%	$388	0.6%
Majors(4)	$401	6.0%	$391	5.8%	$344	7.0%
Specialty Stores/Others(5)	$361	16.1%	$405	14.3%	$383	15.1%

(1)
Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors, including Macy’s, Giant Foods, Sears Outlet (former Office Depot) and Wendy’s, each of which own their own improvements and operate under a pad lease.

(2)	TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.
(3)
Anchors include Costco Wholesale, JC Penney, Macys and Target. Macys owns its improvements subject to a ground lease. Costco Wholesale’s sales information are included in the TTM period only which results in a higher Sales PSF number.

(4)
Majors include tenants occupying between 11,000 and 59,000 SF.As of November 30, 2014, Majors included Giant Food, Dick’s Sporting Goods, L.A. Fitness, Jo-Ann Fabric and Craft, H&M, Sears Outlet, DSW Shoe Warehouse, CVS, and XXI Forever.

(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Target	A2 / A / A-	227,700	13.8%	$3.95	$262	1.6%	2/28/2020
JC Penney	Caa2 / CCC+ / CCC	218,667	13.3%	$0.09	$71	3.7%	12/31/2019
Macy’s(5)	Baa2 / BBB+ / BBB	175,499	10.6%	$0.53	$185	0.4%	1/31/2026
Costco Wholesale	A1 / A+ / A+	152,318	9.2%	$3.48	$1,264	0.2%	2/28/2033
Giant Food(5)(6)	Baa3 / BBB / BBB	58,800	3.6%	$11.90	$812	0.1%	10/31/2028
Dick’s Sporting Goods	NA / NA / NA	52,284	3.2%	$16.41	$170	10.6%	1/31/2025
Lindsay Ford of Wheaton	NA / NA / NA	36,247	2.2%	$9.93	N/A	N/A	1/31/2018
L.A. Fitness	NA / NA / NA	32,316	2.0%	$24.14	$97	30.9%	10/31/2019
Arthritis &Rheumatism	NA / NA / NA	22,517	1.4%	$30.00	N/A	N/A	12/31/2024
Jo-Ann Fabric and Craft	NA / NA / NA	22,218	1.3%	$19.00	$105	18.8%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increase occurring through March 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including ground leased units.
(4)
Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12months reported sales) and occupancy costs for the twelve-month period ending on November 30, 2014 as provided by the sponsors.

(5)	Tenant owns its improvements subject to a ground lease. Net rentable area based on the improvements. Ground lease base rent and lease expiration provisions are presented.
(6)
Underwritten rent includes 80% of the gross rent allocable to Giant Food, which is currently involved in a dispute with the borrower regarding the enforcement of an exclusive grocery sales clause. The borrower expects the matter to be resolved based on its offer of a 15% rent reduction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring(2)	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring(2)	Cumulative % of NRA Expiring(2)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	64,716	3.9%	NAP	NAP	64,716	3.9%	NAP	NAP
MTM	11	22,350	1.4	$412,936	1.8%	87,066	5.3%	$412,936	1.8%
2015	38	83,326	5.1	3,209,450	14.0	170,392	10.3%	$3,622,386	15.8%
2016	34	96,659	5.9	2,471,010	10.8	267,051	16.2%	$6,093,396	26.7%
2017	19	47,525	2.9	1,276,132	5.6	314,576	19.1%	$7,369,528	32.2%
2018	30	98,004	5.9	2,288,784	10.0	412,580	25.0%	$9,658,312	42.3%
2019	29	339,462	20.6	3,519,163	15.4	752,042	45.6%	$13,177,475	57.7%
2020	7	244,114	14.8	1,634,874	7.2	996,156	60.4%	$14,812,349	64.8%
2021	13	31,786	1.9	1,345,541	5.9	1,027,942	62.3%	$16,157,890	70.7%
2022	9	56,805	3.4	1,052,461	4.6	1,084,747	65.8%	$17,210,351	75.3%
2023	12	27,511	1.7	694,262	3.0	1,112,258	67.4%	$17,904,613	78.3%
2024	19	78,536	4.8	1,810,572	7.9	1,190,794	72.2%	$19,715,185	86.3%
2025 & Beyond	8	458,569	27.8	3,140,666	13.7	1,649,363	100.0%	$22,855,852	100.0%
Total	229	1,649,363	100.0%	$22,855,852	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.
(2)	Including improvements SF for ground lease tenants.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$19,669,407	$20,248,135	$21,279,740	$22,361,280	$22,855,852	$13.86	63.6%
Vacant Income	0	0	0	0	1,693,275	1.03	4.7%
Percentage Rent(4)	475,562	628,520	742,786	743,581	598,041	0.36	1.7%
Gross Potential Rent	$20,144,969	$20,876,655	$22,022,526	$23,104,861	$25,147,167	$15.25	70.0%
Total Reimbursements	7,499,476	8,637,337	9,506,389	11,119,346	10,798,572	6.55	30.0%
Net Rental Income	$27,644,445	$29,513,992	$31,528,915	$34,224,207	$35,945,739	$21.79	100.0%
(Vacancy/Collection Loss)	(444,003)	(248,843)	(44,495)	(173,036)	(1,866,311)	($1.13)	(5.2%)
Other Income	1,580,410	1,428,432	1,463,912	1,729,974	1,729,974	1.05	4.8%
Effective Gross Income	$28,780,852	$30,693,581	$32,948,332	$35,781,145	$35,809,403	$21.71	99.6%
Total Expenses	$10,257,214	$10,533,045	$10,924,741	$11,195,931	$12,092,073	$7.33	33.8%
Net Operating Income	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$23,717,330	$14.38	66.2%
Total TI/LC, Capex/RR	0	0	0	0	1,707,114	$1.04	4.8%
Net Cash Flow	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$22,010,217	$13.34	61.5%

(1)	Rent includes Base Rent and Rent Increases occurring through March 31, 2016.
(2)	PSF based of total SF including ground lease tenant improvements.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Westfield Wheaton

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Tax and Insurance Escrows: The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

Tenant Rollover Reserve: The lender will collect $116,041 monthly, capped at $1,392,492, only during a Trigger Period or an event of default.

Replacement Reserves: The lender will collect $208,872annuallyand $17,406monthly, capped at $208,872, only during a Trigger Period or a continuing event of default.

Deferred Maintenance: The engineer identified $281,830 of deferred maintenance, including, $51,735 for pavement/parking lot repairs, $18,040 for site amenities/landscaping, $175,255 for façade work (walls/windows/doors), $16,800 for roofing, $5,000 for plumbing, and $15,000 for HVAC. The lender did not reserve for these items but required the borrower to complete these items within 12 months of the funding.

In lieu of funding the above reserve accounts, (1) the borrower may deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to net worth and liquidity requirements to be agreed upon, the sponsor may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield for the mortgage loan falls below the Minimum Debt Yield (defined below) and ends when the debt yield for the mortgage loan rises above the Minimum Debt Yield for two consecutive fiscal quarters, and (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided no event of default under the mortgage loan documents or Trigger Period is continuing, all funds contained in the lockbox account will be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default under the mortgage loan documents is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default under the mortgage loan documents not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default, as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas  from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

CONTINENTAL VILLAGE

*Continental Village, Jacksonville, FL*

RIDGECREST
170 NORTH YONGE ST.
R.V. SPACES AVAILABLE

*Ridgecrest, Ormond Beach, FL*

*Friendship Village, Sarasota, FL*

COUNTRY
ROADS

*Country Roads, Jacksonville, FL*

*Normandy Estates, Jacksonville, FL*

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Eight Properties
Original Principal Balance:	$33,616,000	Title:	Fee
Cut-off Date Principal Balance:	$33,616,000	Property Type - Subtype:	Manufactured Housing
% of Pool by IPB:	2.8%	Net Rentable Area (Pads):	1,535
Loan Purpose:	Acquisition	Location:	Various, FL
Borrowers:	1197 N. East, LLC; 1500 N. Orange, LLC; 7230 4th Street, LLC; 10636 Gandy, LLC; 170 N. Yonge, LLC; 5400 Collins, LLC; 8985 Normandy, LLC; 6539 Townsend, LLC	Year Built / Renovated:	Various / N/A
		Occupancy:	73.1%
Sponsor:	PFC Park Holdings, LLC	Occupancy Date:	1/1/2015
Interest Rate:	4.6200%	Number of Tenants:	N/A
Note Date:	9/29/2014	2011 NOI:	N/A
Maturity Date:	10/6/2024	2012 NOI:	$2,988,412
Interest-only Period:	36 months	2013 NOI:	$3,116,342
Original Term:	120 months	TTM NOI (as of 7/2014):	$3,059,975
Original Amortization:	360 months	UW Economic Occupancy:	73.4%
Amortization Type:	IO-Balloon	UW Revenues:	$5,798,206
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$2,592,741
Lockbox(1):	Springing	UW NOI:	$3,205,465
Additional Debt:	No	UW NCF:	$3,128,715
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$48,620,000 / $31,674
Additional Debt Type:	N/A	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$21,900
Taxes:	$483,688	$40,307	N/A	Maturity Date Loan / Pad:	$19,223
Insurance:	$30,134	$15,067	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$6,304	$6,304	N/A	Maturity Date LTV:	60.7%
Deferred Maintenance:	$9,094	N/A	N/A	UW NCF DSCR:	1.51x
WDO Repair Reserve:	$10,060	N/A	N/A	UW NOI Debt Yield:	9.5%
Credit Enhancement Reserve (3):	$10,000,000	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,616,000	61.1%	Purchase Price	$43,525,676	79.1%
			Credit Enhancement Reserve	10,000,000	18.2
			Closing Costs	933,060	1.7
Borrower Equity	21,382,016	38.9	Upfront Reserves	539,280	1.0
Total Sources	$54,998,016	100.0%	Total Uses	$54,998,016	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox/Cash Management” below.
(2)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Although the Credit Enhancement Reserve currently provides additional security for the loan, upon the satisfaction of certain limited conditions set forth in the mortgage loan documents, the guarantor may withdraw funds from the Credit Enhancement Reserve in connection with the purchase of unrelated mortgaged properties that will not provide security for the mortgage loan. The Credit Enhancement Reserve is designed primarily to ensure that the sponsor/guarantor maintains some net worth, the cash portion of which may be converted to real property assets. As a result, the sponsor/guarantor’s net worth may vary significantly over time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

The Loan. The PFC MHC Portfolio loan has an outstanding principal balance of $33,616,000 and is secured by first mortgage liens on eight manufactured housing communities totalling 1,535 pads located in Jacksonville, St Petersburg, Sarasota, and Ormond Beach, Florida. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The loan was used to finance the acquisition of the portfolio at a purchase price of $43,525,676 plus closing costs.

The Borrower. The borrowing entities for the loan are 1197 N. East, LLC; 1500 N. Orange, LLC; 7230 4th Street, LLC; 10636 Gandy, LLC; 170 N. Yonge, LLC; 5400 Collins, LLC; 8985 Normandy, LLC; and 6539 Townsend, LLC. All eight entities are bankruptcy remote, single-purpose Delaware limited liability companies. Each entity is 100% owned by PFC Park Holdings, LLC, which is 88% owned by Prairie Fire Capital, LLC.

The Sponsor. The loan sponsor and non-recourse carve-out guarantor is PFC Park Holdings, LLC, which was founded by Mark J. Sullivan and Peter Castleman in 2013. Mr. Sullivan previously worked in the Real Estate Investment Banking division at Goldman Sachs. Mr. Castleman previously was a managing partner at J.H. Whitney & Co.

Portfolio Summary

Property	Allocated Loan Amount	% of Allocated Loan Amount	Underwritten Net Cash Flow	Pads	Address	City	State	Year Built	Age Restricted	Appraised Value
Normandy Estates	$7,785,195	23.2%	$728,415	302	8985 Normandy Boulevard	Jacksonville	FL	1970	No	$11,260,000
Hollywood	6,602,896	19.6%	642,972	237	7230 4th Street North	St Petersburg	FL	1945	No	9,550,000
Friendship Village	4,383,493	13.0%	457,038	135	1190 North East Avenue	Sarasota	FL	1950	No	6,340,000
Continental Village	4,176,072	12.4%	324,016	200	5400 Collins Road	Jacksonville	FL	1973	No	6,040,000
Country Roads	3,159,710	9.4%	203,382	312	6537 Townsend Road	Jacksonville	FL	1947	No	4,570,000
Orange Avenue	2,841,665	8.5%	313,842	113	1500 North Orange Avenue	Sarasota	FL	1960	No	4,110,000
Ridgecrest	2,482,136	7.4%	249,883	132	170 North Yonge Street	Ormond Beach	FL	1950	Yes	3,590,000
Twin City	2,184,833	6.5%	209,167	104	10636 Gandy Boulevard North	St Petersburg	FL	1954	No	3,160,000
Total	$33,616,000	100.0%	$3,128,715	1,535						$48,620,000

The Properties.

The borrowers plan to invest approximately $645,000 in capital expenditures post acquisition. Partial releases of properties are not permitted.

Normandy Estates

The property is a 302-pad manufactured housing community located on a 39.78 acre site at 8985 Normandy Boulevard in Jacksonville, Florida. The improvements were built in 1970, and are in average condition. Project amenities include a clubhouse, laundry, pool and playground. The property has 600 asphalt paved driveway parking spaces (2 spaces per pad) and 62 parking spaces for the clubhouse.

The property is located in the western portion of Jacksonville, Duval County, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. St. Vincent’s Healthcare is located in downtown Jacksonville, about 7 miles northeast of the property. Orange Park Mall is located about 8 miles southeast of the property and is anchored by Belk, Dillard’s, Dick’s Sporting Goods, JC Penney and Sears. Jacksonville Naval Air Station is located 8 miles southeast with a large military population in the immediate area. Herlong

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

Recreational Airport is just south of the property and is Northeast Florida’s primary location for light sport aircraft, skydiving, gliders and other experimental aircraft.

Access to the neighborhood is provided by I-295 which is a major north/south freeway system and is located just a mile from the property. Interstate 10 is a major east-west freeway system located within three miles from the Normandy Estates property.

Hollywood

The property is a 237-pad manufactured housing community located on a 16.34 acre site at 7230 4th Street North in St Petersburg, Florida. The improvements were built in 1945. Project amenities include a clubhouse, laundry, shuffleboard, billiards, community room and RV Storage. The clubhouse is a 2,513 SF one-story building with a lounge, billiards room, kitchen, restrooms and community management office. Adjacent to this building are four shuffleboard courts. There is an 836 SF single story laundry building containing coin-operated washing machines and dryers. The property has approximately 10 sites that can accommodate multi-section homes. Each home site has concrete pads for parking. In January, 2015 the rental rates were increased throughout the park.

The property is located in St Petersburg, Florida, within Pinellas County. The property’s immediate area is defined as the area bordered by I-275 on the north, 38th Avenue N on the south, Tampa Bay on the east, and I-275 on the west. Significant development in the immediate area consists of residential and single-family residential development removed from arterials with commercial uses along the main thoroughfares. Community facilities and services are readily available in the surrounding area.

Access to the neighborhood is provided by I-275 and US-92. US-92 is a major north/south freeway system and fronts the Hollywood property. I-275 is a north/south freeway system that is located just a mile from the property.

Friendship Village

The property is a 135-pad manufactured housing community located on a 9.35 acre site at 1190 North East Avenue in Sarasota, Florida. The improvements were built in 1950. Project amenities include a clubhouse, laundry, shuffleboard, and RV storage. The property also has some yard space available for Boat & RV storage next to the shuffle board courts. The property has approximately 10 sites that can accommodate multi-section homes. Each home site has concrete pads for parking.

The property is located in Sarasota, Florida. The property’s immediate area is defined as the area bordered by I-275 on the north, 38th Avenue N on the south, Tampa Bay on the east, and I-275 on the west. Significant development in the immediate area consists of residential and single-family residential development removed from arterials with commercial uses along the main thoroughfares. The local area has a mix of commercial uses nearby including the Ringling College of Art and Design. Ringling is a private, not for profit, accredited college.

Access to the neighborhood is provided by I-75 which is a major north/south freeway system and is located just five miles from the property. Local Highway US-301, a primary north-south freeway system located within a quarter mile from the property. The property has a good location with respect to commercial services, thoroughfares, public transportation, and community services.

Continental Village

The property is a 200-pad manufactured housing community located on a 29.27 acre site at 5400 Collins Road in Jacksonville, Florida. The improvements were built in 1973. Project amenities include a clubhouse, laundry, pool and playground. The property has 60% single section sites and 40% multi-section sites. The property has 400 asphalt paved driveway parking spaces (2 spaces per pad) and 21 parking spaces for the clubhouse.

The property is located in the western portion of Jacksonville, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. St. Vincent’s Healthcare is located in downtown Jacksonville, about 7 miles northeast of the property. Orange Park Mall is located just southwest of the property and is anchored by Belk, Dillard’s, Dick’s Sporting Goods, JC Penney and Sears. Jacksonville Naval Air Station

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

is located just northeast with a large military population in the immediate area. Herlong Recreational Airport is just northwest of the property and is Northeast Florida’s primary location for light sport aircraft, skydiving, gliders and other experimental aircraft.

Access to the neighborhood is provided by I-295 which is a major north/south freeway system and is located just a mile from the property. Interstate 10 is a major east-west freeway system located within three miles from the Continental property.

Country Roads

The property is a 312-pad manufactured housing community located on a 39.09 acre site at 6537 Townsend Road in Jacksonville, Florida. The improvements were built in 1947. Project amenities include a clubhouse, laundry, pool and playground. The property has 60% single section sites and 40% multi-section sites. The property has 624 asphalt paved driveway parking spaces (2 spaces per pad) and 21 parking spaces for the clubhouse.

The property is located in the western portion of Jacksonville, Duval County, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. St. Vincent’s Healthcare is located in downtown Jacksonville, about 7 miles northeast of the property. Orange Park Mall is located just southwest of the property and is anchored by Belk, Dillard’s, Dick’s Sporting Goods, JC Penney and Sears. Jacksonville Naval Air Station is located just northeast with a large military population in the immediate area. Herlong Recreational Airport is just northwest of the property and is Northeast Florida’s primary location for light sport aircraft, skydiving, gliders and other experimental aircraft.

Access to the neighborhood is provided by I-295 which is a major north/south freeway system and is located just a mile from the property. Interstate 10 is a major east-west freeway system located within three miles from the property.

Orange Avenue

The property is a 113-pad manufactured housing community located on a 6.79 acre site at 1500 North Orange Avenue in Sarasota, Florida. The improvements were built in 1960. Project amenities include a clubhouse, laundry, shuffleboard, community room and RV Storage. The recreation hall is a one room, 1,000 SF concrete block building located in the middle of the park on Second Street. It includes a small kitchen. The property also has a fenced-in yard for RV and boat storage on the Eastern end of the community. There is a one-story, 858 SF laundry building located in the middle of the Park on Third Street containing washers and dryers. The property has no sites that can accommodate multi-section homes. Each home site has concrete pads for parking. The rental rates throughout the park increased in January, 2015.

The property is located in Sarasota, Florida, within Sarasota County. The property’s immediate area is defined as the area bordered by University Parkway on the north, Bahia Vista Street on the south, North Tuttle Avenue on the east, and Sarasota Bay on the west. Significant development in the immediate area consists of heavy industrial and office uses. The local area has a mix of commercial uses nearby including the Ringling College of Art and Design. Ringling is a private, not for profit, accredited college offering bachelor’s degree in 14 disciplines.

Access to the neighborhood is provided by I-75 which is a major north/south freeway system and is located just six miles from the property. Local Highway US-301, a primary north-south freeway system located within a half mile from the property. The property has a good location with respect to commercial services, thoroughfares, public transportation, and community services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

Ridgecrest

The property is a 132-pad manufactured housing community located on a 9.01 acre site at 170 North Yonge Street in Ormond Beach, Florida. The improvements were built in 1950. The property is an age - restricted 55+ community. Project amenities include a clubhouse, shuffleboard and laundry center. The property has 250 asphalt paved driveway parking spaces (2 spaces per pad).

The property is located in the southern portion of Ormond Beach, Volusia County, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. Thoroughfares in the area include Interstate 95, County Road 5A, US 1. Interstate 95 (located 5 miles from the property) and US 1 (property fronts this street) are both primary regional north/south arterials connecting the property’s market area with metropolitan areas north and south. The property’s area is approximately 6 miles south of the Ormond Beach Airport and is about 3 miles west of the area beaches.

Twin City

The property is a 104-pad manufactured housing community located on an 8.87 acre site at 10636 Gandy Boulevard North in St Petersburg, Florida. The improvements were built in 1954. Project amenities include a clubhouse, laundry, and Shuffleboard. The office is a 1,716 SF building that features two apartment units, a two bedroom and a one bedroom unit. The clubhouse is an 800 SF one-story building situated between manufactured homes lining West Street and Main Street. There is a 660 SF single story laundry building containing coin-operated washing machines and dryers. The property has approximately 10 sites that can accommodate multi-section homes. Each home site has gravel pads for parking. There is also street parking along Main Street. The rental rates increased throughout the park in January 2015.

The property is located in St Petersburg, Florida, within Pinellas County. The property’s immediate area is defined as the area bordered by I-275 on the north, 38th Avenue N on the south, Tampa Bay on the east, and I-275 on the west. Significant development in the immediate area consists of residential and single-family residential development removed from arterials with commercial uses along the main thoroughfares.

Access to the neighborhood is provided by I-275 and US-92. US-92 is a major northeast/southwest freeway system and fronts the property. I-275 is a north/south freeway system that is located just three miles from the Twin City property.

Unit Mix

The portfolio unit mix is described below:

Manufactured Housing Community Mix(1)

Property Name	# of Pads	% of Total	Occupied Pads	Occupancy	Average Monthly UW Rental Rate
Normandy Estates	302	19.7%	247	81.8%	$407
Hollywood	237	15.4%	212	89.5%	$395
Friendship Village	135	8.8%	133	98.5%	$425
Continental Village	200	13.0%	133	66.5%	$376
Country Roads	312	20.3%	98	31.4%	$388
Orange Avenue	113	7.4%	99	87.6%	$402
Ridgecrest	132	8.6%	106	80.3%	$368
Twin City	104	6.8%	94	90.4%	$367
Total/Wtd. Avg.	1,535	100.0%	1,122	73.1%	$392

(1)	Based on January 1, 2015 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

Market Analysis

The properties in the portfolio are located across Florida. Market summary is provided below:

Market Summary

Property	MSA	Top Employer	2Q 14 Unemployment rate	2012 Population	2012 Median Income
Normandy Estates	Jacksonville	Baptist Health	5.9%	1,371,162	$49,902
Hollywood (1)	Tampa-St Petersburg-Clearwater	Publix	5.7%	2,842,211	$43,949
Friendship Village(2)	North Port-Bradenton-Sarasota	Home Shopping Network	5.0%	741,671	$57,482
Continental Village	Jacksonville	Baptist Health	5.9%	1,371,162	$49,902
Country Roads	Jacksonville	Baptist Health	5.9%	1,371,162	$49,902
Orange Avenue (1)	North Port-Bradenton-Sarasota	Publix	5.0%	741,671	$57,482
Ridgecrest	Dayton-Palm Coast	Florida Hospital	4.9%	498,634	$40,838
Twin City(1)	Tampa-St Petersburg-Clearwater	Home Shopping Network	5.7%	2,842,211	$43,949

(1)	Population and Median Income data is as of 2013.
(2)	Population and Median Income data is as of 2015.

Neighborhood Analysis

All of the properties in the portfolio are conveniently located near retail stores, restaurants, beaches, public amenities, and various forms of transportation. Notably, Normandy Estates, Continental Village, and Country Roads are within a few miles of the Orange Park Mall, which features national retail chain stores such as Belk, Dillard’s, Dick’s Sporting Goods, JC Penney, Sears, Old Navy, Books-A-Million, and an AMC movie theater. These three properties are in neighborhoods that surround the Jacksonville Naval Air Station, which draws a large population of military professionals to the area. Friendship Village and Orange Avenue are within close proximity to a Publix grocery store and several schools including the Ringling College of Art and Design, Sarasota Military Academy, and the Sarasota School of Arts and Sciences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

Neighborhood Analysis(1)

	2013 Population			2013 Median HH Income			Affordability Analysis
Property	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile	MHC(2)	Single FH(2)	Apt(2)
Normandy Estates	6,741	56,938	121,384	$42,682	$44,079	$41,892	$512	$941	$650-$1,000
Hollywood	14,627	91,145	186,089	$40,482	$42,391	$41,202	$454	$827	$800-$1,000
Friendship Village	12,858	70,492	146,648	$26,226	$36,638	$43,191	$522	$736	$900-$1,075
Continental Village	7,977	51,792	124,869	$38,085	$41,947	$48,141	$481	$937	$650-$1,000
Country Roads	7,153	73,688	170,643	$38,056	$41,907	$46,380	$493	$1,095	$650-$1,000
Orange Avenue	12,872	63,533	134,245	$26,213	$35,869	$42,672	$498	$865	$900-$1,075
Ridgecrest	5,064	43,446	83,799	$30,351	$36,858	$36,708	$704	$2,636	$650-$950
Twin City	8,122	41,492	106,474	$48,949	$44,119	$43,447	$459	$770	$900-$1,050

(1)	Source: Appraisals, dated July and August of 2014.
(2)	Total monthly payments exclude maintenance and utilities.

Manufactured Housing Market Analysis:

The following table provides the Manufactured Housing market analysis for all the properties:

MHC Market Summary(1)

	Market Stats		Submarket Stats		Property Stats(2)
Property	Avg. Rent	Occ.	Avg. Rent	Occ.	Avg. Rent	Occ.
Normandy Estates	$387	80.0%	$373	84.0%	$407	81.8%
Hollywood	$435	90.0%	$430	85.0%	$395	89.5%
Friendship Village	$565	96.0%	$489	97.0%	$425	98.5%
Continental Village	$386	80.0%	$372	85.0%	$376	66.5%
Country Roads	$386	80.0%	$372	85.0%	$388	31.4%
Orange Avenue	$565	96.0%	$489	97.0%	$402	87.6%
Ridgecrest	$374	95.0%	$353	90.0%	$368	80.3%
Twin City	$435	90.0%	$430	85.0%	$367	90.4%

(1)	Source: Appraisals, dated July and August of 2014.
(2)	Based on January 1, 2015 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

Operating History and Underwritten Net Cash Flow

	2012(1)	2013(1)	TTM(2)	Underwritten	Per Pad	%(3)
Rents in Place	$4,853,017	$4,993,729	$5,073,640	$5,229,144	$3,456	66.2%
Vacant Income	$0	$0	$0	$1,996,932	$1,320	25.3%
Gross Potential Rent	$4,853,017	$4,993,729	$5,073,640	$7,226,076	$4,776	91.4%
Reimbursements	0	0	0	0	0	0.0%
Other Income	641,782	672,612	678,726	676,415	447	8.6%
Net Rental Income	$5,494,799	$5,666,341	$5,752,366	$7,902,491	$5,223	100.0%
(Vacancy/Credit Loss)(4)	$0	$0	($0)	($2,104,285)	($1,391)	(26.6%	)
Effective Gross Income	$5,494,799	$5,666,341	$5,752,366	$5,798,206	$3,832	73.4%
Total Expenses	$2,506,387	$2,549,999	$2,692,391	$2,592,741	$1,714	44.7%
Net Operating Income	$2,988,412	$3,116,342	$3,059,975	$3,205,465	$2,119	55.3%
Replacement Reserves	39,313	63,675	5,360	76,750	51	1.3%
Net Cash Flow	$2,949,099	$3,052,667	$3,054,615	$3,128,715	$2,068	54.0%

(1)	The numbers provided are based on a year-to-date period ending on December 31.
(2)	The TTM Column represents the trailing twelve month period ending July 31, 2014.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Historical (Vacancy/Credit Loss) are included in Rents in Place on net basis.

Property Management. The properties are managed by PFC Park Management, LLC, an affiliate of the sponsor.

Escrows and Reserves.

Tax and Insurance Escrows –The borrowers were required to pay to the lender:  on the origination date an initial deposit of $483,688 for taxes and $30,134 for insurance, and are required to pay to the lender on each payment date (i) one-twelfth (1/12th) of the taxes and other charges that the lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with the lender sufficient funds to pay all such taxes and other charges at least thirty (30) days prior to their respective due dates, currently equal to $40,307 and (ii) one-twelfth (1/12th) of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the policies, currently equal to $15,067.

Replacement Reserves -The borrowers were required to pay to the lender on the origination date an initial deposit of $6,304 for replacement reserve, and are required to pay to the lender on each payment date one-twelfth (1/12) of $75,650, which is the amount (the “Replacement Reserve Monthly Deposit”) reasonably estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the properties during the calendar year to which such Replacement Reserve Monthly Deposits relate.

Repair Reserve – On the origination date, the borrowers paid to the lender an initial deposit of $9,094 (125% engineer’s estimate). The borrowers are required to cause each of the items described in that certain property condition report to be completed, performed and corrected to the satisfaction of the lender. Per the property condition report, the engineer estimated immediate & short term repair cost total to be $7,275.

WDO Reserve: On the origination date, the borrowers paid to the lender an initial deposit of $10,060 to complete certain wood destroying organisms remediation and related repair work recommended in the Wood-Destroying Organisms Inspection Report / Regular Site Inspection report.

Credit Enhancement Reserve- The borrowers have established at origination with the lender a reserve in the amount of $10,000,000 (the “Credit Enhancement Reserve”). Although the Credit Enhancement Reserve currently provides additional security for the loan, upon the satisfaction of certain limited conditions set forth in the mortgage loan documents, the guarantor may withdraw funds from the Credit Enhancement Reserve in connection with the purchase of unrelated mortgaged properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — PFC MHC Portfolio

that will not provide security for the mortgage loan. The Credit Enhancement Reserve is designated primarily to ensure that the sponsor/guarantor maintains assets, initially a cash sum equal to $10 million, provided, however, that the cash portion may be converted to real property assets. As a result, the sponsor/guarantor’s net worth is expected to vary significantly over time.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon written notification from the lender that the first Cash Sweep Event, if any, has occurred, the borrowers will promptly establish and maintain a cash collateral account (the “Cash Management Account”) with the lockbox bank in trust for the benefit of the lender. The lender has a first priority security interest in the Cash Management Account. Upon the occurrence and during the continuance of a lockbox event, all funds deposited into the Cash Management Account will be applied by the lender to the payment of tax and insurance escrow fund, debt service, replacement reserve fund, any other amounts then due to the lender, monthly cash expenses and extraordinary expenses. Payment of any excess amounts after these items must be deposited into the excess cash flow reserve account.

“Cash Sweep Event” means: (i) an event of default, (ii) the maturity date or (iii) the debt service coverage ratio is less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,600,000	Title:	Fee
Cut-off Date Principal Balance:	$33,600,000	Property Type – Subtype:	Multifamily – Student Housing
% of Pool by IPB:	2.8%	Net Rentable Area (Beds):	748
Loan Purpose:	Refinance	Location:	San Marcos, TX
Borrower:	Breckenridge Group Aquarena Springs, LP	Year Built / Renovated:	2014 / N/A
Sponsors:	Breckenridge Development 2014, LLC; BRG Partners, LP	Occupancy:	98.4%
Interest Rate:	4.5600%	Occupancy Date:	11/11/2014
Note Date:	12/23/2014	Number of Tenants:	N/A
Maturity Date:	1/6/2025	2011 NOI(2):	N/A
Interest-only Period:	48 months	2012 NOI(2):	N/A
Original Term:	120 months	2013 NOI(2):	N/A
Original Amortization:	360 months	2014 NOI(3):	$2,919,539
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.3%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$4,776,382
Lockbox(1):	Springing	UW Expenses:	$2,097,582
Additional Debt:	No	UW NOI:	$2,678,800
Additional Debt Balance:	N/A	UW NCF:	$2,604,000
Additional Debt Type:	N/A	Appraised Value / Per Bed:	$45,900,000 / $61,364
Additional Future Debt Permitted:	No	Appraisal Date:	11/18/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$44,920
Taxes:	$248,316	$62,079	N/A	Maturity Date Loan / Bed:	$40,282
Insurance:	$31,354	$7,840	N/A	Cut-off Date LTV:	73.2%
Replacement Reserves:	$0	$6,233	N/A	Maturity Date LTV:	65.6%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,600,000	100.0%	Payoff Existing Debt	$25,539,028	76.0%
			Return of Equity	5,774,981	17.2
			Closing Costs	2,006,320	6.0
			Upfront Reserves	279,671	0.8
Total Sources	$33,600,000	100.0%	Total Uses	$33,600,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The property was recently constructed in 2014. Therefore, 2011, 2012 and 2013 NOI are not available.
(3)	Represents trailing five months ending December 31, 2014, as an annualized figure.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

The Loan. The Aspen San Marcos loan has an outstanding principal balance of $33.6 million and is secured by a first mortgage lien on a newly constructed, Class A student housing property located in San Marcos, Texas. The loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Aspen San Marcos loan is Breckenridge Group Aquarena Springs, LP, a bankruptcy remote, single-purpose Texas limited partnership. The borrower is 0.50% owned by its general partner, BGAS GP, LLC and 99.5% by the limited partner, BGAS, LLC. Both of these entities are wholly owned by Aspen Heights 2014, LP.

The Sponsors. The loan sponsors and non-recourse carve-out guarantors of the mortgage loan are BRG Partners, LP and Breckenridge Development 2014, LLC. Neither entity has a direct ownership interest in the property; however, both entities are managed by Greg Henry, who will have an indirect ownership interest in the borrower through his ownership interests in Aspen Heights Credit Enhancement 2014, LP; Aspen Heights Management Company 2014, LLC; and BRG Partners 2014, LP.BRG Partners 2014,LP (“BRG”) has an ownership interest in eight student housing communities developed by Aspen Heights 2014, LP, with a total of 6,243 beds in eight markets. As of October 1, 2014, the guarantors reported a combined liquidity and shareholder equity of $1.963 million and $26.3 million, respectively.

The Property. The property is a 240-unit / 748-bed, newly constructed Class A off-campus student-housing development located in San Marcos, Texas. Most of the residents are students at Texas State University, which is located approximately 2.0 miles from the property. The site is within a cluster of student housing multifamily developments. A university sponsored bus service, the Bobcat Shuttle, is third-party operated and connects the subject to campus.

The property is situated on 14.2 acres and features one 3-story and three 4-story residential buildings, and one one-story clubhouse building. The property was constructed in 2014, and opened for occupancy in July 2014. Property amenities include a clubhouse, fitness center, sports courts, swimming pool, computer lab, study lounge, tanning beds, elevators, interior courtyard areas, pet park, campus shuttle service and access gates. On-site parking consists of concrete or asphalt paved open parking lots with 826 surface spaces, or 1.1 spaces per bed.

Units are fully furnished and include typical furnishings for a student housing development, such as a bed, desk, dresser, coffee table, end table and couch. Units feature patios or balconies, secured entry, and private bathrooms for each bedroom, as well as kitchens with a standard appliance package including a refrigerator, oven/range, dishwasher and stainless steel sinks. Additionally, each unit has a washer and dryer.

Access to the neighborhood is provided by Aquarena Springs Drive and by IH-35 which is a major north/south freeway system providing direct access to San Antonio to the south and Dallas to the north. The San Marcos Municipal Airport is located just a short distance to the east. Significant retail development is located along IH-35 and also just a mile south of the property, at the intersection of IH-35 and Highway 80. This intersection is anchored with a Wal-Mart Supercenter and Hobby Lobby.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

Multifamily Unit Mix(1)

Unit Type	# of Beds	% of Total	Occupied Beds	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
B1/2BR/2BA	120	16.0%	120	100.0%	408	$574	$1.41	$591	$1.45
B2/2BR/2BA	28	3.7%	26	92.9%	422	$585	$1.39	$590	$1.40
B2-A/2BR/2BA	4	0.5%	4	100.0%	422	$590	$1.40	$590	$1.40
C1/3BR/3BA	174	23.3%	171	98.3%	368	$537	$1.46	$541	$1.47
C1-A/3BR/3BA	6	0.8%	6	100.0%	368	$535	$1.45	$540	$1.47
D1/4BR/4BA	176	23.5%	173	98.3%	323	$507	$1.57	$521	$1.61
D1B/4BR/4BA	60	8.0%	56	93.3%	320	$506	$1.58	$519	$1.62
D1B-A/4BR/4BA	4	0.5%	4	100.0%	320	$499	$1.56	$519	$1.62
D2/4BR/4BA	176	23.5%	176	100.0%	332	$512	$1.54	$521	$1.57
Total/Wtd. Avg.	748	100.0%	736	98.4%	354	$529	$1.50	$540	$1.53

(1)	Based on the rent roll dated November 11, 2014. Administrative and model units have been underwritten as vacant.
(2)	Source: Appraisal.

The Market. The property is located on Aquarena Springs Drive at the southwest corner of Aquarena Springs Drive and River Road, approximately 2.0 miles northeast of Texas State University, which is the sixth largest university in the state with a 2014 enrollment of over 36,000 students and student enrollment growth of approximately 37.2% over the past 10 years. Enrollment has increased for 16 straight years. Shopping venues, restaurants and recreational amenities are easily accessible to the property. There is an H-E-B grocery store and a Wal-Mart Supercenter, both located approximately 3.0 miles from the property. There is ample retail along IH 35 including several big box retailers. San Marcos also has two outlet malls – San Marcos Premium Outlets and Tanger Outlets Center. Both are located on the east side of IH 35 approximately 6.0 miles southeast of the property. Retailers at the outlets include J. Crew, Calvin Klein, Coach, Prada, Salvatore Ferragamo, A|X Armani Exchange, Gucci, Kenneth Cole, Tourneau, Fossil, and Adidas.

On-Campus Supply: Texas State University offers 23 residence halls and two on-campus student apartments, which provide housing for approximately 7,200students. Freshmen with fewer than 30 credit hours are required to live on campus. There are no additional on-campus housing projects planned or under construction. For the 2014/2015 academic year, annual rent for on-campus housing for room only, excluding board, is $6,920/bed ($577/bed/month) for a double occupancy room with community bathrooms and from $5,110 to $6,740/bed ($426 to $562/bed/month) for double or triple occupancy rooms with a bath facility in each room. Single occupancy apartments are $8,970 per year ($748 per month). These apartments are only leased to students that are at least 19 years of age and have been out of high school for at least one year. On-campus housing accommodates about 20% of the students enrolled at Texas State University; therefore, private housing, generally in the form of apartments, comprises a majority of the student housing supply within the local market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

According to the appraisal, the trade area within a 5-mile radius contains approximately 61,203 people, with an average household income of $43,862, as of 2014. The properties in the appraisal’s competitive set are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Beds	Avg. Unit Size (SF)	Avg. $/ Bed	Fall 2014 Occupancy	Distance from Texas State University
Lodge at Southwest	2000	770	1,058	$511	99%	2.5 miles
Villagio	2006	492	1,057	$517	92%	2.2 miles
University Heights	2001	816	1,042	$506	95%	3.2 miles
University Heights II	2005	672	956	$556	97%	3.0 miles
Vistas San Marcos	2013	551	958	$684	98%	0.5 miles
Sanctuary Lofts	2006	415	876	$742	97%	0.7 miles
Total/Wtd. Avg.		3,716	991	$586	96%
Aspen San Marcos	2014	748(2)	354(2)	$529(2)	98%(2)	2.0 miles

(1)	Source: Appraisal.
(2)	Based on rent roll dated November 11, 2014.

Cash Flow Summary

	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$4,748,030	$4,675,954	$6,251	93.3%
Vacant Income	0	76,238	102	1.5%
Gross Potential Rent	$4,748,030	$4,752,192	$6,353	94.8%
Other Income	170,616	261,800	350	5.2%
Reimbursements	0	0	0	0.0%
Net Rental Income	$4,918,646	$5,013,992	$6,703	100.0%
(Vacancy/Credit Loss)	(100,448)	(237,610)	(318)	(4.7%)
Effective Gross Income	$4,818,197	$4,776,382	$6,386	95.3%
Total Expenses	$1,898,658	$2,097,582	$2,804	43.9%
Net Operating Income	$2,919,539	$2,678,800	$3,581	56.1%
Replacement Reserves	0	74,800	100	1.6%
Net Cash Flow	$2,919,539	$2,604,000	$3,481	54.5%

(1)	Represents trailing five months ending December 31, 2014, as an annualized figure.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the November 11, 2014 rent roll, with the appraiser’s market rents applied to vacant and administrative/model units.

Property Management. The property is managed by Aspen Heights 2014, LP through Breckenridge Property Management 2014, LLC, (“Breckenridge Management”), an affiliate of the borrower. Aspen Heights 2014, LP is headquartered in Austin, Texas and has over 100 employees. It currently has under management 15 student properties located in 13 different cities, with a total of approximately 10,600 beds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Aspen San Marcos

Escrows and Reserves. At the time of closing, the borrower deposited into escrow an initial deposit of $248,316 for taxes and $31,354 for insurance.

Tax Escrow: On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $62,079.

Insurance Escrow: On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, currently equal to $7,840.

Replacement Reserves: On a monthly basis, the borrower is required to escrow 1/12 of $74,800 ($6,233) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a springing lockbox. The borrower and lockbox bank acknowledge and confirm that upon written notification from the lender that the first Cash Sweep Event, if any, has occurred, the borrower will promptly establish and maintain a segregated eligible account (the “Lockbox Account”) with the lockbox bank in trust for the benefit of the lender. The lender has a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited into the cash management account will be applied by the lender to the payment of tax and insurance escrow fund, fees and expenses of the agent when due and payable pursuant to the cash management agreement, debt service, replacement reserve fund, any other amounts then due to the lender, monthly cash expenses and extraordinary expenses. Payment of any excess amounts after these items (the “Excess Cash Flow”) is  required to be deposited into the Excess Cash Flow reserve account.

A “Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower or manager, or (iii) the debt service coverage ratio is less than 1.05x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

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natural life
Olive & Pique

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,949,268	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	89,444
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrowers:	One Tocker, LLC; One Towne Corners, LLC; One Towne & Crocker Investments, LLC	Year Built / Renovated:	2009 / N/A
Sponsors:	Saeed Farkhondehpour; Sion Neman; Eshagh M. Kermani	Occupancy:	99.2%
Interest Rate:	4.4000%	Occupancy Date:	1/6/2015
Note Date:	1/15/2015	Number of Tenants:	49
Maturity Date:	2/6/2025	2011 NOI:	$1,979,051
Interest-only Period:	0 months	2012 NOI:	$2,487,164
Original Term:	120 months	2013 NOI:	$2,937,395
Original Amortization:	360 months	2014NOI:	$3,243,621
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,966,464
Lockbox(1):	Soft	UW Expenses:	$629,966
Additional Debt:	No	UW NOI:	$3,336,498
Additional Debt Balance:	N/A	UW NCF:	$3,230,145
Additional Debt Type:	N/A	Appraised Value / PSF:	$47,700,000 / $533
Additional Future Debt Permitted:	No	Appraisal Date:	8/8/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$357
Taxes:	$137,642	$27,528	N/A	Maturity Date Loan / SF:	$288
Insurance:	$15,308	$2,187	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$0	$1,870	$112,200	Maturity Date LTV:	54.0%
TI/LC:	$0	$6,433	$385,972	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	100.0%	Payoff Existing Debt	$25,334,102	79.2%
			Return of Equity	6,123,105	19.1
			Closing Costs	389,843	1.2
			Upfront Reserves	152,950	0.5
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

The Loan. The 777 East 10th Street loan is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first mortgage lien encumbering the borrowers’ fee simple interest in a mixed-use retail and office building located in Los Angeles, California. The loan has a 10-year term, and will amortize on a 30-year schedule. The loan has an interest rate of 4.4000% per annum.  The proceeds of the loan were used to refinance existing debt on the property, to pay closing costs, to fund reserves and to return equity to the borrowers.

The Borrowers. The borrowers are One Tocker, LLC, One Towne Corners, LLC and One Towne & Crocker Investments, LLC, each of which is a single-purpose entity. Each of the borrowers is a single-member Delaware limited liability company and has an independent director. The borrowers own the property as tenants-in-common.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Saeed Farkhondehpour, Sion Neman and Eshagh M. Kermani.

The Property. The property is a four-story, retail and office building located in the Fashion District of downtown Los Angeles, California.  The property has direct frontage on three heavily trafficked streets (East 10thStreet to the south, Crocker Street to the west, and Town Avenue to the east). The property was constructed in 2009 and contains net rentable area of 89,444 SF in addition to a two-level subterranean parking garage with 140 spaces.  As of January 6, 2015, the owned occupancy and total occupancy at the property was 99.2%.  The property is occupied by 49 distinct tenants, with no tenant occupying more than 6.5% of the net rentable area or representing more than 8.7% of the underwritten rental income.  The street-level tenants occupy space totaling 26,581 SF and in aggregate represent 69.2% of underwritten rental income. The upper floors are comprised of office, storage and wholesale showroom space that total 62,863 SF and in aggregate, represent approximately 30.8% of the underwritten rental income.  The two-level, 140 space underground parking garage contains 52,580 SF and contributes approximately 3.0% of effective gross income.

The Fashion District consists of approximately 100 blocks in downtown Los Angeles, averages $10 billion in annual business volume, and employs approximately 53,000 people.  The Fashion District also attracts more than 1.5 million annual visitors and has become a destination for retail shoppers.  The subject neighborhood represents the center for women’s fashion within the Fashion District.  The appraiser identified four competing properties with a weighted average occupancy rate of 98.0%.

The following table presents certain information relating to certain first floor lease comparables provided in the appraisal for the property:

First Floor Lease Comparables(1)

Property	Year Built	Net Rentable Area (SF)		Total Occupancy		Quoted Rental Rate PSF		Expense Basis
777 East 10th Street	2009	26,581	(2)	100.0%	(2)	$102.94	(2)(3)	Modified Gross
1001 Towne Avenue	2005	1,300		100.0%		$96.96	(4)	Not Available(5)
951 Crocker Street	2009	1,581		81.0%		$55.02	(4)	Triple Net
Stanford Wholesale Mart	2008	1,100		99.0%		$98.16	(4)	Triple Net
Newmark Wholesale Mart	2009	4,300		100.0%		$78.14	(4)	Triple Net

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.
(3)	Amount represents weighted average of actual in place leases for the first floor of the property.
(4)	Quoted Rental Rate PSF represents a weighted average of the appraiser’s comparable leases.
(5)	Expense Basis for 1001 Towne Avenue not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

The following table presents certain information relating to certain upper floor lease comparables provided in the appraisal for the property:

Upper Floor Lease Comparables(1)

Property	Year Built	Net Rentable Area (SF)		Total Occupancy		Quoted Rental Rate PSF		Expense Basis
777 East 10th Street	2009	62,863	(2)	98.8%	(2)	$19.48	(2)(3)	Modified Gross
1001 Towne Avenue	2005	750		100.0%		$19.20		Not Available(4)
Newmark Wholesale Mart	2009	650		100.0%		$27.72		Triple Net

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.
(3)	Amount represents weighted average of actual in place leases for the second, third and fourth floor of the property.
(4)	Expense Basis for 1001 Towne Avenue not available.

The following table presents certain information relating to certain retail sales comparables provided in the appraisal for the property:

Retail Sales Comparables(1)

Property Name	City, State	Sale Date	Year Built	GLA (SF)	Sale Price	Sale Price PSF	Occupancy
Weller Court	Los Angeles, CA	May 2014	1981	69,405	$28,400,000	$409	90%
The Shops at the Mercury	Los Angeles, CA	January 2014	2007	23,328	$15,750,000	$675	100%
Market Lofts Retail Component	Los Angeles, CA	February 2013	2007	54,948	$18,950,000	$345	100%
Multi-Tenant Wholesale Building	Los Angeles, CA	December 2012	1924	115,541	$23,500,000	$203	100%
Weller Court	Los Angeles, CA	October 2011	1980	69,405	$20,400,000	$294	95%

(1)	Source: Appraisal.

The following table presents certain information relating to certain fashion district commercial condominium sales comparables provided in the appraisal for the property:

Fashion District Condominium Sales Comparables(1)

Property Name	City, State	Sale Date	Year Built	GLA (SF)	Sale Price	Sale Price PSF	Occupancy
730-734 E. 10th, #107	Los Angeles, CA	January 2014	2010	2,320	$2,300,000	$991	Not Available
730-734 E. 10th, #107	Los Angeles, CA	October 2013	2010	2,320	$2,270,000	$978	Not Available
730-734 E. 10th, #104	Los Angeles, CA	August 2013	2010	1,500	$3,000,000	$2,000	Not Available
Buyer’s Mart	Los Angeles, CA	February 2012	2009	11,579	$16,154,000	$1,395	Not Available
SPWM Annex #503	Los Angeles, CA	May 2011	2003	1,026	$800,000	$780	Not Available
Three-Tenant Fashion Showroom	Los Angeles, CA	May 2011	2005	4,880	$8,000,000	$1,639	Not Available
SPWM Annex #R17	Los Angeles, CA	May 2011	2003	629	$630,000	$1,002	Not Available
SPWM #C6	Los Angeles, CA	February 2011	1995	1,596	$2,900,000	$1,817	Not Available

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
90.0%	95.0%	95.0%	99.2%

(1)	Historical Occupancies reflect the average occupancy for the indicated year as provided by the borrowers.
(2)	Current Occupancy is as of January 6, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

Tenant Summary(1)

Tenant(2)	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Andrea & Paulo Corporations	NR / NR / NR	5,846	6.5%	$18.30	Various(3)
Vanilla Monkey	NR / NR / NR	5,096	5.7%	$21.72	10/31/2015
Miss Avenue Clothing	NR / NR / NR	5,056	5.7%	$69.01	12/31/2015
Art Box Jewel	NR / NR / NR	4,453	5.0%	$42.31	Various(4)
Fashionomics	NR / NR / NR	4,347	4.9%	$19.86	Various(5)
Tyche Donca	NR / NR / NR	4,019	4.5%	$42.72	Various(6)
Fashion Icon Inc.	NR / NR / NR	3,595	4.0%	$17.04	Various(7)
Miracle	NR / NR / NR	3,468	3.9%	$50.61	Various(8)
Natural Life	NR / NR / NR	2,669	3.0%	$60.13	Various(9)
A. Peach Clothing	NR / NR / NR	2,402	2.7%	$54.80	Various(10)

(1)	Based on the ten largest tenants by SF on underwritten rent roll.
(2)
Tenant names represent the business or brand name of the respective tenant. In the case of tenants that occupy more than one space at the property, the tenant may operate a different brand name in each space.

(3)
Andrea & Paulo Corporations is subject to three leases that expire on various dates.  Units 301 & 302 contain 2,917 SF and have a lease expiration of September 30, 2015. Unit 407 contains 2,149 SF and has a lease expiration of June 30, 2015. Unit 314 contains 780 SF and has a lease expiration of January 31, 2015.

(4)
Art Box Jewel is subject to three leases that expire on various dates.  Unit 115 contains 1,931 SF and has a lease expiration of November 30, 2016.  Unit 304 contains 1,261 SF and has an expiration date of September 30, 2015.  Unit 306 contains 1,261 SF and has an expiration date of March 31, 2015.

(5)
Fashionomics is subject to three leases that expire on various dates. Units 214 & 215 contain 1,840 and have a lease expiration of February 28, 2016. Unit 213 contains 1,278 and has a lease expiration of March 31, 2017.  Unit 222 contains 1,229 SF and has a lease expiration of March 31, 2015.

(6)
Tyche Donca is subject to four leases that expire on various dates.  Units 210 and 220 contain a total of 2,077 SF and are subject to leases that expire on April 30, 2015.  Unit 209 contains 1,274 SF and is subject to a lease that expires on November 30, 2015.  Unit 106 contains 668 SF and is subject to a lease that expires on October 31, 2015.

(7)
Fashion Icon Inc. is subject to two leases that expire on various dates. Unit 310 contains 1,905 SF and has a lease that expires on February 28, 2015.  Unit 309 contains 1,690 SF and has a lease that expires on April 30, 2015.

(8)
Miracle is subject to two leases that expire on various dates.  Unit 212 contains 1,892 SF and is currently subject to a month to month lease.  Unit 117 contains 1,576 SF and is subject to a lease that expires on February 28, 2016.

(9)
Natural Life is subject to two leases that expire on various dates.  Unit 114 contains 1,914 SF and is subject to a lease that expires on July 31, 2016.  Unit 405 contains 755 SF and is subject to a lease that expires on September 30, 2015.

(10)
A. Peach Clothing is subject to three leases that expire on various dates. Units 105 & 206 contain 1,703 SF and have leases that expire on December 31, 2015. Unit 201 contains 699 SF and has a lease that expires on December 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	754	0.8%	NAP	NAP	754	0.8%	NAP	NAP
MTM	6	7,955	8.9	$143,488	3.6%	8,709	9.7%	$143,488	3.6%
2015	40	53,749	60.1	1,916,175	47.7	62,458	69.8%	$2,059,663	51.3%
2016	20	23,633	26.4	1,885,985	46.9	86,091	96.3%	$3,945,648	98.2%
2017	3	3,353	3.7	71,606	1.8	89,444	100.0%	$4,017,254	100.0%
2018	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2019	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2020	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2021	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2022	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2023	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2024	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2025 & Beyond	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
Total	69	89,444	100.0%	$4,017,254	100.0%

(1)	Based on the underwritten rent roll.
(2)	Includes rent steps through June 30, 2015.

Operating History and Underwritten Net Cash Flow(1)

	2012	2013	2014(2)	Underwritten	PSF	%(3)
Rents in Place(4)	$2,947,218	$3,443,118	$3,789,883	$4,017,254	$44.91	99.6%
Vacant Income	0	0	0	14,477	0.16	0.4%
Gross Potential Rent	$2,947,218	$3,443,118	$3,789,883	$4,031,730	$45.08	100.0%
Total Reimbursements	0	0	0	0	0.00	0.0%
Net Rental Income	$2,947,218	$3,443,118	$3,789,883	$4,031,730	$45.08	100.0%
(Vacancy/Credit Loss)	0	0	0	(201,587)	(2.25)	(5.0%)
Other Income(5)	96,000	102,000	125,536	136,320	1.52	3.4%
Effective Gross Income	$3,043,218	$3,545,118	$3,915,420	$3,966,464	$44.35	98.4%
Total Expenses	$556,054	$607,723	$671,799	$629,966	$7.04	15.9%
Net Operating Income	$2,487,164	$2,937,395	$3,243,621	$3,336,498	$37.30	84.1%
Total TI/LC, Capex/RR	0	0	0	106,353	1.19	2.7%
Net Cash Flow	$2,487,164	$2,937,395	$3,243,621	$3,230,145	$36.11	81.4%

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The 2014 figures do not include new leases and renewals signed after December 31, 2014 or rent steps through June 30, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place are based on the January 6, 2015 rent roll with $71,165 of rent steps through June 30, 2015.
(5)	Other Income includes $120,000 from an in-place parking garage contract to a third party operator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — 777 East 10th Street

Property Management. The property is managed by 10 Crowne, LLC, an affiliate of the borrowers, pursuant to a management agreement. The lender has the right to require the borrowers to replace the property manager upon an event of default.

Escrows and Reserves. At origination, the borrowers funded aggregate reserves of $152,950 with respect to the loan, comprised of (i) $137,642 for real estate taxes and (ii) $15,308 for insurance premiums.

Tax Escrows –On a monthly basis, the borrowers are required to escrow a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve-month period, currently equal to $27,528.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding twelve-month period, currently equal to $2,187.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow a replacement reserve in an amount equal to $1,870, subject to a cap of $112,200.

TI/LC Reserves –On a monthly basis, the borrowers are required to escrow a TI/LC reserve in an amount equal to $6,433, subject to a cap of $385,972.

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management.  The mortgage loan documents require the borrowers to set up a lockbox account for the sole and exclusive benefit of the lender into which the borrowers are required to deposit or cause to be deposited by the property manager all revenue generated by the property within three business days of receipt of such revenue.  Upon a Trigger Period (as defined below) the lender may require that all funds be transferred on each business day to the cash management account under the control of the lender.  On each due date during the continuance of a Trigger Period, the mortgage loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves and approved operating expenses shall be held as additional collateral for the loan.  During the continuance of an event of default under the loan, the lender may apply any funds in the cash management account to amounts payable under the loan and/or toward the payment of expenses of the property, in such order of priority as the lender may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the loan, (ii) the debt service coverage ratio (as calculated under the mortgage loan documents) being less than 1.25x for two consecutive calendar quarters, and (iii) the debt yield (as calculated under the mortgage loan documents) being less than 8.25% for two consecutive calendar quarters, and (b) expiring, as applicable, upon (i) the cure of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.25x for four consecutive calendar quarters and (iii) the debt yield being equal to or greater than 8.25% for four consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,450,000	Title:	Fee
Cut-off Date Principal Balance:	$30,450,000	Property Type - Subtype:	Multifamily – Student Housing
% of Pool by IPB:	2.5%	Net Rentable Area (Beds):	924
Loan Purpose:	Refinance	Location:	Tallahassee, FL
Borrower:	CD/Park7 Tallahassee Owner LLC	Year Built / Renovated:	2003 / 2013-2014
Sponsors:	Ronald J. Gatehouse; Paul R. Levine; Beejan Savabi; Stephen Sidorick, Jr.; Philip Smith	Occupancy:	95.2%
Interest Rate:	4.4500%	Occupancy Date:	1/5/2015
Note Date:	11/18/2014	Number of Tenants:	N/A
Maturity Date:	12/6/2024	2011 NOI(2):	N/A
Interest-only Period:	60 months	2012 NOI(2):	N/A
Original Term:	120 months	2013 NOI(2):	N/A
Original Amortization:	360 months	TTM NOI as of (10/2014)(3):	$1,261,129
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.0%
Call Protection:	L(27),Def(89),O(4)	UW Revenues:	$5,163,727
Lockbox(1):	Springing	UW Expenses:	$2,759,014
Additional Debt:	No	UW NOI:	$2,404,713
Additional Debt Balance:	N/A	UW NCF:	$2,312,313
Additional Debt Type:	N/A	Appraised Value / Per Bed:	$40,975,000 / $44,345
Additional Future Debt Permitted:	No	Appraisal Date:	11/22/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$32,955
Taxes:	$47,620	$23,810	N/A	Maturity Date Loan / Bed:	$30,136
Insurance:	$48,859	$24,429	N/A	Cut-off Date LTV:	74.3%
Replacement Reserves:	$0	$7,700	N/A	Maturity Date LTV:	68.0%
				UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,450,000	100.0%	Payoff Existing Debt	$15,026,519	49.3%
			Return of Equity	14,370,489	47.2
			Closing Costs	956,514	3.1
			Upfront Reserves	96,479	0.3
Total Sources	$30,450,000	100.0%	Total Uses	$30,450,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The property was acquired in 2013.
(3)	The TTM cash flow is as of October 31, 2014. Between the fall of 2013 and the fall of 2014, the majority of the units were down for renovation.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

The Loan. The Boulevard at Tallahassee loan is evidenced by a note in the original principal amount of $30,450,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 924-bed student housing complex located in Tallahassee, Florida.  The loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on November 18, 2014.  The loan has an outstanding principal balance as of the cut-off date of $30,450,000 and accrues interest at a rate of 4.4500% per annum.  The proceeds of loan were used to refinance the existing debt, fund reserves and closing costs and to return equity to the borrower.

The loan had an initial term of 120 months and has a remaining term of 117 months as of the cut-off date. The loan requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the loan is the due date in December 2024.  Voluntary prepayment of the loan without payment of any prepayment premium is permitted on or after the due date in September 2024.  Defeasance of the loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by, the full faith and credit of the United States of America or other obligations which are “government securities” permitted under the mortgage loan documents, is permitted at any time on or after the second anniversary of the securitization startup date.

The Borrower. The borrower is CD/Park7 Tallahassee Owner LLC, a Delaware limited liability company and single-purpose entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the loan.

The Sponsor. The loan sponsors and non-recourse carveout guarantors under the loan are Ronald J. Gatehouse, Paul R. Levine, Beejan Savabi, Stephen Sidorick, Jr. and Philip Smith.  Through various entities, the non-recourse carveout guarantors collectively own Park7 Group, an integrated real estate development, construction and management company, focusing exclusively on student housing.  Park7 Group currently manages a student housing portfolio of more than 3,900 beds in five properties.  Prior to forming Park7 Group, the non-recourse carveout guarantors managed a portfolio of student housing properties containing more than 16,000 beds.

The Property. The property is a student housing property located in Tallahassee, Florida.  The property consists of 264 units containing 924 beds and offers a variety of three and four bedroom configurations.  The property was originally constructed in 2003 and was substantially renovated at a cost of approximately $10,500,000 in 2013 and 2014.  The improvements are situated on an approximately 26.0-acre parcel and consists of 11 predominantly three-story buildings, which offer three and four bedroom floor plans ranging in size from 1,509 to 1,696 SF. The property offers amenities including two resort-style outdoor pools, a hot tub, basketball court, sand volleyball court and a newly renovated clubhouse containing a community room, computer lab, yoga studio, conference room and study center, game room with pool tables and stand-up tanning beds.  All units include a full appliance package, full-size washer and dryers and an optional full furniture package.

The property was purchased in 2013 and extensively renovated between 2013 and 2014.  Renovations included exterior finishes and improvements, interior finishes including new floors, kitchen cabinets, countertops, and appliances, as well as a new clubhouse.  Occupancy was 95.2% as of January 5, 2015.  As of February 23, 2015, the property was 83.9% pre-leased for the 2015/2016 academic year.  Leases at the property are generally for 12-month terms that correspond with the school year, and as of the January 5, 2015 rent roll, approximately 95% of tenants are on leases with terms of more than eleven months.  All leases are either signed with parental guarantees or by creditworthy tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Multifamily Unit Mix(1)

Unit Type	Occupied Beds	Vacant Beds	Total Beds	% of Total Beds	Average SF per Bed	Market Rent/Bed per Month(2)	Actual Rent/Bed per Month	Underwritten Rent(3)
3BR/3BA – Non Renovated	25	5	30	3.2%	503	$400	$382	$114,600
4BR/4BA – Non Renovated	155	9	164	17.7%	424	$379	$376	$699,168
3BR/3BA – Standard	182	4	186	20.1%	503	$439	$420	$916,896
4BR/4BA – Standard	210	6	216	23.4%	424	$419	$399	$1,005,480
3BR/3BA – Deluxe	172	8	180	19.5%	503	$489	$468	$966,216
4BR/4BA – Deluxe	136	12	148	16.0%	424	$469	$449	$732,768
Total/Wtd. Avg.	880	44	924	100.0%	458	$437	$420	$4,435,128

(1)	As provided by the borrower per the January 5, 2015 rent roll.
(2)	Source: Appraisal.
(3)	Underwritten rent per unit type represents the in-place rent before adding furniture rent.

Historical and Current Occupancy(1)

2012	2013	2014	Current (2)
N/A	N/A	N/A	95.2%

(1)	Historical Occupancies are not available as the property was purchased in 2013 and substantially renovated between 2013 and 2014.
(2)	Current Occupancy is as of January 5, 2015.

The property is located approximately one mile west of Florida State University (“FSU”), two miles west of Florida Agriculture and Mechanical University (“FAMU”) and less than one mile east of Tallahassee Community College (“TCC”).  The property is located along a bus route that provides access to FSU and FAMU, with the bus stop located adjacent to the front gate of the property.  The student housing demand in Tallahassee, Florida is derived from approximately 64,000 students at FSU, FAMU and TCC.  FSU had an enrollment of 41,773 during the fall 2014 semester, FAMU had an enrollment of 10,229 during the fall 2014 semester and TCC had approximately 12,000 non-commuter students enrolled as of fall 2014.  The total student housing supply in the Tallahassee market consists of 35,147 beds, with on-campus housing consisting of 8,780 beds, with 6,392 on-campus beds at FSU and 2,388 on-campus beds at FAMU and 26,367 beds in privately-owned off-campus properties.  The remaining approximately 28,853 students live in privately owned traditional apartments and or single-family homes.  According to the appraiser, an additional 11 properties comprised of 2,592 beds are proposed, with 1,471 beds expected to be delivered in the fall of 2015, 458 beds expected to be delivered in the fall of 2016, and 663 beds for which delivery is uncertain.  On-campus housing at FSU and FAMU are 100% occupied with a waiting list and TCC does not offer any on-campus housing.  There are no new on-campus student housing properties planned at FSU, FAMU or TCC.

The appraiser’s competitive set is comprised of six student housing properties with similar amenities, located in Tallahassee, Florida. The competitive set includes 1,526 units and 4,054 beds with weighted average occupancy of 91.2%.  Average rents at the comparable properties range from $389 to $554 per bed per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Competitive Set(1)

Property	Location	Year Built	Occupancy	No. of Beds	Asking Rent(2)	Distance(3)
The Boulevard at Tallahassee	Tallahassee, FL	2003	95.2%(4)	924(4)	$420(4)	0.0 miles
Campus Park @ Tenn Street	Tallahassee, FL	2001	85.0%	624	$459	1.5 miles
University Trails	Tallahassee, FL	2004	84.0%	936	$482	2.8 miles
Villa Del Lago	Tallahassee, FL	1985	95.0%	700	$462	1.0 miles
Landing at Appleyard	Tallahassee, FL	2001	95.0%	184	$389	1.9 miles
The Commons	Tallahassee, FL	1998	94.0%	734	$420	3.5 miles
West 10	Tallahassee, FL	2006	97.0%	876	$554	2.5 miles

(1)	Source: Appraisal.
(2)	Represents the in place rent per-bed.
(3)	Distance from property.
(4)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Bed	%(3)
Rents in Place(4)	$2,718,722	$4,435,128	$4,800	91.1%
Furniture Rental Income	123,220	204,240	221	4.2%
Vacant Income	0	229,632	249	4.7%
Gross Potential Rent	$2,841,942	$4,869,000	$5,269	100.0%
Total Reimbursements	0	0	0	0.0%
Net Rental Income	$2,841,942	$4,869,000	$5,269	100.0%
(Vacancy/Credit Loss)	0	(292,140)	(316)	(6.0)%
Other Income	511,145	586,867	635	12.1%
Effective Gross Income	$3,353,087	$5,163,727	$5,588	106.1%
Total Expenses	$2,091,958	$2,759,014	$2,986	53.4%
Net Operating Income	$1,261,129	$2,404,713	$2,603	46.6%
Total TI/LC, Capex/RR	0	92,400	100	1.8%
Net Cash Flow	$1,261,129	$2,312,313	$2,503	44.8%

(1)	Historical financials are not available as the property was purchased in 2013 and extensively renovated and leased up during 2013 and 2014.
(2)	TTM column represents the trailing twelve months ended October 31, 2014.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
The increase in TTM Rents in Place to the Underwritten Rents in Place can be attributed to the fact that the majority of the units were down for renovation between the fall of 2013 and the fall of 2014 and are now up and rented.

Property Management. The property is currently managed by Park7 Management, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the mortgage loan documents, the property is required to be managed by any management company reasonably approved by the lender.  During or upon any of (i) the continuance of an event of default under the loan, (ii) the debt service coverage ratio of the property for the immediately preceding two calendar quarters being less than 1.00x, (iii) the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, or (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Escrows and Reserves. At origination, the borrower funded aggregate reserves of $96,479 with respect to the property, comprised of (i) $47,620 for real estate taxes and (ii) $48,859 for insurance premiums.

Tax Escrows - On a monthly basis, the borrower is required to escrow a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve-month period, currently equal to $23,810.

Insurance Escrows - On a monthly basis, the borrower is required to escrow an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding twelve-month period, currently equal to $24,429.

Replacement Reserves - On a monthly basis, the borrower is required to escrow a replacement reserve in an amount equal to $7,700 (approximately $100 per bed per year or $350 per unit per year).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management.  The mortgage loan documents require that, upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish and maintain a lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by the property. During a Trigger Period, the lender may require transfers from the lockbox account to the cash management account daily.  On each due date during the continuance of a Trigger Period, the mortgage loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves and approved operating expenses and shall be held as additional collateral for the loan.  During the continuance of an event of default under the loan, the lender may apply any excess cash flow to amounts payable under the loan and/or toward the payment of expenses of the property, in such order of priority as the lender may determine.

A “Trigger Period” under the loan means a period commencing upon the occurrence and continuance of (a) an event of default under the mortgage loan documents, (b) the debt service coverage ratio as calculated under the mortgage loan documents being less than 1.15x for the two prior consecutive calendar quarters, or (c) the debt yield as calculated under the mortgage loan documents being less than 7.0% for the two prior consecutive calendar quarters, and expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.15x for the four prior consecutive calendar quarters and (iii) the debt yield being equal to or greater than 7.0% for the four prior consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	351,462
Loan Purpose:	Refinance	Location:	Chesterfield, MO
Borrower:	St. Louis Premium Outlets, LLC	Year Built / Renovated:	2013 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy:	100.0%
Interest Rate:	4.0610%	Occupancy Date:	9/5/2014
Note Date:	9/11/2014	Number of Tenants:	95
Maturity Date:	10/6/2024	2011 NOI(3):	N/A
Interest-only Period:	60 months	2012 NOI(3):	N/A
Original Term:	120 months	2013 NOI:	$7,221,324
Original Amortization:	360 months	TTM NOI (as of 6/2014) (4):	$8,919,605
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(29),Def(84),O(7)	UW Revenues:	$14,361,102
Lockbox(2):	Hard	UW Expenses:	$6,213,688
Additional Debt(1):	Yes	UW NOI:	$8,147,414
Additional Debt Balance(1):	$69,000,000	UW NCF:	$7,725,659
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF:	$132,600,000 / $377
Additional Future Debt Permitted:	No	Appraisal Date:	8/18/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$270
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$246
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.6%
Replacement Reserves:	$0	Springing	$210,877	Maturity Date LTV:	65.1%
TI/LC:	$0	Springing	$1,054,386	UW NCF DSCR:	1.41x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$95,000,000	100.0%	Return of Equity	$93,890,499	98.8%
			Closing Costs	1,109,501	1.2
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)
The St. Louis Premium Outlets loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $95.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $95.0 million St. Louis Premium Outlets Whole Loan.

(2)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(3)	The property was constructed in 2013. Therefore, 2011 and 2012 NOI are not available.
(4)	Represents trailing 10 months ending June 30, 2014, as an annualized figure.
(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrow and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

The Loan. The St. Louis Premium Outlets loan is secured by a first mortgage lien on a 351,462 SF one-story regional outlet shopping center that opened in 2013 and is located in Chesterfield, Missouri, approximately 21 miles west of St. Louis, Missouri. The whole loan has an outstanding principal balance of $95.0 million (the “St. Louis Premium Outlets Whole Loan”), which is comprised of three pari passu notes, Note A-1, Note A-2-A and Note A-2-B. Note A-2-A has an outstanding principal balance as of the cut-off date of $26.0 million and is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. Note A-2-B has an outstanding principal balance as of the cut-off date of $21.5 million, is currently held by Column and is expected to be contributed to a future securitization trust. The holder $47.5 million of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2014-C26 Trust. The trustee of the JPMBB 2014-C26 Trust (or, prior to the occurrence and continuance of a control appraisal period under the JPMBB Commercial Mortgage Securities Trust 2014-C26 pooling and servicing agreement, the directing certificate holder under the JPMBB 2014-C26 pooling and servicing agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to St. Louis Premium Outlets Whole Loan; however, the holders of Note A-2-A and A-2-B will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term, and subsequent to a five-year interest-only period and, amortizes on a 30-year schedule.

The Borrower. The borrowing entity is St. Louis Premium Outlets, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor is Simon Property Group, L.P., a Delaware limited partnership. The property was developed as part of is a joint venture between Simon Property Group, L.P. and The Woodmont Company. Simon Property Group, L.P. (“Simon”) is a wholly owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A, Fitch: A, Moody’s: A3) that is focused on retail property ownership and management. The company is the largest publicly traded owner, operator and developer of retail assets. As of September 30, 2014, the company operated 208 income-producing properties located in 37 states and Puerto Rico.

The St. Louis Premium Outlets Whole Loan will be recourse to the sponsor pursuant to standard carve-outs; however, the guaranty provides that Simon’s liability may not exceed $19.0 million in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The property is a one-story anchored retail center located in Chesterfield, Missouri. The improvements were constructed in 2013 and are located on a 31.7-acre site bounded by Monarch Chesterfield Levee Trail to the north and west, I-64 to the east, and Outlet Boulevard to the south in Chesterfield, Missouri, just west of St. Louis, in the St. Louis metropolitan statistical area. The total net rentable area of the property is 351,462 SF including a 3,300 SF, centralized, enclosed food court with five tenant spaces. The property contains a total of approximately 2,038 surface parking spaces (5.80 spaces per 1,000 SF). Access to the neighborhood is provided by Interstate 64/Highway 40, which is accessible near the property and provides a direct route to St. Louis, Missouri.

As of September 5, 2014, the property was 100.0% leased by 95 tenants. The property is anchored by Saks Fifth Avenue Off 5th, (27,996 SF, 8.0% of net rentable area) and Nike Factory Store (12,000 SF, 3.4% of net rentable area). In addition to its anchors, the property’s in-line tenants generally consist of national and international retailers such as Under Armour, Calvin Klein, Coach and Columbia Sportswear Company. Gross mall sales for all tenants that reported as of December 12, 2014 were approximately $115.4 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

The Market. The  property is located within the St. Louis retail market, MO-IL metropolitan statistical area, which is situated at the confluence of the Missouri and Mississippi rivers. According to the appraisal, the metro area contains 2.8 million residents and 28,453,000 SF of space. The property lies within the St. Louis Central submarket, the largest submarket of St. Louis, with 8,788,000 SF of retail space comprising 30.9% of the region’s total inventory. As of second quarter 2014, the overall vacancy rate for the market was 12.3% with the average asking rental rate for all types of space in the region at $14.95 PSF. For the same period, the St. Louis Central submarket had a vacancy rate of 13.5% and an average asking rent of $17.87 PSF. According to the appraisal, the primary trade area within a 10-mile radius contained approximately 331,501 residents with an average household income of approximately $106,450, which exceeds the average of the state and country. According to the appraisal, the secondary trade area within a 15-mile radius contained approximately 741,740 residents with an average household income of $93,831.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Taubman Prestige Outlets	2013 / N/A	450,000	N/A	70.0%	3.7	The Bedroom Store, Restoration Hardware, Abercrombie & Fitch
St. Louis Outlets	2003 / 2007	1,183,581	$205	67.0%	15.1	Cabela’s, Regal Cinemas, Burlington Coat Factory
St. Louis Galleria	1986 / 2011	1,179,486	$550	97.0%	16.9	Macy’s, Dillard’s, Nordstrom
West County Center	2002 / N/A	1,209,799	$350	99.0%	12.7	Nordstrom, JC Penney, Macy’s, Dicks Sporting Goods
Chesterfield Mall	1976 / 2006	1,301,776	$275	80.0%	5.3	Macy’s, Dillards, Sears, AMC Theaters
Plaza Frontenac	1974 / 2013	483,810	$540	97.0%	14.0	Neiman Marcus, Saks Fifth Avenue

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
N/A	N/A	N/A	100.0%

(1)	Historical Occupancies are as of December 31 of each respective year. The property was constructed in 2013.
(2)	Current Occupancy is as of September 5, 2014.

Sales and Occupancy Costs(1)

	2011	2012	2013	TTM(2)
Sales PSF	N/A	N/A	N/A	$375
Occupancy Costs	N/A	N/A	N/A	10.8%

(1)	Sales PSF and Occupancy Costs are for in-line tenants that occupy less than 10,000 SF.
(2)	TTM Sales PSF and Occupancy Costs are as of the trailing twelve months ending September 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Saks Fifth Avenue Off 5th	B1 / B+ / NA	27,996	8.0%	$14.00	$156.64	8.9%	8/31/2023
Nike Factory Store	A1 / AA- / NA	12,000	3.4%	$18.00	N/A	N/A	1/31/2019
Under Armour	NA / NA / NA	9,331	2.7%	$25.75	$792.96	6.6%	8/31/2023
Calvin Klein(4)	Ba1 / BB+ / NA	8,304	2.4%	N/A	$197.03	6.0%	4/30/2019
Coach(4)	NA / NA / NA	8,000	2.3%	N/A	$956.91	3.0%	1/31/2024
Columbia Sportswear Company	NA / NA / NA	7,597	2.2%	$22.66	$363.71	10.3%	1/31/2024
Tommy Hilfiger	Ba1 / BB+ / NA	7,452	2.1%	$20.60	$314.98	11.5%	8/31/2018
Gap Outlet	Baa3 / BBB- / BBB-	7,175	2.0%	$15.30	$535.51	7.1%	1/31/2019
Hanesbrands	Ba2 / BB / NA	7,000	2.0%	$20.60	$118.81	31.7%	8/31/2023
Hollister Co.	NA / NA / NA	6,500	1.8%	$25.63	$173.87	24.0%	11/30/2023

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs are for the trailing twelve months as of December 31, 2014. Nike Factory Store is a non-reporting tenant.
(4)	Calvin Klein and Coach pay percentage in lieu rent.

Currently, 71 tenants at the property have termination options based on certain levels of sales thresholds, which are generally exercisable between 2016 and 2020. In addition, two tenants, Saks Fifth Avenue Off 5th and Calvin Klein have on-going co-tenancy provisions that require at least 70.0% and 75.0%, respectively, of the floor space of the shopping center be leased and open for business, which if not met may result in a right to terminate their respective lease.

Percent-in-lieu Rent Schedule

Tenant	TTM(1) Total Sales	Sales PSF	PIL	2014 Estimated PIL Rent(1)	Underwritten Rent(2)
Calvin Klein	$1,636,137	$197	6%	$98,168	$130,479
Coach	7,655,280	$957	3%	$229,658	$360,043
J. Crew Factory Store	4,233,420	$706	5%	$211,671	$211,425
The Children’s Place	1,135,500	$189	6%	$68,130	$74,909
Giorgio Armani	682,783	$133	5%	$34,139	$44,268
Bath & Body Works	1,609,929	$596	8%	$128,794	$127,380
St. John	844,384	$336	6%	$50,663	$60,814
Total/Wtd. Avg.	$17,797,433	$461		$821,224	$1,009,318

(1)	Based on trailing twelve months ending December 31, 2014.
(2)	Based on estimates provided by the loan sponsors given their experience managing certain of these tenants and other similar tenants at outlet centers within the loan sponsors’ portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	2	8,176	2.3	$0	0.0%	8,176	2.3%	$0	0.0%
2015	0	0	0.0	0	0.0	8,176	2.3%	$0	0.0%
2016	0	0	0.0	0	0.0	8,176	2.3%	$0	0.0%
2017	0	0	0.0	0	0.0	8,176	2.3%	$0	0.0%
2018	12	29,644	8.4	707,025	9.7	37,820	10.8%	$707,025	9.7%
2019	5	33,479	9.5	469,778	6.4	71,299	20.3%	$1,176,803	16.1%
2020	1	2,800	0.8	66,332	0.9	74,099	21.1%	$1,243,135	17.0%
2021	0	0	0.0	0	0.0	74,099	21.1%	$1,243,135	17.0%
2022	0	0	0.0	0	0.0	74,099	21.1%	$1,243,135	17.0%
2023	63	212,888	60.6	5,088,593	69.5	286,987	81.7%	$6,331,728	86.5%
2024	14	64,475	18.3	991,075	13.5	351,462	100.0%	$7,322,803	100.0%
2025 & Beyond	0	0	0.0	0	0.0	351,462	100.0%	$7,322,803	100.0%
Total	97	351,462	100.0%	$7,322,803	100.0%

(1)	Based on the underwritten rent roll dated September 5, 2014.
(2)	Excludes percentage rent from the Calvin Klein and Coach tenants.

Operating History and Underwritten Net Cash Flow – Discuss

	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$7,329,294	$7,225,380	$20.56	48.3%
Percentage & Other Rent(3)	2,322,503	2,973,031	8.46	19.8%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$9,651,797	$10,198,411	$29.02	68.1%
Total Reimbursements	5,611,757	4,773,594	13.58	31.9%
Net Rental Income	$15,263,554	$14,972,005	$42.60	100.0%
(Vacancy/Credit Loss)	0	(748,600)	(2.13)	(5.0)%
Other Income	253,190	137,698	0.39	0.9%
Effective Gross Income	$15,516,744	$14,361,102	$40.86	95.9%
Total Expenses	$6,597,139	$6,213,688	$17.68	43.3%
Net Operating Income	$8,919,605	$8,147,414	$23.18	56.7%
Total TI/LC, Capex/RR	0	421,754	1.20	2.9%
Net Cash Flow	$8,919,605	$7,725,659	$21.98	53.8%

(1)	Represents trailing ten months ending June 30, 2014 annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Based on estimates of percentage, overage and certain other additional rent (including items such as cart, kiosk, ATM, etc.) provided by the loan sponsors given their experience managing other outlet centers within the loan sponsors’ portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrow: The lender will not require an escrow for taxes provided that (i) taxes are actually paid prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent, (ii) upon request, the borrower provides reasonably satisfactory evidence that taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent, (iii) no event of default has occurred and is continuing (iv) no DSCR Reserve Trigger Period (defined below) is continuing.

Insurance Escrow: The lender will not require an escrow for insurance provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence (as determined by lender) that the property is insured in accordance with the loan documents pursuant to a blanket insurance policy acceptable to lender.

Replacement Reserves, An escrow for replacement reserves equal to $5,858 (approximately $0.20 PSF annually) is required to be deposited with the lender on a monthly basis; provided, however, that the amount on deposit in such reserve will be capped at $210,877 (approximately $0.60 PSF); provided further, however, that such amounts are subject to increase based on a higher amount recommended by a property condition report. Notwithstanding the foregoing, the lender will not require an escrow for replacement reserves provided that (i) no event of default has occurred, and (ii) no DSCR Reserve Trigger Period is continuing.

Tenant Rollover Reserve: The borrower is required to deposit $29,289 (approximately $1.00 PSF annually) into such escrow on a monthly basis; provided, however, that the amount on deposit in such reserve will be capped at $1,054,386 ($3.00 PSF). Notwithstanding the foregoing, the lender will not require an escrow for tenant improvements and leasing commission costs provided that (i) no event of default has occurred, and (ii) no DSCR Reserve Trigger Period is continuing.

“DSCR Reserve Trigger Period” means the debt service coverage ratio (as defined in the loan documents) calculated on a trailing four quarter basis is less than (i) 1.75x for two consecutive quarters on an interest only basis prior to November 6, 2019 and (ii) 1.15x for two consecutive quarters on an amortizing basis beginning November 6, 2019.

Lockbox / Cash Management. The loan is structured with a hard lockbox. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept on each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement) to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. If (i) a DSCR Reserve Trigger Period occurs, (ii) there is an event of default under the loan documents, or (iii) the borrower or the property manager becomes the subject of a bankruptcy, borrower shall have no rights to make withdrawals from the lockbox account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Five Properties
Original Principal Balance:	$25,264,000	Title:	Fee
Cut-off Date Principal Balance:	$25,264,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	572
Loan Purpose:	Refinance	Location:	Various, NC
Borrowers:	BMA Lakewood Apartments, LLC; BMA Oxford Apartments, LLC; BMA Eden Apartments, LLC; BMA Stonewood Apartments, LLC; BMA Bringle Ferry Apartments, LLC	Year Built / Renovated:	Various / N/A
		Occupancy:	94.2%
		Occupancy Date:	12/18/2014
		Number of Tenants:	N/A
Sponsor:	Brian A. Martin	2011 NOI:	N/A
Interest Rate:	4.4110%	2012 NOI:	$1,811,695
Note Date:	10/10/2014	2013 NOI:	$1,827,620
Maturity Date:	11/6/2024	TTM NOI (as of 11/2014):	$2,040,109
Interest-only Period:	42 months	UW Economic Occupancy:	92.4%
Original Term:	120 months	UW Revenues:	$3,974,719
Original Amortization:	324 months	UW Expenses:	$1,823,126
Amortization Type:	IO-Balloon	UW NOI:	$2,151,593
Call Protection(1):	L(28),Def(85),O(7)	UW NCF:	$2,008,593
Lockbox:	Springing	Appraised Value / Per Unit(2):	$31,580,000 / $55,210
Additional Debt:	No	Appraisal Date:	Various
Additional Debt Balance:	N/A
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$44,168
Taxes:	$297,918	$27,083	N/A	Maturity Date Loan / Unit:	$37,969
Insurance:	$59,522	$6,614	N/A	Cut-off Date LTV(2):	80.0%
Replacement Reserves:	$0	$11,917	N/A	Maturity Date LTV(2):	68.8%
Immediate Repairs(3):	$84,563	N/A	N/A	UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,264,000	100.0%	Payoff Existing Debt(4)	$24,012,545	95.0%
			Return of Equity	604,376	2.4
			Upfront Reserves	442,003	1.7
			Closing Costs	205,077	0.8
Total Sources	$25,264,000	100.0%	Total Uses	$25,264,000	100.0%

(1)	See “Release of Properties with Defeasance” below.
(2)
In addition to the individual property valuations, the appraiser also valued the portfolio in the amount of $32,843,770 ($57,419/unit), as of October 1, 2014. The above presented value is the sum of individual property values. The portfolio value results in a 76.9% LTV.

(3)	Initial Immediate Repairs reserve represents immediate repairs reserve (125% of engineer’s estimate of $67,650).
(4)	Uses of the loan proceeds include first mortgage payoff to Berkadia in the amount of $22,648,865 and first mortgage payoff to Arbor in the amount of $1,363,680.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Portfolio Summary

Property Name	City/State	Property Type	# of Units	Year Built / Renovated	Allocated Loan Balance	Allocated Ratio	Appraisal Value	Value/ Unit	UW NCF
Lakewood I & II	Salisbury, NC	Multifamily	228	1987/N/A	$7,440,000	29.4%	$9,300,000	$40,789	$551,046
Autumn Park	Oxford, NC	Multifamily	128	2004/N/A	$7,200,000	28.5%	$9,000,000	$70,313	$590,211
Arbor Glen	Eden, NC	Multifamily	96	2003/N/A	$5,104,000	20.2%	$6,380,000	$66,458	$430,050
Stonewood	Mooresville, NC	Multifamily	68	1985/N/A	$3,040,000	12.0%	$3,800,000	$55,882	$223,596
Ashton Woods	Salisbury, NC	Multifamily	52	2003/N/A	$2,480,000	9.8%	$3,100,000	$59,615	$213,689
Total/Wtd. Avg.			572		$25,264,000	100.0%	$31,580,000	$55,210	$2,008,593

The Loan. The loan has an outstanding principal balance of $25,264,000 million and is secured by a first mortgage lien on five multifamily properties totaling 572 units. The five properties include: (i) Lakewood I & II, a 228-unit garden-style multifamily complex located in Salisbury, North Carolina; (ii) Autumn Park, a 128-unit garden-style multifamily complex located in Oxford, North Carolina; (iii) Arbor Glen, a 96-unit garden-style multifamily complex located in Eden, North Carolina; (iv) Stonewood, a 68-unit garden-style multifamily complex located in Mooresville, North Carolina; and (v) Ashton Woods, a 52-unit garden-style multifamily complex located in Salisbury, North Carolina. The loan has a 10-year term and, subsequent to a 42 month interest-only period, will amortize on a 27-year schedule.

The Borrowers. The borrowing entities are (i) BMA Lakewood Apartments, LLC; (ii) BMA Oxford Apartments, LLC; (iii) BMA Eden Apartments, LLC; (iv) BMA Stonewood Apartments, LLC and (v) BMA Bringle Ferry Apartments, LLC, all of which are bankruptcy remote, single-purpose limited liability companies. The borrowing entities are ultimately 100.0% owned by Brian A. Martin.

The Sponsor. Brian A. Martin is the sponsor and non-recourse carve-out guarantor. Mr. Martin has over 17 years of experience in the acquisition and transitioning of multifamily properties. During his career, Mr. Martin has been involved in acquisitions totaling over $1.5 billion, encompassing approximately 35,000 units and 140 transactions. Mr. Martin is currently the president and CEO of Threshold Capital, LLC (“Threshold Capital”) which he founded in 2004. Threshold Capital is a real estate investment firm specializing in the acquisition, renovation and operation of multifamily communities. The firm’s current portfolio includes 7,465 units within 39 properties in Texas, North Carolina, South Carolina, Louisiana and Georgia. The portfolio has a total estimated market value of over $377.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

The Properties.

Lakewood I & II: The property is a 228-unit garden-style multifamily development in Salisbury, North Carolina which was completed in 1987.  Amenities at the property include an on-site leasing office, clubhouse, laundry room, swimming pool, and tennis courts. The property consists of 18, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, washer/dryer connections (two bedroom units only), and patio/balcony. The studio units are leased fully furnished, with a murphy bed, sofa, chair, end table, two bar stools and a microwave. The property has 396 parking spaces, which results in a parking ratio of 1.7 spaces per unit.

Lakewood I & II Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
Studio	40	17.5%	32	80.0%	384	$522	$1.36	$520	$1.35
1.1 (1 Bed / 1 Bath)	91	39.9%	87	95.6%	512	$440	$0.86	$465	$0.91
2.1 (2 Bed / 1 Bath)	85	37.3%	77	90.6%	768	$542	$0.71	$575	$0.75
2.1.5 (2 Bed / 1.5 Bath)	12	5.3%	11	91.7%	768	$568	$0.74	$600	$0.78
Total/Wtd. Avg.	228	100.0%	207	90.8%	598	$497	$0.87	$523	$0.92

(1)	Based on the December 2014 borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

Autumn Park: The  property is a 128-unit garden-style multifamily development in Oxford, North Carolina which was completed in 2004. Amenities at the property include an on-site leasing office, clubhouse, fitness center, laundry room, mail room, swimming pool, and playground. The property consists of 12, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections (two bedroom units only), two inch blinds, and a patio/balcony. Parking is provided for 256 vehicles which results in parking ratio 2.0 parking spaces per unit.

Autumn Park Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	42	32.8%	42	100.0%	575	$553	$0.96	$575	$1.00
2.2 (2 Bed / 2 Bath)	62	48.4%	61	98.4%	975	$689	$0.71	$703	$0.72
3.2 (3 Bed / 2 Bath)	24	18.8%	22	91.7%	1,110	$790	$0.71	$790	$0.71
Total/Wtd. Avg.	128	100.0%	125	97.7%	869	$661	$0.79	$677	$0.81

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Arbor Glen: The property is a 96-unit garden-style multifamily development in Eden, North Carolina which was completed in 2003. Amenities at the property include an on-site leasing office, clubhouse, fitness center, detached garages, covered parking, laundry room, swimming pool, and a playground. The property consists of 12, one, two, and three-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, two inch blinds, washer/dryer connections (two and three bedroom units only), and a patio/balcony. Parking is provided for 231 vehicles which results in parking ratio 2.4 parking spaces per unit.

Arbor Glen Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	24	25.0%	23	95.8%	620	$557	$0.90	$575	$0.93
2.2 (2 Bed / 2 Bath)	56	58.3%	55	98.2%	885	$657	$0.74	$675	$0.76
3.2 (3 Bed / 2 Bath)	16	16.7%	16	100.0%	1,177	$768	$0.65	$775	$0.66
Total/Wtd. Avg.	96	100.0%	94	97.9%	867	$652	$0.77	$667	$0.79

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

Stonewood: The property is a 68-unit garden-style multifamily development in Mooresville, North Carolina which was completed in 1985. Amenities at the property include an on-site leasing office, clubhouse, laundry room, and swimming pool. The property consists of seven, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections (two bedroom units only), and a patio/balcony. Parking is provided for 119 vehicles which results in parking ratio 1.8 parking spaces per unit.

Stonewood Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	32	47.1%	28	87.5%	520	$565	$1.09	$590	$1.13
2.2 (2 Bed / 2 Bath)	36	52.9%	34	94.4%	800	$663	$0.83	$690	$0.86
Total/Wtd. Avg.	68	100.0%	62	91.2%	668	$619	$0.93	$643	$0.99

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Ashton Woods: The property is a 52-unit garden-style multifamily development in Salisbury, North Carolina which was completed in 2003. Amenities at the property include an on-site leasing office, clubhouse, fitness center, laundry room, and playground. The property consists of five, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections (two and three bedroom units only), and a patio/balcony. Parking is provided for 105 vehicles which results in parking ratio 2.0 parking spaces per unit.

Ashton Woods Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Square Feet)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	15	28.8%	14	93.3%	560	$530	$0.95	$535	$0.96
2.1 (2 Bed / 1 Bath)	14	26.9%	14	100.0%	890	$597	$0.67	$605	$0.68
2.2 (2 Bed / 2 Bath)	15	28.8%	15	100.0%	890	$607	$0.68	$625	$0.70
3.2 (3 Bed / 2 Bath)	8	15.4%	8	100.0%	1,080	$693	$0.64	$755	$0.70
Total/Wtd. Avg.	52	100.0%	51	98.1%	824	$597	$0.75	$614	$0.77

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

The Market.

Lakewood I & II: The property is located within the town limits of Salisbury, North Carolina, 35 miles northeast of the city of Charlotte and southwest of Greensboro and Lexington, North Carolina. The region is home to manufacturing and service businesses. Daimler Trucks North America (“Daimler Trucks”) is located west of the subject, in Cleveland, North Carolina, where it operates the largest freightliner trucks manufacturing plant in the U.S. The appraiser identified a competitive set of five properties consisting of 612 units constructed between 1983 and 2002. Vacancy rates ranged from 2.0% to 10.0% with a weighted average vacancy of 4.8%. The competitive set exhibits rents ranging from $400 to $710 per unit.

Autumn Park: The property is located in Oxford, North Carolina which is north of Durham, NC along I-85. According to Reis, the property is located within the Raleigh-Durham Area apartment market. As of April 2014, the market’s vacancy rate was 4.3% and the average asking rent for the first four months of 2014 was $890 per month per unit. The appraiser identified a competitive set of four properties consisting of 454 units constructed between 1997 and 2004. Vacancy rates ranged from 2.0% to 4.0% with a weighted average vacancy of 3.0%. The competitive set exhibits rents ranging from $623 to $782 per unit.

Arbor Glen: The property is located in Eden, North Carolina. Major developments near the subject include a shopping center anchored by Walmart and also the Morehead Memorial Hospital, which has operated since 1960 and currently is a 229 bed facility. According to Reis, the property is located within the Greensboro/Winston-Salem Apartment market. As of the first quarter 2014, the market reported a vacancy rate of 5.5% and asking rents were in the range of $660 to $700 per month. The appraiser identified a competitive set of four properties consisting of 556 units constructed between 1970 and 2008. Vacancy rates ranged from 5.0% to 9.0% with a weighted average vacancy of 7.0%. The competitive set exhibits rents ranging from $497 to $740 per unit.

Stonewood: The property is located in Mooresville, North Carolina. Mooresville is located approximately 30 miles north of the city of Charlotte, North Carolina. The neighborhood has access to I-77 via Highway 21, which provides access to the Charlotte central business district to the south. Mooresville serves as the corporate headquarters for Lowe’s Companies, Inc., a Fortune 50 company. Lowes’ 135-acre campus employs over 4,000 people. Mooresville, known as Race City USA, is also home to more than 60 NASCAR teams and racing related businesses. Additionally, Lake Norman, a major state recreational area located just west of the subject, is another major demand generator in the Mooresville area. According to appraisal, the property is located in the Iredell county submarket. As of March 2014, the submarket reported a vacancy rate of 9.2% and asking rents were at $796 per month. The appraiser identified a competitive set of four properties consisting of 673 units constructed between 1987 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

1997. Vacancy rates ranged from 3.0% to 10.0% with a weighted average vacancy of 5.5%. The competitive set exhibits rents ranged from $590 to $788 per unit (2 bedroom units).

Ashton Woods: The property is located in Salisbury, North Carolina, approximately 35 miles northeast of the city of Charlotte. See Lakewood I & II for additional neighborhood information. The appraiser identified a competitive set of five properties consisting of 704 units constructed between 1983 and 2006. Vacancy rates ranged from 2.0% to 10.0% with a weighted average vacancy of 5.5%. The competitive set exhibits rents ranged from $590 to $874 per unit (2 bedroom units).

Operating History and Underwritten Net Cash Flow

	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,830,659	$3,861,338	$3,934,082	$3,787,927	$6,622	88.1%
Vacant Income	0	0	0	222,787	389	5.2%
Other Income	292,712	289,869	286,392	289,336	506	6.7%
Gross Potential Rent	$4,123,371	$4,151,207	$4,220,474	$4,300,050	$7,518	100.0%
Reimbursements	0	0	0	0	0	0.0%
Net Rental Income	$4,123,371	$4,151,207	$4,220,474	$4,300,050	$7,518	100.0%
(Vacancy/Credit Loss/Concessions)(4)	(510,857)	(518,477)	(338,424)	(325,331)	(569)	(7.6%	)
Effective Gross Income	$3,612,514	$3,632,730	$3,882,050	$3,974,719	$6,949	92.4%
Total Expenses	$1,800,819	$1,805,110	$1,841,941	$1,823,126	$3,187	45.9%
Net Operating Income	$1,811,695	$1,827,620	$2,040,109	$2,151,593	$3,762	54.1%
Replacement Reserves	0	0	0	143,000	250	3.6%
Non-Recurring Items	59,118	63,906	57,655	0	0	0.0%
Net Cash Flow	$1,752,577	$1,763,714	$1,982,454	$2,008,593	$3,512	50.5%

(1)	The numbers provided are based on T12 period ending on November 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the December 2014 rent roll annualized.
(4)	Vacancy/Credit Loss/Concessions in the 2012, 2013 and TTM period represent employee discount, courtesy officers, vacancy loss, loss from non-revenue units, concessions and uncollectible rents.

Historical and Current Occupancy(1)

Property Name	# of Units	2012	2013	Current(2)
Lakewood I & II	228	87.7%	88.6%	90.8%
Autumn Park	128	93.2%	92.4%	97.7%
Arbor Glen	96	91.1%	86.3%	97.9%
Stonewood	68	87.8%	90.3%	91.2%
Ashton Woods	52	85.4%	86.7%	98.1%
Total/Wtd. Avg.	572	89.3%	89.1%	94.2%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of December 18, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Release of Properties with Defeasance: After the lockout period, the borrowers are permitted to obtain the release of any individual property but only in in connection with a third-party property sale and partial defeasance of the loan. The release is subject to the satisfaction of certain conditions, including, but not limited to the following: (i) defeasance collateral equal to the greater of (a) 100.0% of the net sales proceeds with respect to such property and (b) 125% of the aggregate of the allocated loan amount for such property, (ii) after giving effect to such sale and defeasance, the debt service coverage ratio must be no less than the greater of (a) the debt service coverage ratio immediately preceding such sale and (b) 1.20x, and (iii) after giving effect to such sale and defeasance, the loan to value ratio of the properties then remaining must be no more than the lesser of (a) the loan-to-value ratio immediately preceding such sale and (b) 80.0%. See “Description of the Mortgage Pool—Partial Releases and Substitutions” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Four Properties
Original Principal Balance:	$25,160,000	Title:	Fee
Cut-off Date Principal Balance:	$25,160,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	520
Loan Purpose:	Refinance	Location:	Various, NC
Borrowers:	BMA Bellemeade Apartments, LLC; BMA McLain Heights Apartments, LLC; BMA Water’s Edge Apartments, LLC and BMA Heatherwood Kensington Apartments, LLC	Year Built / Renovated:	Various / Various
		Occupancy:	95.4%
		Occupancy Date:	12/18/2014
		Number of Tenants:	N/A
Sponsor:	Brian A. Martin	2011 NOI:	N/A
Interest Rate:	4.4110%	2012 NOI:	$1,640,846
Note Date:	10/10/2014	2013 NOI:	$1,773,502
Maturity Date:	11/6/2024	TTM NOI (as of 11/2014):	$1,990,553
Interest-only Period:	42 months	UW Economic Occupancy:	93.7%
Original Term:	120 months	UW Revenues:	$3,761,527
Original Amortization:	324 months	UW Expenses:	$1,669,643
Amortization Type:	IO-Balloon	UW NOI:	$2,091,884
Call Protection(1):	L(28),Def(85),O(7)	UW NCF:	$1,961,884
Lockbox:	Springing	Appraised Value / Per Unit(2):	$31,450,000 / $60,481
Additional Debt:	No	Appraisal Date:	Various
Additional Debt Balance:	N/A
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$48,385
Taxes:	$226,145	$20,559	N/A	Maturity Date Loan / Unit:	$41,594
Insurance:	$54,623	$6,069	N/A	Cut-off Date LTV(2):	80.0%
Replacement Reserve:	$0	$10,833	N/A	Maturity Date LTV(2):	68.8%
Engineering Reserve:	$43,363	N/A	N/A	UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,160,000	100.0%	Payoff Existing Debt(3)	$20,576,033	81.8%
			Upfront Reserves	324,131	1.3
			Closing Costs	197,133	0.8
			Return of Equity	4,062,704	16.1
Total Sources	$25,160,000	100.0%	Total Uses	$25,160,000	100.0%

(1)	See “Release of Properties with Defeasance” below.
(2)
In addition to the individual property valuations, the appraiser also valued the portfolio at $32,706,470 ($62,897/unit), as of October 1, 2014. The above presented value is the sum of individual property values. The portfolio value results in a 76.9% LTV.

(3)	Uses of the loan proceeds include first mortgage payoff to Berkadia in the amount of $19,872,872 and first mortgage payoff to Arbor in the amount of $703,160.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Portfolio Summary

Property Name	City / State	Property Type	# of Units	Year Built	Allocated Loan Amount	Allocated Ratio	Appraisal Value	Value / Unit	UW NCF
Crestview	Concord, NC	Multifamily	226	1984-1985	$10,080,000	40.1%	$12,600,000	$55,752	$856,013
Waters Edge	Concord, NC	Multifamily	144	1996	$7,440,000	29.6%	$9,300,000	$64,583	$595,303
Highland Ridge	High Point, NC	Multifamily	120	2004-2005	$6,088,000	24.2%	$7,610,000	$63,417	$386,398
McLain Heights	Kannapolis, NC	Multifamily	30	1996	$1,552,000	6.2%	$1,940,000	$64,667	$124,170
Total			520		$25,160,000	100.0%	$31,450,000	$60,481	$1,961,884

The Loan. The Threshold Multifamily Portfolio – Pool 1 loan has an outstanding principal balance of $25.16 million and is secured by a first mortgage lien on four multifamily properties totaling 520 units. The loan has a 10-year term and, subsequent to a 42 month interest-only period, will amortize on a 27-year schedule. The four properties include: (i) Crestview, a 226-unit garden-style multifamily complex located in Concord, North Carolina; (ii) Waters Edge, a 144-unit garden-style multifamily complex located in Concord, North Carolina; (iii) Highland Ridge, a 120-unit garden-style multifamily complex located in High Point, North Carolina and (iv) McLain Heights, a 30-unit garden-style multifamily complex located in Kannapolis, North Carolina.

The Borrowers. The borrowing entities are (i) BMA Heatherwood Kensington Apartments, LLC; (ii) BMA Water’s Edge Apartments, LLC; (iii) BMA Bellemeade Apartments, LLC and (iv) BMA McLain Heights Apartments, LLC, all of which are bankruptcy remote, single-purpose limited liability companies. The borrowers are ultimately 100.0% owned by Brian A. Martin.

The Sponsor. Brian A. Martin is the sponsor and will serve as the non-recourse carve-out guarantor for the loan. Brian A. Martin has over 17 years of experience in the acquisition and transitioning of multifamily properties, and has been involved in acquisitions totaling over $1.5 billion, encompassing approximately 35,000 units and 140 transactions. Mr. Martin is currently the president of Threshold Capital, a real estate investment firm specializing in the acquisition, renovation and operation of multifamily communities. The firm’s current portfolio includes 7,465 units within 39 properties in Texas, North Carolina, South Carolina, Louisiana and Georgia. The portfolio has a total estimated market value of over $377.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

The Properties.

Crestview: The property is a 226-unit garden-style multifamily development which was completed in 1984-1985. Amenities at the property include an on-site leasing office/clubhouse, laundry room, two swimming pools, playground, and basketball court. The property consists of 9, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections, and a patio/balcony. The property has 350 parking spaces, which results in a parking ratio of 1.54 spaces per unit.

Crestview Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	80	35.4%	77	96.3%	480	$481	$1.00	$500	$1.04
1.1 (1 Bed / 1 Bath)	22	9.7%	21	95.5%	480	$495	$1.03	$520	$1.08
2.2 (2 Bed / 2 Bath)	124	54.9%	122	98.4%	764	$586	$0.77	$605	$0.79
Total/Wtd. Avg.	226	100.0%	220	97.3%	636	$540	$0.87	$560	$0.91

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

Waters Edge: The property is a 144-unit garden-style multifamily development which was completed in 1996. Amenities at the property include an on-site leasing office, clubhouse, laundry room, multi-purpose court, swimming pool, grilling area, and a fishing pond. The property consists of 10, three-story residential buildings and a clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, washer/dryer connections (two and three bedroom units only) ceiling fans, and a patio/balcony. The studio units are leased fully furnished, and parking is provided for 254 vehicles which results in parking ratio 1.76 parking spaces per unit.

Waters Edge Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
Studio	18	12.5%	18	100.0%	336	$503	$1.50	$520	$1.55
1.1 (1 Bed / 1 Bath)	42	29.2%	42	100.0%	512	$517	$1.01	$530	$1.04
2.2 (2 Bed / 2 Bath)	7	4.9%	6	85.7%	864	$642	$0.74	$660	$0.76
2.2 (2 Bed / 2 Bath)	53	36.8%	51	96.2%	864	$649	$0.75	$675	$0.78
3.2 (3 Bed / 2 Bath)	24	16.7%	21	87.5%	1,080	$767	$0.71	$810	$0.75
Total/Wtd. Avg.	144	100.0%	138	95.8%	731	$607	$0.92	$635	$0.95

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

Highland Ridge: The property is a 120-unit garden-style multifamily development which was completed in 2004-2005. Amenities at the property include an on-site leasing office, clubhouse, fitness center, detached garages, covered parking, laundry room, swimming pool, and a playground. The property consists of 10, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, two-inch blinds, washer/dryer connections, and a patio/balcony. Parking is provided for 165 vehicles which results in parking ratio 1.38 parking spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Highland Ridge Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	32	26.7%	29	90.6%	627	$512	$0.82	$550	$0.88
2.2 (2 Bed / 2 Bath)	72	60.0%	66	91.7%	889	$573	$0.64	$645	$0.73
3.2 (3 Bed / 2 Bath)	16	13.3%	15	93.8%	1,211	$686	$0.57	$780	$0.64
Total/Wtd. Avg.	120	100.0%	110	91.7%	862	$572	$0.68	$638	$0.76

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

McLain Heights: The property is a 30-unit garden-style multifamily development which was completed in 1996. The property consists of two, three-story residential buildings. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections and a patio/balcony. Parking is provided for 58 vehicles which results in parking ratio 1.93 parking spaces per unit.

McLain Heights Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
2.2 (2 Bed / 2 Bath)	15	50.0%	14	93.3%	870	$598	$0.69	$615	$0.71
3.2 (3 Bed / 2 Bath)	15	50.0%	14	93.3%	1,080	$680	$0.63	$700	$0.65
Total/Wtd. Avg.	30	100.0%	28	93.3%	975	$639	$0.66	$658	$0.68

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

The Market.

Crestview and Waters Edge: The properties are located in Concord, North Carolina approximately 20 miles northeast of Charlotte. Concord is the suburban community within the Charlotte-Gastonia-Concord metropolitan statistical area. The properties are located along Davidson Highway, that runs east to west through Concord. Concord is a close-in suburb of Charlotte. There are a variety of retail uses including big box retailers, freestanding retail, restaurants, and grocery-anchored centers. The Carolinas Medical Center-Northeast and the Carolina Mall (anchored by Belk, JC Penney, Sears and Staples) are within two miles of the properties along Concord Parkway North. To the west of the property along Davidson Highway near I-85 is the International Business Park at Concord, a 500-plus acre office/industrial park that is home to more than 30 companies, including five international firms and four Fortune 500 companies. Further southwest along I-85 (approximately nine miles) is Concord Mills, a 1.4-million SF outlet and value retail shopping mall owned by Simon Property Group. Concord Mills is North Carolina’s largest tourist attraction, attracting 17.6 million visitors in 2005. As of the second quarter 2014, the Concord submarket reported a total inventory of 4,484 units, which equates to 4.2% of the Charlotte apartment market according to REIS. As of the second quarter 2014, there were no new deliveries to the submarket during the past quarter and a total of 312 units delivered over the past year. Submarket occupancy was 94.1% as of the second quarter 2014. Occupancy increased compared to year-end 2013 (93.5%) but slightly decreased year over year (94.2%). There are 332 units projected to be delivered to the submarket by year-end 2014, which are projected to bring occupancy down to 91.4%. Monthly asking rent in the submarket continues to increase, averaging $769 as of the second quarter 2014, which represents a year over year increase of 4.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Highland Ridge: The property is located within the city limits of High Point, North Carolina approximately 20 miles southwest of Greensboro, and 20 miles southeast of Winston Salem. The property is approximately two miles south of I-74 and approximately three miles west of I-85. I-74 connects the neighborhood to Winston Salem to the northwest, and I-85 provides access to Greensboro to the northeast and Charlotte to the southwest. Just west of the subject is a Walmart anchored shopping center. The appraiser identified a competitive set of four properties consisting of 675 units. Vacancy rates average 9.0% with rents ranging from $615 to $651 per unit.

McLain Heights: The property is located within the city limits of Kannapolis, North Carolina, approximately 25 miles northeast of Charlotte. Kannapolis is situated immediately north of the City of Concord. The area immediately surrounding the property is developed predominantly with single-family residences. The majority of the commercial land uses are located along S. Cannon Blvd (Hwy 29), which becomes Concord Parkway to the south of I-85. The property is in the Concord apartment submarket along with the Crestview and Waters Edge properties.

Operating History and Underwritten Net Cash Flow

	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,369,244	$3,431,453	$3,512,447	$3,402,785	$6,544	84.8%
Vacant Income	0	0	0	180,240	347	4.5%
Other Income	365,785	392,066	417,795	430,945	829	10.7%
Gross Potential Rent	$3,735,029	$3,823,519	$3,930,242	$4,013,970	$7,719	100.0%
Reimbursements	0	0	0	0	0	0.0%
Net Rental Income	$3,735,029	$3,823,519	$3,930,242	$4,013,970	$7,719	100.0%
(Vacancy/Credit Loss/Concessions)(4)	(453,298)	(382,673)	(253,386)	(252,443)	(485)	(6.3%	)
Effective Gross Income	$3,281,731	$3,440,846	$3,676,856	$3,761,527	$7,234	93.7%
Total Expenses	$1,640,885	$1,667,344	$1,686,303	$1,669,643	$3,211	44.4%
Net Operating Income	$1,640,846	$1,773,502	$1,990,553	$2,091,884	$4,023	55.6%
Replacement Reserves	0	0	0	130,000	250	3.5%
Non-Recurring Item	75,727	83,197	82,885	0	0	0.0%
Net Cash Flow	$1,565,119	$1,690,305	$1,907,668	$1,961,884	$3,773	52.2%

(1)	The numbers provided are based on TTM ending on November 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the December 2014 rent roll annualized.
(4)	Vacancy/Credit Loss/Concessions in the 2012, 2013 and TTM period represent employee discount, courtesy officers, vacancy loss, loss from non-revenue units, concessions and uncollectible rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Historical and Current Occupancy

Property Name	# of Units	2012(1)	2013(1)	Current(2)
Crestview	226	89.6%	91.3%	97.3%
Waters Edge	144	94.8%	92.2%	95.8%
Highland Ridge	120	85.5%	93.7%	91.7%
McLain Heights	30	90.1%	92.0%	93.3%
Total/ Wtd. Avg.	520	90.1%	92.1%	95.4%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of December 18, 2014.

Release of Properties with Defeasance: After the lockout period, the borrowers are permitted to obtain the release of any individual property but only in in connection with a third-party property sale and partial defeasance of the loan. The release is subject to the satisfaction of certain conditions, including, but not limited to the following:  (i) defeasance collateral equal to the greater of (a) 100.0% of the net sales proceeds with respect to such property and (b) 125% of the aggregate of the allocated loan amount for such property, (ii) after giving effect to such sale and defeasance, the debt service coverage ratio must be no less than the greater of (a) the debt service coverage ratio immediately preceding such sale and (b) 1.20x, and (iii) after giving effect to such sale and defeasance, the loan-to-value ratio of the properties then remaining must be no more than the lesser of (a) the loan-to-value ratio immediately preceding such sale and (b) 80.0%. See “Description of the Mortgage Pool—Partial Releases and Substitutions” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Rancho Santa Margarita Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	The Bancorp Bank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,870,000	Title:	Fee
Cut-off Date Principal Balance:	$23,870,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	49,823
Loan Purpose:	Refinance	Location:	Rancho Santa Margarita, CA
Borrowers:	VR RSM ONE LLC;	Year Built / Renovated:	1996 / N/A
	VR RSM TWO LLC	Occupancy(1):	92.9%
Sponsor:	National Credit Tenant	Occupancy Date(1):	10/1/2014
	Investments, LLC	Number of Tenants(1):	18
Interest Rate:	4.2900%	2011 NOI:	$1,597,768
Note Date:	12/31/2014	2012 NOI:	$1,505,697
Maturity Date:	1/5/2025	2013 NOI:	$1,602,102
Interest-only Period:	60 months	TTM NOI (as of 9/2014):	$1,664,565
Original Term:	120 months	UW Economic Occupancy(1):	92.9%
Original Amortization:	360 months	UW Revenues(1):	$2,308,823
Amortization Type:	IO-Balloon	UW Expenses:	$515,527
Call Protection:	L(26),Def(90),O(4)	UW NOI:	$1,793,296
Lockbox:	Springing	UW NCF:	$1,731,515
Additional Debt:	No	Appraised Value / PSF:	$33,000,000 / $662
Additional Debt Balance:	N/A	Appraisal Date:	10/10/2014
Additional Debt Type:	N/A
Additional Future Debt Permitted:	Yes, Mezzanine

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$479
Taxes:	$180,055	$23,895	N/A	Maturity Date Loan / SF:	$437
Insurance:	$8,411	$1,682	N/A	Cut-off Date LTV:	72.3%
Replacement Reserves:	$0	$996	$35,873	Maturity Date LTV:	66.0%
TI/LC:	$89,289	$4,152	$150,000	UW NCF DSCR:	1.22x
Free Rent Reserve(2):	$116,305	N/A	N/A	UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,870,000	100.0%	Payoff Existing Debt	$9,496,022	39.8%
			Return of Equity	13,850,874	58.0
			Upfront Reserves	394,060	1.7
			Closing Costs	129,044	0.5
Total Sources	$23,870,000	100.0%	Total Uses	$23,870,000	100.0%

(1)	Includes one tenant, Double Infinity Investment LLC (“Lovely Lash”), who executed a lease in December 2014 and is expected to take occupancy in Spring 2015.
(2)
Includes reserves for (i) $65,280 for a tenant that was month-to-month at origination, but recently signed a three year lease extension, (ii) $51,025 with respect to the Lovely Lash lease, and (iii) $11,625 with respect  to the SKNB, LLC lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Rancho Santa Margarita Town Center

The Loan.  The Rancho Santa Margarita Town Center loan is secured by a first mortgage lien on a 49,823 SF grocery-anchored retail center located in Rancho Santa Margarita, Orange County, California. The loan has a 10-year term and amortizes on a 30-year schedule following 5 years of interest-only payments.

The Borrowers.  The borrowing entities for the Rancho Santa Margarita Town Center loan are VR RSM ONE LLC and VR RSM TWO LLC, each of which are Delaware limited liability companies and special purpose entities. The borrowers own the property as tenants-in-common.

The Sponsor.  The sponsor and the guarantor under the non-recourse carveouts is National Credit Tenant Investments, LLC (“NCTI”), an entity controlled by David Lee. David Lee has a 99.0% economic interest in the borrowers.  David Lee is the Founder and Chief Executive Officer of ValueRock Realty Partners.

The Property. The property consists of a 49,823 SF portion of the Rancho Santa Margarita Shopping Center (the “Shopping Center”), a larger 200,000+ SF, Class A, multi-tenant community shopping center located on the southeast corner of Santa Margarita Parkway and Avenida De Las Flores. The Shopping Center, which was originally constructed in 1996 and periodically updated, is situated on four separate parcels that total 7.10-acres.  As of the cut-off date, the property was 92.9% leased to 18 tenants with two shop spaces available. The property is anchored by Trader Joe’s, and has a mix of regional and national in-line tenants.  The Shopping Center’s primary anchors include Ross Dress for Less, Target, Walgreens, Petco and Big 5 Sporting Goods, all of which serve as shadow anchors for the property.

The Market. The property is located in Rancho Santa Margarita, Orange County, California, approximately 50 miles southeast of Los Angeles.  Rancho Santa Margarita is a 5,000-acre master planned community located in southeastern Orange County, between Mission Viejo and Coto de Caza, at the foothills of the Santa Ana Mountains. According to the appraisal, as of 2014, population and median household income were 172,912 and $100,119, respectively, within a 5-mile radius of the subject property.  Access to the property is provided by Foothill Transportation Corridor (Route 241) and Santa Margarita Parkway, both of which intersect just west of the property and have daily traffic counts of 43,354 and 40,879, respectively.

According to the appraisal, the property is situated in the South Orange County submarket of the Orange County retail market.  The South Orange County submarket contains 17.9 million SF of gross leasable retail area, and has an average vacancy rate of 3.6%. No new construction is expected within the submarket.  The greater Orange County retail market contains over 84.3 million SF of gross leasable retail area and has a vacancy rate of 4.7%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S& P/Fitch(2)	Net Rentable Area (SF)	% of NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Trader Joe’s	NA / NA / NA	10,826	21.7%	$33.60	N/A	N/A	1/31/2017
Wells Fargo Bank	A2 / A+ / AA-	5,362	10.8%	$39.60	N/A	N/A	5/31/2018
Styles For Less	NA / NA / NA	3,250	6.5%	$33.85	N/A	N/A	10/31/2016
Lindora	NA / NA / NA	3,106	6.2%	$42.04	N/A	N/A	12/31/2019
Panera Bread	NA / NA / NA	3,100	6.2%	$48.00	N/A	N/A	4/22/2023
Tutto Fresco	NA / NA / NA	2,604	5.2%	$49.56	$795	7.5%	1/31/2016
Hand & Stone Massage	NA / NA / NA	2,450	4.9%	$36.00	N/A	N/A	6/30/2018
Wan Fu Chinese	NA / NA / NA	2,233	4.5%	$47.78	$199	29.8%	1/31/2016
Radio Shack	NA / NA / NA	1,903	3.8%	$33.60	$414	10.6%	1/31/2016
K60 Fitness	NA / NA / NA	1,500	3.0%	$26.50	N/A	N/A	8/31/2023

(1)	Top ten tenants based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the Tenant field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales of the first eight months of 2014, annualized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Rancho Santa Margarita Town Center

Operating History and Underwritten Net Cash Flow

	2013	TTM(1)	Underwritten		PSF	% (2)
Rents in Place	$1,681,489	$1,736,583	$1,811,819	(3)	$36.37	72.9%
Contractual Rent Steps	0	0	40,682		0.82	1.6%
Vacant Income	0	0	176,131		3.54	7.1%
Gross Potential Rent	$1,681,489	$1,736,583	$2,028,632		$40.72	81.6%
Total Reimbursements	433,423	451,214	456,321		9.16	18.4%
Net Rental Income	$2,114,912	$2,187,797	$2,484,954		$49.88	100.0%
(Vacancy and Credit Loss)	(0)	(0)	(176,131)		(3.54)	(7.1)%
Other Income	3,834	3,878	0		0	0.0%
Effective Gross Income	$2,118,746	$2,191,675	$2,308,823		$46.34	92.9%
Total Expenses	$516,644	$527,110	$515,527		$10.35	22.3%
Net Operating Income	$1,602,102	$1,664,565	$1,793,296		$35.99	77.7%
Replacement Reserves	0	0	11,958		0.24	0.5%
TI/LC	0	0	49,823		1.00	2.2%
Net Cash Flow	$1,602,102	$1,664,565	$1,731,515		$34.75	75.0%

(1)	TTM column represents the trailing twelve-month period ending on September 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on underwritten rent roll.

Historical and Current Occupancy

	2011	2012	2013	Current(1)
Occupancy	91.7%	81.5%	89.3%	92.9%

(1)	Based on underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Bayshore Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$23,500,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(1):	$23,500,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	1.9%	Net Rentable Area (SF)(2):	515,912
Loan Purpose:	Refinance	Location:	Eureka, CA
Borrower:	Bay Shore Mall, LP	Year Built / Renovated:	1987 / 2013
Sponsor:	Rouse Properties, LP	Occupancy(3):	88.9%
Interest Rate:	3.9620%	Occupancy Date:	1/31/2015
Note Date:	10/15/2014	Number of Tenants:	67
Maturity Date:	11/6/2024	2011 NOI:	N/A
Interest-only Period:	36 months	2012 NOI:	$2,638,339
Original Term:	120 months	2013 NOI:	$3,707,261
Original Amortization:	360 months	2014 NOI:	$4,614,818
Amortization Type:	IO-Balloon	UW Economic Occupancy:	82.2%
Call Protection:	L(28),Def(88),O(4)	UW Revenues:	$7,685,398
Lockbox:	Hard	UW Expenses:	$2,966,592
Additional Debt(1):	Yes	UW NOI:	$4,718,806
Additional Debt Balance(1):	$23,000,000	UW NCF:	$4,309,051
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF:	$69,000,000 / $134
Additional Future Debt Permitted:	No	Appraisal Date:	9/2/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$90
Taxes:	$43,588	$7,072	N/A	Maturity Date Loan / SF:	$78
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	67.4%
Replacement Reserves:	$9,844	$9,844	$236,259	Maturity Date LTV:	58.2%
TI/LC:	$14,696	$14,696	$176,356	UW NCF DSCR:	1.62x
Holdback(5):	$2,472,461	$0	N/A	UW NOI Debt Yield:	10.1%
Deferred Maintenance:	$1,210	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$46,500,000	100.0%	Return of Equity	$43,251,531	93.0%
			Upfront Reserves	2,541,799	5.5
			Closing Costs	706,669	1.5
Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)
The Bayshore Mall loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $46.5 million. The financial information presented in the chart above reflects the cut-off date balance of the $46.5 million Bayshore Mall Whole Loan.

(2)	The owned collateral of 515,912 SF on 60.29 acres excludes Kohl’s (59,235 SF, LXD 12/2056, NYSE:KSS, BBB S&P, Baa1 Moody’s, BBB+ Fitch), which is owned by a third party.
(3)
The property is 88.9% leased by 67 tenants (82.4% leased excluding temporary tenants). Three new tenants representing 7.2% of the collateral (Staples 2.4%, Planet Fitness 3.9%, Salt Tree 1.0%) have executed leases but are not yet in occupancy.

(4)	Monthly insurance escrow is waived so long as (1) no event of default is continuing and (2) borrower provides evidence that blanket policies are in effect.
(5)	Holdback (Unfunded Obligations Reserve) – The borrower funded a reserve for tenant improvements, tenant allowances and leasing commissions of $2,472,461 for Planet Fitness.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Bayshore Mall

The Loan. Bayshore Mall is secured by a fee and leasehold interest in a 515,912 SF regional mall located on 65.8 acres in Eureka, California. The owned collateral of 515,912 SF on 60.29 acres excludes Kohl’s (59,235 SF, LXD 12/2056, NYSE:KSS, BBB S&P, Baa1 Moody’s, BBB+ Fitch). The whole loan has an outstanding principal balance of $46.5 million (the “Bayshore Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the cut-off date of $23.5 million and is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. Note A-2 has an outstanding principal balance as of the cut-off date of $23.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the CSAIL 2015-C1 Commercial Mortgage Trust. The trustee of the CSAIL 2015-C1 Commercial Trust (or, prior to the occurrence and continuance of a control termination event, the controlling class representative) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Bayshore Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Bayshore Mall Whole Loan has a 10-year term and, subsequent to a 36 month interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity is Bay Shore Mall, LP, a bankruptcy remote special purpose entity formed for the sole purpose of owning and operating the subject property.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Rouse Properties, LP (“Rouse”). Rouse is a subsidiary of Rouse Properties, Inc. (NYSE:RSE), a public retail real estate investment trust based in New York, with a current market cap of approximately $950 million as of September 26, 2014. The current Rouse portfolio contains 36 malls in 22 states, totaling 25.5 million SF, of which 11.9 million SF are malls and free–standing assets. As of December 31, 2013, Rouse reported total assets of $2.02 billion and net equity of $455.3 million.

The Property. The property is a 515,912 SF (collateral only) enclosed regional mall located on 60.29 acres. The development contains four one-story buildings consisting of a main mall building with three attached anchor store tenant buildings occupied by Sears (87,939 SF), Wal-Mart (73,270 SF), and Kohl’s (59,235 SF, non-collateral). There is also a ground leased McDonald’s outparcel. The buildings were constructed in two phases in 1987 and 1989, and a $2.5 million renovation was completed in December 2013. The borrower ground leases the northernmost portion of the site from the City of Eureka for overflow parking, which commenced August 19, 1992 and expires August 18, 2047. The total ground rent is $520,140 for the entire term and has been fully paid. The number of parking spaces at the property is 2,680, resulting in a parking ratio of approximately 5.21 spaces per 1,000 SF of net rentable area.

As of January 31, 2015, the property was 88.9% leased by 67 tenants (82.4% leased excluding temporary tenants). Anchors at the property include Sears (87,939 SF), Wal-Mart (73,270 SF) and Kohl’s (59,235 SF, non-collateral). Junior anchors at the property include, Bed Bath & Beyond (25,759 SF), Ross Dress for Less (25,657 SF), T.J. Maxx (21,098 SF), Planet Fitness 3Q15 (20,000 SF), Petco (15,067 SF), Staples 4Q15 (12,406 SF) ULTA (11,735 SF), Pier 1 Imports (10,942 SF) and The Sports Authority (10,006 SF). Junior anchors are located along the front side of the mall. In addition to its anchors and junior anchors, the property’s in-line tenants include national tenants such as Victoria’s Secret, Foot Locker, Rue 21, Zumiez, Kay Jewelers, The Children’s Place, and others. Gross mall sales for all tenants that reported as of the trailing-twelve-month period ending on December, 2014 were approximately $147.21 million.

The Market. Bayshore Mall is located approximately 2 miles southwest of the central business district/Old Town in Eureka, California. Eureka, California is along the pacific coast in northern California. Primary access to the property is from Highway 101, the primary north/south commercial arterial for the northern California coast connecting with San Francisco to the south and Oregon to the north.  Secondary access is from Harris Street, the primary east/west arterial in central/southern Eureka. Neighborhood area land uses consist of a mix of retail, hospitality and commercial businesses along Highway 101 to the north and south, with mostly residential uses to the east. The property and surrounding retail development, comprise the primary retail hub for this portion of northern California, According to Co-Star, for the second quarter 2014, there were 44 retail centers totaling approximately 2.0 million SF within 20 miles of the property, mostly located along Highway 101. The average vacancy rate for these centers was 3.6%, down from 5.2% in 2013. The average asking rental rate is $10.52 PSF, a 4.1% increase from $10.11 PSF for 2013. Per the appraiser, there is no new competition either proposed or under construction in the subject area. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Bayshore Mall

appraiser estimates that the property’s primary trade area extends to a 40 mile radius, and secondary trade area spans a 60-mile radius. In January 2014, approximately 53,100 households with an average household income of approximately $54,600 are located within the primary trade area.

Historical In-line Sales and Occupancy Costs(1)

	2012	2013	TTM(2)
In-line Sales PSF(3)	$317	$325	$337
Occupancy Costs	8.7%	11.1%	11.6%

(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 SF reporting at least 12 months of sales.
(2)
TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve months ending on December 31, 2014. Historical In-line Sales PSF and Occupancy Costs are for comparable tenants as reported by the sponsor.

(3)	In-line Sales PSF excludes cell phone retailers, personal services, the tenant Avenue, Radio Shack and Wet Seal due to pending bankruptcy, and excludes temporary tenants that do not report sales.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)(4)	Lease Expiration Date
Sears	Caa1/CCC+ / CC	87,939	17.0%	$3.25	N/A	N/A	11/30/2019
Wal-Mart	Aa2 /AA / AA	73,270	14.2%	$4.00	N/A	N/A	6/3/2022
Bed Bath & Beyond	Baa1 / A- / NA	25,759	5.0%	$9.00	$192	5.5%	1/31/2019
Ross Dress for Less	A3 / A- / NA	25,657	5.0%	$10.61	$365	4.3%	1/31/2020
T.J. Maxx	A3 / A+ / NA	21,098	4.1%	$9.28	N/A	N/A	8/31/2023
Planet Fitness(5)	B1 / NA / NA	20,000	3.9%	$11.25	N/A	N/A	11/30/2024
Petco	B3 / B / NA	15,067	2.9%	$15.25	$270	6.8%	9/30/2024
Bounce- A-Palooza	NA / NA / NA	15,000	2.9%	$4.22	$21	20.5%	9/30/2015
Staples(6)	Baa2/BBB-/BBB-	12,406	2.4%	$16.00	N/A	N/A	11/30/2024
ULTA	NA / NA / NA	11,735	2.3%	$19.50	N/A	N/A	2/29/2024
Pier 1 Imports	B1 / B+ / NA	10,942	2.1%	$16.10	N/A	N/A	6/30/2016

(1)	Based on the underwritten rent roll dated January 31, 2015.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the trailing twelve-month period ending on December 31, 2014.
(4)	Occupancy Costs exclude utility charges.
(5)	Planet Fitness has a signed lease and is expected to open for business in Q3 2015.
(6)	Staples has signed a lease but will not take occupancy until Q4 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Bayshore Mall

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	57,079	11.1%	NAP	NAP	57,079	11.1%	NAP	NAP
2015	3	17,222	3.3%	88,360	1.7%	74,301	14.4%	88,360	1.7%
2016	14	25,930	5.0%	623,213	11.7%	100,231	19.4%	711,573	13.4%
2017	16	45,330	8.8%	430,718	8.1%	145,561	28.2%	1,142,290	21.5%
2018	6	18,433	3.6%	465,448	8.8%	163,994	31.8%	1,607,738	30.2%
2019	8	136,084	26.4%	1,103,053	20.8%	300,078	58.2%	2,710,791	51.0%
2020	4	30,700	6.0%	461,587	8.7%	330,778	64.1%	3,172,379	59.7%
2021	2	7,611	1.5%	96,592	1.8%	338,389	65.6%	3,268,971	61.5%
2022	1	73,270	14.2%	293,080	5.5%	411,659	79.8%	3,562,051	67.0%
2023	7	33,039	6.4%	649,929	12.2%	444,698	86.2%	4,211,980	79.2%
2024	5	69,214	13.4%	1,037,193	19.5%	513,912	99.6%	5,249,173	98.8%
2025 & beyond	1	2,000	0.4%	66,400	1.2%	515,912	100.0%	5,315,573	100.0%
Total	67	515,912	100.0%	5,315,573	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$3,573,670	$3,874,808	$4,794,235	$5,315,573	$10.30	56.9%
Vacant Income	0	0	0	1,228,146	2.38	13.1%
Percentage Rent	73,266	218,713	117,863	146,356	0.28	1.6%
Gross Potential Rent	$3,646,936	$4,093,521	$4,912,098	$6,690,076	$12.97	71.6%
Total Reimbursements	1,115,343	1,455,546	1,750,310	1,935,158	3.75	20.7%
Other Income	722,507	693,696	704,089	723,452	1.40	7.7%
Net Rental Income	$5,484,786	$6,242,763	$7,366,497	$9,348,686	$18.12	100.0%
(Vacancy/Collection Loss)	(1,846)	(26,803)	(22,526)	(1,663,288)	(3.22)	(17.8%	)
Effective Gross Income	$5,482,940	$6,215,960	$7,343,971	$7,685,398	$14.90	82.2%
Total Expenses	$2,844,601	$2,508,699	$2,729,153	$2,966,592	$5.75	38.6%
Net Operating Income	$2,638,339	$3,707,261	$4,614,818	$4,718,806	$9.15	61.4%
Non-Recurring Item	411,598	232,628	0	0	0.00	0.0%
Total TI/LC, Capex/RR	0	0	0	409,755	0.79	5.3%
Net Cash Flow	$2,226,741	$3,474,633	$4,614,818	$4,309,051	$8.35	56.1%

(1)	The 2014 column represents the trailing twelve months ending on December 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	UW Rents in Place include rent bumps applied to tenant rents through December 31, 2015 amounting to $52,636.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 2000 Bering

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,600,000	Title:	Fee
Cut-off Date Principal Balance:	$21,600,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	192,211
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Bering Drive 2000, Ltd.	Year Built / Renovated:	1981 / N/A
Sponsor:	Gulf United Investments Corporation	Occupancy:	94.7%
		Occupancy Date:	1/1/2015
Interest Rate:	4.5000%	Number of Tenants:	25
Note Date:	11/17/2014	2011 NOI:	$1,278,210
Maturity Date:	12/6/2024	2012 NOI:	$1,383,516
Interest-only Period:	60 months	2013 NOI:	$1,630,170
Original Term:	120 months	TTM NOI (as of 8/2014):	$1,569,076
Original Amortization:	360 months	UW Economic Occupancy:	94.7%
Amortization Type:	IO-Balloon	UW Revenues:	$3,619,514
Call Protection:	L(27),YM1%(89),O(4)	UW Expenses:	$1,873,106
Lockbox:	Springing	UW NOI:	$1,746,408
Additional Debt:	No	UW NCF:	$1,575,581
Additional Debt Balance:	N/A	Appraised Value / PSF:	$33,300,000 / $173
Additional Debt Type:	N/A	Appraisal Date:	9/16/2014
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$112
Taxes:	$0	$41,732	N/A	Maturity Date Loan / SF:	$103
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	$3,204	N/A	Maturity Date LTV:	59.4%
TI/LC:	$0	$25,000	$500,000	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,600,000	74.4%	Purchase Price	$28,750,000	99.0%
Sponsor Equity	7,445,468	25.6	Closing Costs	295,468	1.0
Total Sources	$29,045,468	100.0%	Total Uses	$29,045,468	100.0%

(1)	The monthly insurance reserve is waived by the lender, provided that the borrower has prompt evidence that the premium is paid within five days of the due date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 2000 Bering

The Loan. The 2000 Bering loan has an outstanding principal balance of $21.6 million and is secured by a first mortgage lien on a 192,211 SF office property located in Houston, Texas.

The Borrower. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Bering Drive 2000, Ltd., a Texas limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carveout guarantor is Gulf United Investments Corporation.

The Property. The property is a 10-story office building containing a total net rentable area of 192,211 SF in addition to a 579-space, six-level parking garage.  The property was built in 1981 and features a stone and glass facade, and is situated on a 2.0-acre site in the Galleria section of Houston, Texas. Property amenities include a two-story lobby, on-site property management office, on-site security with monitored key-card access, a freight loading dock, fiber optics, and a deli. The four largest tenants, Texas American Title Company, American Title Company of Houston, EMS USA Holdings, Inc., and Reasoning Mind, Inc., occupy a combined 92,250 SF, or 48.0% of the NRA, and use their leased space as their respective corporate headquarters. As of January 1, 2015, the property was 94.7% occupied. Historical occupancy since 2007 has averaged 96.0%.

Based on the current rent roll, the average length of tenancy at the property is 10 years.  Of the 25 tenants, 17 (72.6% NRA) have been in occupancy more than five years, 13 (48.0% NRA) have been in occupancy for 10 years or more, and five (7.7% NRA) have been in occupancy for more than 20 years.  Additionally, of the 25 tenants on the rent roll, 17 have renewed their respective leases at least once.

The Galleria is part of the Uptown District and is densely developed with upscale shopping and dining areas, entertainment venues as well as affluent single-family residential subdivisions.

The Market. The property is located in the Galleria/Uptown submarket of the City of Houston, approximately seven miles west of the downtown central business district. Primary access to the Galleria is provided by Interstate 10, Interstate 610 (West Loop South), US Highway 59 (Southwest Freeway), Westpark Tollway, and Beltway 8. The appraisal identified five comparable rental properties that range in size from 100,845 SF to 179,061 SF and have occupancies ranging from 95.0% to 98.0%. The appraiser concluded market rents PSF of $26.00.  The weighted average in-place rent of $18.96 PSF at the property is 27.1% below the appraiser’s concluded market rent.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
91.0%	99.0%	97.0%	94.7%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of January 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 2000 Bering

Tenant Summary(1)

Tenant	Ratings Fitch/Moody’s /S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Texas American Title Company(4)	NR/NR/NR	32,142	16.7%	$19.19	Various
American Title Company of Houston	NR/NR/NR	20,071	10.4%	$19.34	3/13/2020
EMS USA Holdings, Inc.	NR/NR/NR	20,070	10.4%	$22.27	6/30/2018
Reasoning Mind, Inc.	NR/NR/NR	19,967	10.4%	$19.50	9/30/2019
The United States Of America (US Army Corps of Engineers)	AAA/Aaa/AA+	19,075	9.9%	$19.92	12/31/2015
Matthews, Lawson, Bowick &	NR/NR/NR	12,632	6.6%	$18.28	6/30/2016
Johnston, LLC	NR/NR/NR	9,953	5.2%	$19.00	11/30/2015
Labanowski & Associates	NR/NR/NR	7,439	3.9%	$17.28	8/31/2017
James Edward and Companies	NR/NR/NR	5,492	2.9%	$16.50	3/31/2015
Dawson Consulting Group	NR/NR/NR	5,211	2.7%	$16.50	MTM

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the leases.
(3)	Base Rent PSF includes rent steps through March 31, 2015.
(4)
The Texas American Title Company occupies three separate suites, of which, two sites comprise 19,838 and 10,193 SF, respectively, which have a lease term expiration of March 13, 2020 and rental rates of $16.00 PSF; one suite comprises 2,111 SF, which has a lease term expiration of March 13, 2015 and a rental rate of $17.00 PSF.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	10,144	5.3%	NAP	NAP	10,144	5.3%	NAP	NAP
MTM	6	14,468	7.5	$219,352	6.4%	24,612	12.8%	$219,352	6.4%
2015	9	49,247	25.6	921,499	27.0	73,859	38.4%	$1,140,851	33.4%
2016	4	19,010	9.9	344,275	10.1	92,869	48.3%	$1,485,126	43.4%
2017	1	7,439	3.9	128,546	3.8	100,308	52.2%	$1,613,672	47.2%
2018	1	20,070	10.4	447,014	13.1	120,378	62.6%	$2,060,685	60.3%
2019	1	19,967	10.4	389,357	11.4	140,345	73.0%	$2,450,042	71.7%
2020	3	50,102	26.1	968,973	28.3	190,447	99.1%	$3,419,014	100.0%
2021	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2022	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2023	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2024	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2025 & Beyond(3)	2	1,764	0.9	0	0.0	192,211	100.0%	$3,419,014	100.0%
Total	27	192,211	100.0%	$3,419,014	100.0

(1)	Based on the underwritten rent roll.
(2)	Base rent includes rent steps through March 31, 2015.
(3)	Includes the building’s management and engineer’s offices.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 2000 Bering

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$2,924,100	$3,018,701	$3,288,135	$3,263,205	$3,419,014	$17.79	90.2%
Vacant Income	0	0	0	0	263,744	1.37	7.0%
Gross Potential Rent	$2,924,100	$3,018,701	$3,288,135	$3,263,205	$3,682,758	$19.16	97.2%
Total Reimbursements	19,471	24,930	101,401	74,447	106,716	0.56	2.8%
Net Rental Income	$2,943,571	$3,043,631	$3,389,536	$3,337,652	$3,789,474	$19.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(200,842)	(1.04)	(5.3)%
Other Income	27,996	24,100	30,122	30,882	30,882	0.16	0.8%
Effective Gross Income	$2,971,567	$3,067,731	$3,419,658	$3,368,534	$3,619,514	$18.83	95.5%
Total Expenses	$1,693,357	$1,684,215	$1,789,488	$1,799,458	$1,873,106	$9.75	51.8%
Net Operating Income	$1,278,210	$1,383,516	$1,630,170	$1,569,076	$1,746,408	$9.09	48.2%
Total TI/LC, Capex/RR	0	0	0	0	170,828	0.89	4.7%
Net Cash Flow	$1,278,210	$1,383,516	$1,630,170	$1,569,076	$1,575,581	$8.20	43.5%

(1)	The TTM column represents the trailing twelve months ending August 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.